                                                Filed Pursuant to Rule 424(B)(4)
                                            Registration Statement No. 333-58677


PROSPECTUS


                   NEWCOURT EQUIPMENT TRUST SECURITIES 1998-1


      $356,497,828 5.007% CLASS A-1 RECEIVABLE-BACKED NOTES, SERIES 1998-1


      $130,150,001 5.170% CLASS A-2 RECEIVABLE-BACKED NOTES, SERIES 1998-1


      $447,036,959 5.240% CLASS A-3 RECEIVABLE-BACKED NOTES, SERIES 1998-1


      $101,856,522 5.393% CLASS A-4 RECEIVABLE-BACKED NOTES, SERIES 1998-1


       $42,440,218 5.970% CLASS B RECEIVABLE-BACKED NOTES, SERIES 1998-1


       $22,634,783 6.940% CLASS C RECEIVABLE-BACKED NOTES, SERIES 1998-1


                      NEWCOURT RECEIVABLES CORPORATION II,
                                TRUST DEPOSITOR
                          NEWCOURT FINANCIAL USA INC.
                                    SERVICER

                         ------------------------------


    The Newcourt Equipment Trust Securities 1998-1 (the "Trust" or the "Issuer"), a limited purpose Delaware business trust, was formed pursuant to a Trust Agreement, dated as of August 13, 1998, between Newcourt Receivables Corporation II ("NRC II"), as Trust Depositor (in such capacity, the "Trust Depositor"), and The Bank of New York (Delaware), as Owner Trustee (the "Owner Trustee"). The Trust Depositor is a wholly-owned, limited purpose, bankruptcy remote subsidiary of Newcourt Financial USA Inc. which is a wholly-owned subsidiary of Newcourt Credit Group USA Inc.; Newcourt Credit Group USA Inc. is a wholly-owned subsidiary of Newcourt Credit Group Inc. ("Newcourt"). The Trust will issue $356,497,828 aggregate principal amount of 5.007% Class A-1 Receivable-Backed Notes, Series 1998-1 (the "Class A-1 Notes"),


                                                  (COVER CONTINUED ON NEXT PAGE)

                         ------------------------------


  PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER
                 "RISK FACTORS" ON PAGE 22 OF THIS PROSPECTUS.


    THE NOTES ARE SECURED BY THE ASSETS OF THE TRUST. THE PROCEEDS OF THE ASSETS OF THE TRUST AND AMOUNTS ON DEPOSIT IN THE RESERVE FUND ARE THE ONLY SOURCES OF PAYMENTS ON THE NOTES. THE NOTES WILL REPRESENT OBLIGATIONS OF THE TRUST ONLY AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE TRUST DEPOSITOR, THE OWNER TRUSTEE, NEWCOURT USA, NEWCOURT OR ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY GOVERNMENTAL AGENCY.

                         ------------------------------

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
              THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                  RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.


                                                                                  UNDERWRITING
                                                                                 DISCOUNTS AND     PROCEEDS TO ISSUER
                                                            PRICE TO PUBLIC     COMMISSIONS (1)           (2)
Per Class A-1 Note.......................................      99.99919%             0.125%            99.87419%
Per Class A-2 Note.......................................      99.99458%             0.151%            99.84358%
Per Class A-3 Note.......................................      99.99652%             0.185%            99.81152%
Per Class A-4 Note.......................................      99.97255%             0.235%            99.73755%
Per Class B Note.........................................      99.53616%             0.300%            99.23616%
Per Class C Note.........................................      99.44743%             0.400%            99.04743%
Total....................................................    $1,100,240,925        $1,926,390        $1,098,314,535



(1) The Issuer, Newcourt and Newcourt Financial USA Inc. have agreed to indemnify the Underwriters against certain liabilities, including under the Securities Act of 1933.



(2) Before deducting expenses of this Offering estimated to be $1,085,925.



    The Notes are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them and subject to their right to reject any order in whole or in part or to withdraw, cancel or modify any order without notice. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, S.A. or the Euroclear System, on or about November 4, 1998.



                       UNDERWRITERS OF THE CLASS A NOTES


FIRST UNION CAPITAL MARKETS


              NATIONSBANC MONTGOMERY SECURITIES LLC



                              CHASE SECURITIES INC.



                                           MERRILL LYNCH & CO.



                                                       SALOMON SMITH BARNEY



               UNDERWRITER OF THE CLASS B NOTES AND CLASS C NOTES



                          FIRST UNION CAPITAL MARKETS



                THE DATE OF THIS PROSPECTUS IS OCTOBER 30, 1998

(cover page continued)


$130,150,001 aggregate principal amount of 5.170% Class A-2 Receivable-Backed Notes, Series 1998-1 (the "CLASS A-2 NOTES" ), $447,036,959 aggregate principal amount of 5.240% Class A-3 Receivable-Backed Notes, Series 1998-1 (the "CLASS A-3 NOTES"), $101,856,522 aggregate principal amount of 5.393% Class A-4 Receivable-Backed Notes, Series 1998-1 (the "CLASS A-4 NOTES"; AND TOGETHER WITH THE CLASS A-1 NOTES, THE CLASS A-2 NOTES AND THE CLASS A-3 NOTES, THE "CLASS A NOTES"), $42,440,218 aggregate principal amount of 5.970% Class B Receivable-Backed Notes, Series 1998-1 (the "CLASS B NOTES") and $22,634,783 aggregate principal amount of 6.940% Class C Receivable-Backed Notes, Series 1998-1 (the "CLASS C NOTES"; and together with the Class A Notes and the Class B Notes, the "NOTES"). The Notes will represent debt obligations of the Trust, and will be issued pursuant to and secured by an Indenture dated as of October 15, 1998 (the "INDENTURE") to be entered into between the Trust and Harris Trust and Savings Bank, as Indenture Trustee (the "INDENTURE
TRUSTEE"). The Trust will concurrently issue $14,146,739 aggregate principal amount of 8.060% Class D Receivable-Backed Notes, Series 1998-1 (the "CLASS
D NOTES") and $16,976,087 aggregate principal amount of 9.440% Class E Receivable-Backed Notes, Series 1998-1 (the "CLASS E NOTES" and collectively with the Class D Notes, the "SUBORDINATED NOTES"), as well as the Class F Receivable-Backed Certificate, Series 1998-1 (the "CERTIFICATE"). The Certificate will not bear interest and have certain rights to the monies in the Reserve Fund (as defined in "SUMMARY OF TERMS - RESERVE FUND") and certain other excess funds after the payment of all principal and interest on the Notes and Subordinated Notes (the Certificate, together with the Subordinated Notes, being collectively the "SUBORDINATED SECURITIES"). The Subordinated Notes will be issued pursuant to the Indenture. The Certificate will represent fractional undivided beneficial equity interests in the Trust and will be issued pursuant to the Trust Agreement. The Subordinated
Securities are not being offered pursuant to this Prospectus.


       The property of the Trust (the "TRUST ASSETS") will include (a) a pool of contracts originated by Newcourt Financial USA Inc. ("NEWCOURT USA", a wholly-owned subsidiary of Newcourt Credit Group USA Inc.) as described herein (inclusive of any Additional Contracts or Substitute Contracts added to the Trust from time to time as defined in "SUMMARY OF TERMS -TRUST ASSETS - THE CONTRACTS", collectively, the "CONTRACTS") consisting of (i) conditional sale agreements, promissory notes with related security agreements, true leases (excluding the Excluded Residual Investment (as defined herein)), finance leases, installment payment agreements, and similar types of financing agreements with end-users (each, an "END-USER") of the Equipment, Software and Services described below (such Contracts, "END-USER CONTRACTS") which meet certain eligibility criteria specified herein, and which relate to a wide variety of new and used information technology equipment (such as computer work stations, personal computers, data storage devices, mainframe and mini computers and other computer related peripheral equipment), communications equipment (such as telephone switching and networking systems), commercial business and industrial equipment (such as printing presses, machine tools and other manufacturing equipment, photocopiers, facsimile machines and other office equipment, energy savings and control equipment, automotive diagnostic and automated testing equipment), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), resources equipment (such as feller-bunchers and grapplers), and transportation and construction equipment (such as heavy and medium duty trucks and highway trailers, school buses, bulldozers, loaders, graters, excavators, forklifts and other materials handling equipment, golf carts and other road and off-road machinery) (collectively, the "EQUIPMENT"), certain computer software (the "SOFTWARE") and related support and consulting services (the "SERVICES"; together with Equipment and Software, the "FINANCED ITEMS"), together with certain rights of Newcourt USA under finance program agreements and assignments with Vendors (as defined in "SUMMARY OF TERMS - TRUST ASSETS - VENDOR AGREEMENTS") of the Financed Items, as well as a security interest in the Equipment, as more fully described herein, and (ii) limited recourse contractual payment obligations (which may take the form of promissory notes) payable by Vendors (such payment obligations, "VENDOR LOANS") and secured by the Vendor's interest in End-User Contracts originated by such Vendor (End-User Contracts securing Vendor Loans being collectively referred to as "SECONDARY CONTRACTS"), and by the Equipment related to such End-User Contracts,
(b) collections on such Contracts due or received on and after November 1, 1998 (the "INITIAL CUTOFF DATE") or, in the case of Additional Contracts or Substitute Contracts, their applicable Cutoff Dates as defined in "SUMMARY OF TERMS -CUTOFF DATES", excluding the Excluded Amounts (as defined herein), collections relating to Scheduled Payments due prior to the related Cutoff Date and Excluded Residual Investments, and (c) monies, to the extent available, in the Reserve Fund. The Contracts and related interests will be conveyed by Newcourt USA (in such capacity, the "SELLER") to the Trust Depositor pursuant to a Transfer and Sale Agreement dated as of October 15, 1998 (the "TRANSFER AND SALE AGREEMENT") by and between Newcourt USA and the Trust Depositor. The Trust Depositor will concurrently convey such assets to the Trust pursuant to the Pooling and Servicing Agreement, dated as of October 15, 1998 (the "POOLING AND SERVICING AGREEMENT"), among the Trust Depositor, the Trust, the Indenture Trustee (as defined in

"SUMMARY OF TERMS -INDENTURE TRUSTEE") and Newcourt USA in its capacity as Servicer thereunder (Newcourt USA being, in such capacity, the "SERVICER").

       Interest on the Notes and Subordinated Notes will be payable monthly in arrears on the twentieth (20th) day of the month (or, if such day is not a Business Day the next succeeding Business Day) beginning on December 21, 1998 (each, a "DISTRIBUTION DATE") with respect to the period from and including the immediately preceding Distribution Date (or, with respect to the initial Distribution Date, the date of issuance of the Notes and Subordinated Notes) to the period to and excluding such Distribution Date to holders of record as of the Record Date (as defined herein). The Certificate does not bear interest. Principal payments with respect to the Notes and Subordinated Notes will be payable on each Distribution Date to the holders thereof as of the related Record Date as described herein. The stated maturity date with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes is the November 1999 Distribution Date, the September 2000 Distribution Date, the December 2002 Distribution Date, the May 2004 Distribution Date, the April 2005 Distribution Date, the August 2005 Distribution Date, the December 2005
Distribution Date and the August 2006 Distribution Date, respectively.   The
actual payment in full, however, of the Notes or Subordinated Securities could and is expected to occur earlier than such stated maturity dates. See "SUMMARY OF TERMS--TERMS OF THE NOTES--B. PRINCIPAL" and "C.--OPTIONAL REDEMPTION" herein.

       The Notes and the Subordinated Securities will be payable primarily from collections of payments due under the Contracts (including payments from Vendors pursuant to certain recourse arrangements, where applicable, and as further described below and excluding payments relating to Excluded Residual Investments and Excluded Amounts), certain amounts received upon the prepayment or purchase of Contracts or liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and the proceeds of Servicer Advances (as defined in "SUMMARY OF TERMS--SERVICING; SERVICING FEE; SERVICER ADVANCES"), if any.

       Payments of interest due on the Notes and the Subordinated Notes on any given Distribution Date will be made prior to making any payments of principal on any of the Notes or the Subordinated Notes. Payments of interest due on the Subordinated Notes will be subordinated in priority to payments of interest due on the Class A Notes, the Class B Notes and the Class C Notes. Payments of interest due on Class C Notes will be subordinated in priority to payments of interest on the Class A Notes and the Class B Notes. Payments of interest due on the Class B Notes will be subordinated in priority to payments of interest due on the Class A Notes. Payments of interest due on the Class A-4 Notes will be subordinated in priority to payments of interest due on the Class A-3 Notes, the Class A-2 Notes and the Class A-1 Notes, subject to the limitation described in the second succeeding sentence. Payments of interest due on the Class A-3 Notes, will be subordinated in priority to payments of interest due on the Class A-2 Notes and the Class A-1 Notes, subject to the limitation described in the succeeding sentence. Payments of interest due on the Class A-2 Notes will be subordinated in priority to payments of interest due on the Class A-1 Notes; PROVIDED, HOWEVER, that after the occurrence of an Event of Default, payments of interest due on the Class A-4 Notes, the Class A-3 Notes, the Class A-2 Notes and the Class A-1 Notes, will be made PRO RATA. Payments of principal on the Subordinated Notes will be subordinated in priority to payments of principal on the Class A Notes, the Class B Notes and the Class C Notes. Payments of principal on the Class C Notes will be subordinated in priority to payments of principal on the Class A Notes and the Class B Notes. Payments of principal on the Class B Notes will be subordinated in priority to payments of principal on the Class A Notes. Payments of principal on the Class A-4 Notes will be subordinated in priority to payments of principal on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes. Payments of principal on the Class A-3 Notes will be subordinated in priority to payments of principal on the Class A-1 Notes and the Class A-2 Notes. Payments of principal on the Class A-2 Notes will be subordinated in priority to payments of principal on the Class A-1 Notes. See "SUMMARY OF TERMS--TERMS OF THE NOTES", as well as "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.

       The Notes are being offered pursuant to this Prospectus. Sales of the Notes may not be consummated unless the purchaser has received this Prospectus. The Subordinated Securities are not being offered hereby.

       The Issuer does not intend to apply for listing of the Notes on any securities exchange or for the inclusion of the Notes on any automated quotation system.

       There currently is no secondary market for the Notes and there is no assurance that one will develop, or if one does develop, that it will continue or provide sufficient liquidity.

       IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                REPORTS TO NOTEHOLDERS

       During such time as the Notes remain in book-entry form, periodic and annual unaudited reports, containing information concerning the Trust, the Contracts, the Notes and the Certificate, will be prepared by the Servicer and sent on behalf of the Trust to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC"), and the Euroclear System ("EUROCLEAR") or Cedel Bank, S.A. ("CEDEL") as registered holders of the Notes. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the Notes in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "DESCRIPTION OF THE NOTES--BOOK ENTRY REGISTRATION" and "--REPORTS" below. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant. Upon the issuance of fully registered, certificated Notes, such reports will be sent to each registered Noteholder.


                                AVAILABLE INFORMATION

       The Trust Depositor, as originator of the Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Notes offered pursuant to this Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048.
Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Trust Depositor and the Trust may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the Commission thereunder. Copies of such reports can be obtained as described above.

       UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR HIS OR HER REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS AN OBLIGATION TO DELIVER A PROSPECTUS, THE UNDERWRITERS WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF THIS PROSPECTUS AND A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.

                                   SUMMARY OF TERMS

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "INDEX OF TERMS" on page 109.


There are material risks associated with an investment in the Notes. See "RISK FACTORS" on page 22 for a discussion of certain factors that investors should consider before making an investment in the Notes.


Issuer  . . . . . . . . . .  Newcourt Equipment Trust Securities 1998-1 (the
                             "ISSUER" or the "TRUST"), a Delaware business trust formed by the Trust Depositor and the Owner Trustee pursuant to the Trust Agreement dated as of August 13, 1998 (as amended or restated, the "TRUST AGREEMENT") between the Trust Depositor and the Owner Trustee. The principal executive offices of the Trust are in Wilmington, Delaware, in care of the Owner Trustee, at the address of the Owner Trustee specified below.

Trust Depositor . . . . . .  Newcourt Receivables Corporation II, a Delaware
                             corporation (the "TRUST DEPOSITOR") and a wholly-owned, limited purpose subsidiary of Newcourt Financial USA Inc. The Trust Depositor's principal executive offices are located at 2700 Bank One Tower, 111 Monument Circle, Suite 300, Indianapolis, Indiana 46204 and its telephone number is (317) 229-3406.

Seller/Servicer . . . . . .  Newcourt Financial USA Inc., a Delaware
                             corporation ("NEWCOURT USA"; or, in its separate capacities as a Seller under the Transfer and Sale Agreement, the "SELLER", or as Servicer under the Pooling and Servicing Agreement described herein, the "SERVICER"), which is a wholly-owned subsidiary of Newcourt Credit Group USA Inc. which, in turn is a wholly-owned subsidiary of Newcourt Credit Group Inc. ("NEWCOURT"). Newcourt USA's offices are located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 355-7053. The servicing obligations of Newcourt USA under the Pooling and Servicing Agreement will be guaranteed by AT&T Capital Corporation, an indirect wholly-owned subsidiary of Newcourt.

Indenture Trustee . . . . .  Harris Trust and Savings Bank, as indenture trustee under the Indenture described herein (the "INDENTURE TRUSTEE"). The Indenture Trustee's offices are located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606.

Owner Trustee . . . . . . .  The Bank of New York (Delaware), as owner trustee under the Trust Agreement (the "OWNER TRUSTEE"). The Owner Trustee's offices are White Clay Center, Newark, Delaware 19711.

Cutoff Dates  . . . . . . .  With respect to the Contracts transferred to the
                             Trust on the Closing Date, the initial cutoff date shall be November 1, 1998 (the "INITIAL CUTOFF DATE"), and with respect to any Additional Contract or Substitute Contract (see "SUMMARY OF TERMS--A. THE CONTRACTS") transferred to the Trust thereafter, the close of business on the first day of the calendar month in which such transfer occurs (each of such dates, a "CUTOFF DATE", an "ADDITIONAL CONTRACT CUTOFF DATE" or a "SUBSTITUTE CONTRACT CUTOFF DATE", respectively). The term "CUTOFF DATE", when used herein in the context of general references to the pool of Contracts held by the Trust, should be deemed to include a reference to the Additional Contract Cutoff Date and Substitute Contract Cutoff Date of any Additional Contract or Substitute Contract contained within such pool of Contracts, unless otherwise specified or unless the context otherwise clearly requires.

Closing Date  . . . . . . .  On or about November 4, 1998 (the "CLOSING DATE").

Collection Periods, . . . .  A Collection Period is the period from and
Calculation Dates,           including the first day of each calendar month to
Distribution Dates           and including the last day of the calendar month
and Record Dates             (such first day, the "CALCULATION DATE" and each
                             such period, a "COLLECTION PERIOD").  A
                             Distribution Date is the  twentieth (20th) day (or
                             if any such date is not a "BUSINESS DAY", I.E., a
                             day other than a Saturday, a Sunday or a day on
                             which banking institutions in Indianapolis,
                             Indiana, Toronto, Ontario, Canada, Chicago,
                             Illinois or New York, New York are authorized or
                             obligated by any law or regulation to be closed,
                             then on the next succeeding Business Day) of each
                             calendar month (each, a "DISTRIBUTION DATE")
                             commencing December 21, 1998.   The Collection
                             Period relating to any particular Distribution
                             Date shall be the Collection Period occurring during the calendar month preceding the month in which such Distribution Date occurs.

                             With respect to any Distribution Date and the Notes, the "RECORD DATE" is the calendar day immediately preceding each Distribution Date (or, with respect to any Definitive Note as defined in "DESCRIPTION OF THE NOTES--DEFINITIVE NOTES", the last calendar day of the month preceding the month in which such Distribution Date occurs).

The Notes . . . . . . . . .  $356,497,828 aggregate principal amount (the
                             "INITIAL CLASS A-1 NOTE PRINCIPAL BALANCE") of 5.007% Class A-1 Receivable-Backed Notes, Series 1998-1 (the "CLASS A-1 NOTES"); $130,150,001
                             aggregate principal amount (the "INITIAL CLASS A-2 NOTE PRINCIPAL BALANCE") of 5.170% Class A-2 Receivable-Backed Notes, Series 1998-1 (the "CLASS A-2 NOTES"); $447,036,959 aggregate principal amount (the "INITIAL CLASS A-3 NOTE PRINCIPAL BALANCE") of 5.240% Class A-3 Receivable-Backed Notes, Series 1998-1 (the "CLASS A-3 NOTES"); $101,856,522 aggregate principal amount (the "INITIAL CLASS A-4 NOTE PRINCIPAL BALANCE") of 5.393% Class A-4 Receivable-Backed Notes, Series 1998-1 (the "CLASS A-4 NOTES"; AND TOGETHER WITH THE CLASS A-1 NOTES, CLASS A-2 NOTES AND CLASS A-3 NOTES, THE "CLASS A NOTES"); $42,440,218 aggregate principal amount (the "INITIAL CLASS B NOTE PRINCIPAL BALANCE") of 5.970% Class B Receivable-Backed Notes, Series 1998-1 (the "CLASS B NOTES"); and $22,634,783 aggregate principal amount (the "INITIAL CLASS C NOTE PRINCIPAL BALANCE") of 6.940% Class C Receivable-Backed Notes, Series 1998-1 (the "CLASS C NOTES"; and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the "NOTES"). The Initial Class A-1 Note Principal Balance is equal to approximately 31.50% of the initial Aggregate Discounted Contract Balance (as defined herein) of the Contracts, the Initial Class A-2 Note Principal Balance is equal to approximately 11.50% of the initial Aggregate Discounted Contract Balance, the Initial Class A-3 Note Principal Balance is equal to approximately 39.50% of the initial Aggregate Discounted Contract Balance of the Contracts, the Initial Class A-4 Note Principal Balance is equal to approximately 9.00% of the initial Aggregate Discounted Contract Balance of the Contracts, the Initial Class B Note Principal Balance is equal to approximately 3.75% of the initial Aggregate Discounted Contract Balance of the Contracts, and the Initial Class C Note Principal Balance is equal to approximately 2.00% of the initial Aggregate Discounted Contract Balance of the Contracts.

                             The Notes will be issued by the Trust pursuant to an Indenture to be dated as of October 15, 1998 (the "INDENTURE"), between the Trust and the Indenture Trustee. The Notes will be secured by the assets of the Trust. The Notes will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral multiples thereof (except for one Note of each Class which, for rounding purposes, may be less than an integral multiple thereof). The holders of beneficial interests in the Notes held in book-entry form ("NOTE

                             OWNERS") will not be entitled to receive
                             Definitive Notes except in the limited
                             circumstances described herein. See "DESCRIPTION OF THE NOTES--GENERAL" and "--DEFINITIVE NOTES" and "--BOOK-ENTRY REGISTRATION" herein. The Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Subordinated Securities will be subordinated to the Class A-1 Notes to the extent described herein; the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Subordinated Securities will be subordinated to the Class A-2 Notes to the extent described herein; the Class A-4 Notes, the Class B Notes, the Class C Notes and the Subordinated Securities will be subordinated to the Class A-3 Notes to the extent described herein; the Class B Notes, the Class C Notes and the Subordinated Securities will be subordinated to the Class A-4 Notes to the extent described herein; the Class C Notes and the Subordinated Securities will be subordinated to the Class B Notes to the extent described herein; and the Subordinated Securities will be subordinated to the Class C Notes to the extent described herein. See "DESCRIPTION OF THE
                             NOTES -- ALLOCATIONS" herein.

The Subordinated. . . . . .  On the Closing Date, the Trust will also issue
Securities                   8.060% Class D Receivable-Backed Notes (the
                             "CLASS D NOTES") with an aggregate principal balance of $14,146,739 (the "INITIAL CLASS D NOTE
                             PRINCIPAL BALANCE") and 9.440% Class E
                             Receivable-Backed Notes (the "CLASS E NOTES", together with the Class D Notes, collectively the "SUBORDINATED NOTES") with an aggregate principal balance of $16,976,087 (the "INITIAL CLASS E NOTE
                             PRINCIPAL BALANCE"), as well as the Class F
                             Certificate (the "CERTIFICATE", and, together with the Subordinated Notes, the "SUBORDINATED
                             SECURITIES") with an initial certificate balance of $16,976,087; the Certificate will not bear interest. The rights of the holders of the Subordinated Securities to receive distributions will be subordinated to the rights of the Noteholders to receive distributions with respect to the Notes to the extent described herein. See
                             "DESCRIPTION OF THE NOTES - ALLOCATIONS" herein.

A.   Class D Notes  . . . .  The Initial Class D Note Principal Balance is
                             equal to approximately 1.25% of the initial
                             Aggregate Discounted Contract Balance and will be issued pursuant to the Indenture. The Class D Notes are not being offered and sold hereby.

B.   Class E Notes. . . . .  The Initial Class E Note Principal Balance is
                             equal to approximately 1.50% of the initial
                             Aggregate Discounted Contract Balance and will be issued pursuant to the Indenture. The Class E Notes are not being offered and sold hereby.

C.   Class F  . . . . . . .  The Class F Certificate will represent fractional
     Certificate             undivided beneficial equity interests in the
                             Trust, including the residual interest in amounts in the Reserve Fund (after the payment of all outstanding interest and principal on the Notes and the Subordinated Notes), and will be issued pursuant to the Trust Agreement. The Certificate is not being offered and sold hereby. The Trust
                             Depositor is expected initially to retain the Certificate, although the Certificate could be subsequently conveyed in a separate transaction subject to certain restrictions to ensure the Trust is not treated as a taxable entity for federal income tax purposes.

The Trust . . . . . . . . .  The Trust is a limited purpose business trust established under the laws of the State of Delaware pursuant to the Trust Agreement. The activities of the Trust are limited by the terms of the Trust Agreement to acquiring, owning and managing the Contracts and related assets, issuing and making payments on the Notes and the Subordinated Securities and other activities related thereto. Prior to the Closing Date, the Trust will not have conducted any activities.

Trust Assets  . . . . . . .  The property of the Trust (the "TRUST ASSETS")
                             will include (i) the Contracts transferred to the Trust on the Closing Date with an Aggregate Discounted

                             Contract Balance of $1,131,739,137 as of the Closing Date. As of October 27, 1998
                             (the "Statistic Calculation Date"), the Aggregate Discounted Contract Balance of such Contracts is $1,125,191,061 (calculated utilizing the Statistical Discount Rate as defined herein) (together with Additional Contracts and/or Substitute Contracts that may be transferred to the Trust from time to time as described herein),
                             (ii) all monies at any time paid or payable thereunder or in respect thereof from and after the Cutoff Date applicable to such Contracts, in the form of (A) Scheduled Payments (as defined herein) inclusive of such payments received through Vendor recourse or support arrangements, but excluding the Excluded Amounts and amounts payable with respect to any Excluded Residual Investments, (B) Prepayments (as defined herein), and (C) Recoveries (including any derived from the disposition of related Equipment) received with respect to Defaulted Contracts (in each case as such terms are defined in this "SUMMARY OF TERMS"), (iii) a security interest in the related Equipment, (iv) with respect to Contracts which are Vendor Loans, the Applicable Security related thereto, (v) such amounts as from time to time may be held in the Collection Account or any related account or subaccount under the Pooling and Servicing Agreement or the Indenture, together with earnings on funds therein, (vi) the rights of the Trust Depositor under the Transfer and Sale Agreement, (vii) any amounts received with respect to the Guaranteed Residual Investments, (viii) amounts available, if any, in the Reserve Fund, together with earnings on the funds therein, up to the Reserve Fund Amount and (ix) all income and proceeds of any of the foregoing (other than amounts payable with respect to any Excluded Residual Investment).

 A.  Contracts  . . . . . .  All of the Contracts to be included in the Trust
                             (sometimes referred to herein, collectively, as the "CONTRACT POOL" or the "TRANSFERRED CONTRACTS") consist of conditional sale agreements (each, a "CSA"), promissory notes with related security agreements (each, a "SECURED NOTE"), true and finance leases (each, a "LEASE"), installment payment agreements (each, an "IPA") or other similar types of financing agreements (each, a "FINANCING AGREEMENT") covering Financed Items (which may or may not be secured by such Financed Items) or, in the case of Vendor Loans, secured by End-User Contracts which, in turn, cover Financed Items.

                             With respect to the Contracts, the Seller will make certain representations and warranties in the Transfer and Sale Agreement, including that: (i) the information with respect to the Contracts, Secondary Contracts and Equipment securing such Contracts is true and correct in all material respects; (ii) immediately prior to the transfer of each Contract and the interest in any related Equipment to the Trust Depositor, such Contract was owned by the Seller free and clear of any adverse claim other than Permitted Liens; (iii) each Contract did not have any delinquent payment thereon where such payment was delinquent for more than 60 days and the Contract is not otherwise in default; (iv) each Contract is a valid and binding payment obligation of the obligor and is enforceable in accordance with its terms other than for a discharge in the bankruptcy of the Obligor; and (v) no adverse selection procedure was used in selecting the Contracts for transfer (I.E. the Contracts sold, assigned and transferred to the Trust were not intentionally chosen by the Seller to be of lesser credit quality or characteristics as those Contracts retained by the Seller and not conveyed to the Trust). With respect to Leases, the Seller will represent in the Transfer and Sale Agreement (i) that such Leases are "NET LEASES" and contain "HELL OR HIGH WATER" provisions in favor of the Seller, which obligates each applicable lessee at various levels (each, a "LESSEE") to make all payments scheduled under its Lease, without setoff (to the extent a Lease is not a "NET LEASE" which contains a "HELL OR HIGH WATER" provision, in which such instance, such Lease will receive the benefit of a Vendor Guarantee (See "THE CONTRACTS--PROGRAM AGREEMENTS WITH VENDORS")), or (ii) with respect to Leases with Lessees that are governmental entities or municipalities, if such Lease is canceled in accordance with its terms, either (x) the Vendor (as defined in this "SUMMARY OF TERMS") which assigned such Lease to the Seller is unconditionally obligated to repurchase such Lease from the Seller for a purchase price not less than the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such date of repurchase or (y) pursuant to the Transfer and Sale Agreement, the Seller has indemnified the Trust Depositor (and any assignee thereof) against such cancellation in an amount equal to the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such cancellation less any amounts paid by the Vendor pursuant to clause (x). See
                             "THE CONTRACTS" and "THE TRANSFER AND SALE
                             AGREEMENT AND POOLING AND SERVICING
                             AGREEMENT--REPRESENTATIONS AND WARRANTIES" herein.

                             The Transferred Contracts have been selected by the Seller from its portfolio of CSAs, Secured Notes, Leases, IPAs, Financing Agreements and Vendor Loans, have the characteristics specified in the Transfer and Sale Agreement and Pooling and Servicing Agreement and described herein, and (except for Additional Contracts or Substitute Contracts as defined in this "SUMMARY OF TERMS") will be purchased by the Trust Depositor from the Seller on the Closing Date pursuant to the Transfer and Sale Agreement. See "THE TRANSFER AND SALE AGREEMENT AND POOLING AND SERVICING AGREEMENT--REPRESENTATIONS AND WARRANTIES", "USE OF PROCEEDS" and "THE CONTRACT POOL" herein.

                             As of the Statistic Calculation Date, the Contract Pool had the following characteristics (unless otherwise noted, percentages are calculated by reference to Discounted Contract Balances of the related Contracts as a percentage of the Aggregate Discounted Contract Balance of the Contract Pool. The Discounted Contract Balances and the Aggregate Discounted Contract Balance utilized in clauses
                             (i) through (viii) below were calculated utilizing the Statistical Discount Rate (as defined in this section):

                                  (i)     there were 42,894 Contracts in the
                             Contract Pool;

                                  (ii)    the Aggregate Discounted Contract
                             Balance, or ADCB (as defined in this "SUMMARY OF TERMS") of the Transferred Contracts was $1,125,191,061;

                                  (iii)   the final scheduled payment date of
                             the Transferred Contract with the latest maturity or expiration as of the Initial Cutoff Date was July 2005;

                                  (iv)    the average Discounted Contract
                             Balance was approximately $26,232;

                                  (v) all of the Contracts had (A) original terms to maturity of not less than 3 months and not more than 86 months, with a weighted average original term to maturity of approximately 46.9 months, and (B) a remaining term to maturity of not less than 1 month and not more than 81 months, with a weighted average remaining term to maturity of approximately 39.3 months;

                                  (vi) of such Contracts, approximately 0.46% were Vendor Loans;

                                  (vii)   the Obligors (as defined in this
                             "SUMMARY OF TERMS") on approximately 10.57% of the Contracts were located in the State of California; approximately 8.40% were located in the State of Texas; approximately 6.70% were located in the State of New York; approximately 5.75% were located in the State of Pennsylvania; approximately 5.17% were located in the State of New Jersey; no other state represented more than 5.0% of the Contracts; and

                                  (viii)  of such Contracts, approximately
                             24.71% constitute "TRUE LEASES."

                             See "THE TRANSFER AND SALE AGREEMENT AND THE
                             POOLING AND SERVICING AGREEMENT--CONCENTRATION AMOUNTS" herein.

                             For the twelve-month periods ended December 31, 1997 and December 31, 1996, the Seller has recognized (i) delinquencies of 2.94% and 4.54%, respectively with respect to its portfolio and
                             (ii) net losses of 0.50% and 0.32% with respect to its portfolio. See "THE CONTRACT POOL -- DELINQUENCY AND LOAN LOSS INFORMATION".

                             The Statistical Discount Rate is equal to 6.329% (the "STATISTICAL DISCOUNT RATE"). All of the statistical information that is computed using the Statistical Discount Rate is as of the Statistic Calculation Date. Although the Discounted Contract Balances and the Aggregate Discounted Contract Balance calculated at the Discount Rate (as defined herein) will vary somewhat from the Discounted Contract Balances and Aggregate Discounted Contract Balance calculated at the Statistical Discount Rate, such variance is not expected to be material.

                             For further information regarding the Transferred Contracts, see "THE CONTRACT POOL" and "THE CONTRACTS", as well as "THE TRANSFER AND SALE AGREEMENT AND SALE AND SECURITY AGREEMENT GENERALLY--REPRESENTATIONS AND WARRANTIES" and "-- CONCENTRATION AMOUNTS" herein.

                             Between the Statistic Calculation Date and the Closing Date some amortization of the pool is expected to occur. In addition, certain Contracts included in the pool as of the Statistic Calculation Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. To the extent a Contract is determined not to meet the eligibility requirements for the pool, the Seller, through the Trust Depositor, may pursue one of two options: (1) substitute a new Contract for the ineligible Contract or (2) repurchase the ineligible Contract. To the extent the Seller, through the Trust Depositor, replaces an ineligible Contract, the replacement Contract must meet the terms and conditions of a Substitute Contract, (see "THE TRANSFER AND SALE AGREEMENT AND SALE AND SERVICE AGREEMENT GENERALLY - REPRESENTATIONS AND WARRANTIES"). While the statistical distribution of the characteristics of the Contracts in the Contract Pool as of the Closing Date will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date as presented in this Prospectus, such variance is not expected to be material.

                             Generally, the Contracts not constituting Leases are prepayable by their terms by the Obligors thereon; in many (but not all) instances, such terms require a prepayment penalty. The Contracts constituting Leases generally are non-cancelable by the Obligors. The Seller may, under the terms of the Pooling and Servicing Agreement, permit or agree to the early termination or full prepayment of any such Contract included in the Contract Pool in certain circumstances, and on the terms and subject to the conditions more fully specified in the Pooling and Servicing Agreement (any prepayment of a Contract, whether pursuant to its terms or in the Servicer's discretion being an "EARLY TERMINATION", with the Contract related thereto being an "EARLY TERMINATION CONTRACT" or "PREPAID CONTRACT"). Such circumstances may include, without limitation, a full or partial buyout of the Equipment which is the subject of the Contract, or an equipment upgrade.

                             In the event of an Early Termination which has been prepaid in full, the Trust Depositor will have the option to cause the Trust to reinvest the proceeds of such Early Termination in one or more Contracts having similar characteristics to such terminated Contract (each, an "ADDITIONAL CONTRACT").

                             In addition, the Seller will have the option under the Transfer and Sale Agreement to cause the Trust Depositor, pursuant to the terms of the Pooling and Servicing Agreement, to substitute into the Trust one or more Contracts having similar characteristics (each, a "SUBSTITUTE CONTRACT") for Defaulted Contracts (as defined in "DESCRIPTION OF NOTES--DEFAULTED CONTRACTS"), and Contracts following a material modification to or adjustment of the terms of such Contract which modification or adjustment would not otherwise be permissible under the Pooling and Servicing Agreement (unless the Contract was to be prepaid in full to the Trust and refinanced by the Seller with a new, modified Contract outside the Trust) (each, an "ADJUSTED CONTRACT"). The Aggregate Discounted Contract Balance (as defined herein) of the Defaulted Contracts and Adjusted Contracts for which the Seller may cause the substitution of Substitute Contracts is limited to an amount not in excess of 10% of the Aggregate Discounted Contract Balance of the Contracts as of the Closing Date. The Seller will also be permitted to substitute a Substitute Contract for a Contract which the Seller would otherwise be required to repurchase due to certain representations or warranties relating thereto proving to have been incorrect (a "WARRANTY CONTRACT") or an Early Termination Contract, without regard to the 10% limitation described above. With respect to replacing either a Defaulted Contract or an Adjusted Contract with a Substitute Contract (which substitution is not an obligation of the Seller but is in its sole and absolute discretion), such Substitute Contract must meet the Contract Pool concentration limitation as described in "THE TRANSFER AND SALE AGREEMENT AND POOLING AND SERVICING AGREEMENT" as well as the other substitution requirements described herein. See "THE TRANSFER AND SALE AGREEMENT AND THE POOLING AND SERVICING AGREEMENT--REPRESENTATIONS AND WARRANTIES" herein.

                             From time to time, the terms of a Contract may be subjected to material modifications or adjustments for administrative reasons or at the request of the Obligor or related Vendor for such Contract due to a variety of circumstances. Such material modifications may result in adjustments to the Contract commencement date, the stated periodic payment date for payments due, the amount of the periodic payment or the equipment subject to the Contract. With respect to a Contract which has been materially modified or adjusted, such Contract will either be prepaid by the Obligor or shall be substituted for by the Seller consistent with the conditions described in the preceding paragraph. There may also occasionally be non-material adjustments or modifications in Contract terms which may be effected by the Servicer on behalf of the Trust without Noteholder consent and without affecting the Contract's status as part of the Trust.

                             Additional Contracts and Substitute Contracts will be originated and added to the Trust using the same credit criteria and eligibility standards as the Contracts in the Contract Pool on the Closing Date. Information with respect to such Additional Contracts or Substitute Contracts, to the extent deemed material, will be included in periodic reports under the Exchange Act filed by the Servicer with the Commission on behalf of the Trust as are required under the Exchange Act.

                             In no event will the aggregate scheduled payments of the Contracts, after the inclusion in the Trust of the Substitute Contracts and reinvestment in Additional Contracts, be materially less than the aggregate scheduled payments of the Contracts prior to such substitution or reinvestment. In addition, either the final scheduled payment on such Substitute Contract or Additional Contract will be on or prior to the August 2005 Distribution Date or, to the extent the final payment on such Contract is due after the August 2005 Distribution Date, only scheduled payments due on or prior to such date may be included in the Discounted Contract Balance of such Contract for the purpose of making any calculation under the Indenture or the Pooling and Servicing Agreement.

                             The Servicer is not authorized to permit an Early Termination, without the addition to the Trust of a related Additional Contract, if the amount to be prepaid (whether by the related Obligor, or through a combination of payments from the related Obligor and from the Seller/Servicer) on such terminated Contract is equal at least to the then Discounted Contract Balance of the Contract.

                             The Seller defines Contract delinquency as a payment which is not made consistent with the Contract terms and a Defaulted Contract as a Contract for which (i) the Obligor thereunder is subject to an Insolvency Event, or (ii) a full contractual payment has not been received from the Obligor (or the Vendor if Vendor recourse is applicable) for 180 days or such shorter period as the Seller may determine consistent with its collection policy. See "NEWCOURT CREDIT GROUP INC. AND NEWCOURT FINANCIAL USA INC.--CONTRACT COLLECTIONS."

B.  Equipment and Other . .  All of the Seller's right and interest (which is
    Financed Items           limited to a security interest) in the Equipment,
                             if any, subject to each Lease, CSA, Secured Note, IPA, Financing Agreement and Vendor Obligation included in the Contract Pool will be transferred to the Trust. Equipment will include, but shall not be limited to, a wide variety of new and used information technology equipment (such as computer work stations, personal computers, data storage devices, mainframe and mini computers and other computer related peripheral equipment), communications equipment (such as telephone switching and networking systems), commercial business and industrial equipment (such as printing presses, machine tools and other manufacturing equipment, photocopiers, facsimile machines and other office equipment, energy savings and control equipment, automotive diagnostic and automated testing equipment), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), resources equipment (such as feller-bunchers and grapplers), and transportation and construction equipment (such as heavy and medium duty trucks and highway trailers, school buses, bulldozers, loaders, graters, excavators, forklifts and other materials handling equipment, golf carts and other road and off-road machinery).
                             See "THE CONTRACTS--EQUIPMENT" and "THE CONTRACT
                             POOL" herein. In the event the party obligated to make payments under any Contract (as to a Contract, the "OBLIGOR") defaults in such payments, the Servicer will follow its customary and usual collection procedures, which may include the repossession and sale of any related Equipment on behalf of the Trust. Any Recoveries (as defined herein) from such sale shall constitute
                             Available Amounts (as defined in "DESCRIPTION OF
                             THE NOTES--ALLOCATIONS"). See "THE
                             CONTRACTS--EQUIPMENT", and "DESCRIPTION OF THE
                             NOTES--DEFAULTED CONTRACTS" herein.

                             Certain End-User Contracts cover Financed Items other than Equipment, including computer software ("SOFTWARE") and related support and consulting services (collectively, "SERVICES") and will represent approximately 11.94% of the ADCB (calculated using the Statistical Discount Rate) of the Contract Pool on the Statistic Calculation Date. The Trust will not have title to or a security interest in such Software licensed under or securing a Contract or the proceeds thereof nor will it own such Services, and may not be able to realize any value therefrom under a related Contract upon a default by the Obligor. See "THE CONTRACTS--SOFTWARE AND SERVICES" herein.

C.  Collection Account. . .  A trust account will be established by the
                             Servicer in the name of and maintained by the Indenture Trustee (the "COLLECTION ACCOUNT") into which all amounts that will be collected for the Trust will be deposited in accordance with the Indenture and the Pooling and Servicing Agreement. See "DESCRIPTION OF THE NOTES--COLLECTION ACCOUNT" herein.

D.  Vendor. . . . . . . . .  Each of the Seller's Vendor finance program
    Agreements               agreements (each, a "PROGRAM AGREEMENT") are
                             agreements with equipment manufacturers, dealers and distributors or computer software licensors or distributors as well as finance companies which extend credit to such parties ("VENDORS") which, in each case, provide the Seller with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment, Software, Services or other products. Some of these Program Agreements take the form of a referral relationship, which may or may not include credit support from the Vendor.
                             All rights (but not obligations) of the Seller under the Program Agreements with respect to the Contracts are generally assignable and will be so assigned by the Seller to the Trust Depositor and in turn conveyed by the Trust Depositor to the Trust. Such rights may include various forms of support to the Seller under such Program
                             Agreements including representations and warranties by the Vendor in respect of the End-User Contracts assigned by the Vendor to the Seller and related Equipment, Software or Services, credit support with respect to defaults by End-Users and equipment repurchase and remarketing arrangements upon early termination of End-User Contracts upon a default by the End-User.
                             See "THE CONTRACTS--VENDOR AGREEMENTS" herein.

                             In addition to the foregoing, the Seller may enter into assignment agreements (each a "VENDOR ASSIGNMENT"; collectively, with the Program Agreements, "VENDOR AGREEMENTS") from time to time with Vendors pursuant to which individual End-User Contracts originated by Vendors are assigned to the Seller, rather than pursuant to a Program Agreement. Each Vendor Assignment will be made either with or without recourse against the Vendor for End-User defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in Program Agreements, as well as a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants. Vendor Assignments may or may not provide for any Vendor remarketing support in the event of an End-User default.

E.  Reserve Fund. . . . . .  A trust account has been established by the Trust
                             Depositor in the name of, and maintained by, the Indenture Trustee (the "RESERVE FUND"). On the Closing Date the Trust Depositor will deposit $[
                                   ] in the Reserve Fund which is equal to 1.5%
                             of the ADCB of the Contract Pool as of the Closing Date (the "RESERVE FUND INITIAL DEPOSIT""). Thereafter, additional deposits will be made to the Reserve Fund to the extent necessary to maintain the Reserve Fund Amount (as defined herein) in the Reserve Fund. Amounts in the Reserve Fund may be released to the Certificateholder in the event amounts therein exceed the then outstanding Principal Amounts of the Notes and the Subordinated Notes. Additionally, amounts on deposit in the Reserve Fund in excess of the Reserve Fund Amount will be paid to the Certificateholder. On each Distribution Date, amounts on deposit in the Reserve Fund will be applied as described under "DESCRIPTION OF THE NOTES--ALLOCATIONS" and "--RESERVE FUND."

Terms of the Notes  . . . .  The principal terms of the Notes will be as described below:

A.  Interest. . . . . . . .  The Class A-1 Notes will bear interest at the rate of 5.007% per annum (the "CLASS A-1 INTEREST
                             RATE"), the Class A-2 Notes will bear interest at the rate of 5.170% per annum (the "CLASS A-2 INTEREST RATE"), the Class A-3 Notes will bear interest at the rate of 5.240% per annum (the "CLASS A-3 INTEREST RATE"), the Class A-4 Notes will bear interest at the rate of 5.393% per annum (the "CLASS A-4 INTEREST RATE"), the Class B Notes will bear interest at the rate of 5.970% per annum (the "CLASS B INTEREST RATE"), the Class C Notes will bear interest at the rate of 6.940% per annum (the "CLASS C INTEREST RATE"), the
                             Class D Notes will bear interest at the rate of 8.060% per annum (the "CLASS D INTEREST RATE") and the Class E Notes will bear interest at the rate of 9.440% per annum (the "CLASS E INTEREST
                             RATE"). Interest with respect to the Class A-1 Notes will be calculated on the basis of actual days elapsed over a year of 360 days; interest with respect to all other Notes and the Subordinated Notes will be calculated on the basis of a year of 360 days consisting of twelve 30 day months.

                             Interest on the outstanding principal amount of the Notes will accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including the Closing
                             Date) but excluding the following Distribution Date (each period for which interest accrues on
                             the Notes, an "ACCRUAL PERIOD").   Interest on the
                             Notes will be payable on each Distribution Date, commencing December 21, 1998, to the holders of record of the Class A-1 Notes (the "CLASS A-1 NOTEHOLDERS"), the holders of record of the Class A-2 Notes (the "CLASS A-2 NOTEHOLDERS"), the holders of record of the Class A-3 Notes (the Class A-3 Notes and the Class A-4 Notes) will be in "DESCRIPTION OF THE NOTES") for such
                             "CLASS A-3 NOTEHOLDERS"), the holders of record of the Class A-4 Notes (the "CLASS A-4 NOTEHOLDERS"), the holders of record of the Class B Notes (the "CLASS B NOTEHOLDERS"), the holders of record of the Class C Notes (the "CLASS C NOTEHOLDERS", together with the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders and the Class B Noteholders, the "Noteholders"), the holders of record of the Class D Notes (the "CLASS D NOTEHOLDERS") and the holders of record of the Class E Notes (the "CLASS E NOTEHOLDERS", together with the Class D Noteholders, the "SUBORDINATED NOTEHOLDERS") as of the related Record Date. See "DESCRIPTION OF THE NOTES--GENERAL" and "THE INDENTURE--PAYMENTS OF PRINCIPAL AND INTEREST" herein.

                             Interest on the Class A-1 Notes is payable on a Distribution Date from Available Amounts available on such date (after application of such Available Amounts to repay any outstanding Servicer Advances as defined herein, and to pay the Servicing Fee, each as defined in this "SUMMARY OF TERMS"). Such Available Amounts represent primarily collections of payments due under the Contracts (including realization of amounts from Vendor recourse, if applicable and any amounts realized from Guaranteed Residual Investments), certain amounts received upon the prepayment or purchase of Contracts or liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and proceeds of Servicer Advances (as defined herein), if any, amounts available in the Reserve Fund, if any, (up to the Reserve Fund Amount) as well as earnings on amounts held in the Collection Account and the Reserve Fund. Interest on the Class A-2 Notes is payable on a Distribution Date from the Available Amounts available on such date, (after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee and to pay interest on the Class A-1 Notes) subject to the proviso in the second succeeding sentence. Interest on the Class A-3 Notes is payable on a Distribution Date from the Available Amounts on such date, (after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, to pay interest on the Class A-1 Notes and the Class A-2 Notes) subject to the proviso in the succeeding sentence. Interest on the Class A-4 Notes is payable on a

                             Distribution Date from the Available Amounts on such date, (after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, to pay interest on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes); PROVIDED, HOWEVER, in the event an Event of Default has occurred, interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (to the extent Available Amounts are insufficient to pay the entire amount of accrued interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes) will be in "DESCRIPTION OF THE NOTES") for such Payment Amount, the Class A-4 Principal Payment paid from Available Amounts PRO RATA based on the then outstanding Principal Amounts of such Class A-1 Notes Class A-2 Notes, Class A-3 Notes and Class A-4 Notes. Interest on the Class B Notes is payable on a Distribution Date from the Available Amounts available on such date, (after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes). Interest on the Class C Notes is payable on a Distribution Date from Available Amounts available on such date, (after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Class B Notes). Interest on the Subordinated Notes is payable on a Distribution Date from Available Amounts available on such date, (after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes). See "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.

B.  Principal

  General . . . . . . . . .  Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount equal to the Class A-1 Principal Payment Amount (as defined in "DESCRIPTION OF THE NOTES") for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee and interest payments on the Notes and the Subordinated Notes.

                             Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Class A-2 Principal Payment Amount (as defined in "DESCRIPTION OF THE NOTES") for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and Subordinated Notes and the Class A-1 Principal Payment Amount.

                             Principal of the Class A-3 Notes will be payable on each Distribution Date in an amount equal to the Class A-3 Principal Payment Amount (as defined in "DESCRIPTION OF THE NOTES") for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and Subordinated Notes, the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

                             Principal of the Class A-4 Notes will be payable on each Distribution Date in an amount equal to the Class A-4 Principal Payment Amount (as defined in "DESCRIPTION OF THE NOTES") for such
                             Payment Amount, the Class A-4 Principal Payment sequentially, as an additional principal payment Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and Subordinated Notes, the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount and the Class A-3 Principal Payment Amount.

                             Principal of the Class B Notes will be payable on each Distribution Date in an amount equal to the Class B Principal Payment Amount (as defined in "DESCRIPTION OF NOTES") for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount and the Class A-4 Principal Payment Amount.

                             Principal of the Class C Notes will be payable on each Distribution Date in an amount equal to the Class C Principal Payment Amount (as defined herein) for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount, the Class A-4 Principal Payment Amount and the Class B Principal Payment Amount. See "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.

                             Principal of the Class D Notes will be payable on each Distribution Date in an amount equal to the Class D Principal Payment Amount (as defined in the "DESCRIPTION OF THE NOTES") for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount, the Class A-4 Principal Payment Amount, the Class B Principal Payment Amount and the Class C Principal Payment Amount. See "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.

                             Principal of the Class E Notes will be payable on each Distribution Date in an amount equal to the Class E Principal Payment Amount (as defined in the "DESCRIPTION OF THE NOTES") for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount, the Class A-4 Principal Payment sequentially, as an additional principal payment Schedule Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D NOTES--ALLOCATIONS" herein.

                             The Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount, the Class A-4 Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount, the Class D Principal Payment Amount and the Class E Principal Payment Amount represent, in each case, a calculation of the amount to be payable from otherwise Available Amounts on a Distribution Date in respect of principal on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes or the Subordinated Notes. Such amount generally is calculated, for the Subordinated Notes and each Class of Notes other than the Class A-1 Notes, as the amount necessary to reduce the principal amount of such Class of Notes to a fractional percentage of the ADCB of the Contract Pool as of the last day of the most recent Collection Period (I.E., full calendar month), with the fractional percentage for each Class determined based on the proportion that the Initial Principal Balance of such Class (treating, for purposes of this calculation only, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes as one Class) bore to Initial Principal Balance of all

                             Classes of Notes (excluding the Class A-1 Notes) and the Subordinated Notes as of the Initial Cutoff Date; PROVIDED, HOWEVER, the Class A-1 Notes will receive 100% of the Total Principal Payment Amount prior to the payment of any principal on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Subordinated Notes. After payment in full of the Class A-1 Notes, if sufficient Available Amounts exist, a proportionate amount of principal would be repaid on any given Distribution Date on each of the Class A Notes, the Class B Notes, and the Class C Notes (as well as the Subordinated Notes) based on such percentages which are (i) approximately 87.5912% for the Class A Notes, (ii) approximately 5.4745% for the Class B Notes, (iii) approximately 2.9197% for the Class C Notes, (iv) approximately 1.8248% for the Class D Notes, and (v) approximately 2.1898% for the Class E Notes. The principal amount payable to the Class A Notes will be paid sequentially first to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full, and thereafter to the Class A-4 Notes until paid in full. To the extent the Class B Floor exceeds the Class B Target Principal Amount, the Class C Floor exceeds the Class C Target Principal Amount, the Class D Floor exceeds the Class D Target Principal amount and/or the Class E Floor exceeds the Class E Target Principal Amount, Additional Principal (as defined in the "DESCRIPTION OF THE NOTES") would be distributed, sequentially, as an additional principal payment the aggregate amount of all Scheduled Payments due to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes until the Principal Amount of each has been reduced to zero. Upon the occurrence of an Event of Default, (as defined in "DESCRIPTION OF THE NOTES"), however, the formula for determining such principal payment amount, after payment in full of the Class A-1 Notes, will change with the result that, for any Distribution Date occurring after such adverse event, principal on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (and also the Subordinated Notes) will be accelerated and paid sequentially, I.E., no principal will be paid on the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes or the Subordinated Notes until the Class A-2 Notes have been paid in full; no principal will be paid on the Class A-4 Notes, the Class B Notes, the Class C Notes or the Subordinated Notes until the Class A-3 Notes have been paid in full; no principal will be paid on the Class B Notes, Class C Notes or the Subordinated Notes until the Class A-4 Notes have been paid in full; no principal will be paid on the Class C Notes or the Subordinated Notes until the Class B Notes have been paid in full; no principal will be paid on the Class D Notes or the Class E Notes until the Class C Notes have been paid in full; and no principal will be paid on the Class E Notes until the Class D Notes have been paid in full. See "DESCRIPTION OF THE NOTES-- ALLOCATIONS" herein.

Stated Maturity Date  . . .  The stated maturity date of the Class A-1 Notes
                             (the "CLASS A-1 NOTES MATURITY DATE") is the
                             November 1999 Distribution Date; the stated maturity date of the Class A-2 Notes (the "CLASS A-2 NOTES MATURITY DATE") is the September 2000 Distribution Date; the stated maturity date of the Class A-3 Notes (the "CLASS A-3 NOTES MATURITY DATE") is the December 2002 Distribution Date; the stated maturity date for the Class A-4 Notes (the "CLASS A-4 NOTES MATURITY DATE") is the May 2004 Distribution Date; the stated maturity date for the Class B Notes (the "CLASS B NOTES MATURITY DATE") is the April 2005 Distribution Date; the stated maturity date for the Class C Notes (the "CLASS C NOTES MATURITY DATE") is the August 2005 Distribution Date; the stated maturity date for the Class D Notes (the "CLASS D NOTES MATURITY DATE") is the December 2005 Distribution Date; and the stated maturity date for the Class E Notes (the "CLASS E NOTES MATURITY DATE") is the August 2006 Distribution Date (each of the Class A-1 Notes Maturity Date, the Class A-2 Notes Maturity Date, the Class A-3 Notes Maturity Date, the Class A-4 Notes Maturity Date, the Class B Notes Maturity Date, the

                             Class C Notes Maturity Date, the Class D Notes Maturity Date and the Class E Notes Maturity Date, the "MATURITY DATE").

Expected Amortization . . .  The expected amortization schedule for the Notes
Schedule is set forth herein under "DESCRIPTION OF THE NOTES--PAYMENTS OF PRINCIPAL". Although the Maturity Date for the A-1 Notes, A-2 Notes, A-
                             3 Notes, A-4 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes is the November 1999 Distribution Date, September 2000 Distribution Date, December 2002 Distribution Date, May 2004 Distribution Date, April 2005 Distribution Date, August 2005 Distribution Date, December 2005 Distribution Date and August 2006 Distribution Date, respectively, the expected final payment date for the A-1 Notes, A-2 Notes, A-3 Notes, the A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes is the August 1999 Distribution Date, December 1999 Distribution Date, February 2002 Distribution Date, February 2002 Distribution Date, February 2002 Distribution Date, February 2002 Distribution Date, February 2002 Distribution Date and February 2002 Distribution Date, respectively, assuming no losses and a CPR of 11%, and that the Trust Depositor redeems the Notes upon satisfaction of the Cleanup Call Condition.

C.  Optional Redemption . .  Notes remaining outstanding may be redeemed in whole, but not in part, on any Distribution Date at the Trust Depositor's option if the ADCB (as defined herein) of the Contract Pool at such time is less than 10% of the initial ADCB of the Contract Pool as of the Closing Date (the "CLEANUP CALL CONDITION"). The redemption price for such outstanding Notes to be redeemed in such event (the "REDEMPTION PRICE") will be equal to the unpaid principal amount of the Notes and Subordinated Notes plus accrued and unpaid interest thereon through the date of redemption. The Trust Depositor will fund such redemption through concurrent receipt of a payment from the Seller pursuant to the Seller's right under the Transfer and Sale Agreement to repurchase from the Trust Depositor for the Redemption Price, and concurrently cause the Trust Depositor to redeem and repurchase from the Trust, the remaining Contracts held in the Trust when the Cleanup Call Condition has been satisfied.

Aggregate Discounted  . . .  The "AGGREGATE DISCOUNTED CONTRACT BALANCE" or
Contract Balance             "ADCB" with respect to the Contracts means the sum
                             of the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made.

                             "DISCOUNTED CONTRACT BALANCE" means with respect to any Contract, (A) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after the applicable Cutoff Date discounted monthly at the Discount Rate, and (B) as of any other date of determination, the sum of
                             (1) the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after the later of such date of determination and the applicable Cutoff Date discounted monthly at the Discount Rate, and (2) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination (other than Scheduled Payments related to Defaulted Contracts and Early Termination Contracts) that have not then been received by the Servicer.

                             The Discounted Contract Balance for each Contract shall be calculated assuming:

                                  (a)     All payments due in any
                                          Collection Period are due on
                                          the last day of the Collection
                                          Period;

                                  (b)     Payments are discounted on a
                                          monthly basis using a 30 day
                                          month and a 360 day year; and

                                  (c)     All security deposits and
                                          drawings under letters of
                                          credit, if any, issued in
                                          support of a Contract are
                                          applied to reduce Scheduled
                                          Payments in inverse order of
                                          the due date thereof.

                             "DISCOUNT RATE" means, at any date of
                             determination, 6.055%.   The Discount Rate is
                             equal to the sum of (i) the weighted average of the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, Class A-4 Interest Rate, Class B Interest Rate, Class C Interest Rate, Class D Interest Rate and Class E Interest Rate, each weighted by (x) the Initial Class A-1 Note Principal Balance, Initial Class A-2 Note Principal Balance, Initial Class A-3 Note Principal Balance, Initial Class A-4 Note Principal Balance, Initial Class B Note Principal Balance, Initial Class C Note Principal Balance, Initial Class D Note Principal Balance or Initial Class E Note Principal Balance, as applicable, and
                             (y) the expected weighted average life of each Class of Notes or the Subordinated Notes, as applicable, assuming no losses and a CPR of 11%, and (ii) the Servicing Fee Percentage. The Statistical Discount Rate is equal to 6.329%. See "THE CONTRACT POOL".


                             "SCHEDULED PAYMENTS" means, with respect to any Contract, the monthly, quarterly, semi-annual or annual rent or financing (whether principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Contract after the related Cutoff Date (it being understood that Scheduled Payments do not include any Excluded Amounts as defined herein or payments with respect to Excluded Residual Investments as defined herein).

Subordination . . . . . . .  The Class A-1 Notes will be senior in right of payment to the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes (except as described herein; see -- "TERMS OF THE NOTES A. INTEREST" above), Class B Notes, Class C Notes, Class D Notes and Class E Notes; the Class A-2 Notes will be senior in right of payment to the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes. The Class A-3 Notes will be senior in right of payment to the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes; the Class A-4 Notes will be senior in right of payment of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes. The Class B Notes will be senior in right of payment to the Class C Notes, the Class D Notes and the Class E Notes; the Class C Notes will be senior in right of payment to the Class D Notes and the Class E Notes; and the Class D Notes will be senior in right of payment to the Class E Notes; in each case to the extent described herein. See "DESCRIPTION OF THE NOTES-- ALLOCATIONS" and "THE INDENTURE--PAYMENTS OF PRINCIPAL AND INTEREST" herein.

Servicing; Servicing Fee;. . The Servicer will be responsible for servicing,
Servicer Advances            managing and administering the Transferred
                             Contracts and related interests, and enforcing and receiving collections on the Contracts. The
                             Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the Servicer in its individual capacity. The Seller has in some cases delegated servicing and collection functions to an applicable Vendor (or, in certain limited instances, to a subservicer acceptable to the Seller) with respect to End-User Contracts originated through such Vendor, but in such instances the Servicer (on behalf of the Trust, in the Trust's capacity as assignee of the Seller through the Trust Depositor) retains ultimate contractual control and responsibility over the servicing and collection functions through provisions in the applicable Vendor Agreements (or agreement with such subservicer) giving the Seller
                             (and hence the Servicer, on behalf of the Trust as assignee) the right to determine or veto certain servicing decisions and/or to replace or take over servicing and collection functions from the Vendor in the event of the Vendor's default or non-compliance with its servicing or other obligations.

                             The Servicer will be entitled on each Distribution Date to receive (a) a monthly fee (the "SERVICING FEE") equal to the product of (i) one-twelfth of .60% (the "SERVICING FEE RATE") and (ii) the Aggregate Discounted Contract Balance of all Contracts as of the beginning of the immediately preceding Collection Period, payable out of (a) Available Amounts and (b) certain other fees paid by the Contract Obligors ("SERVICING CHARGES"), as compensation for acting as Servicer.

                             Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Indenture Trustee or a third party meeting the requirements set forth in the Pooling and Servicing Agreement will be appointed as successor Servicer. See "THE TRANSFER AND SALE AGREEMENT AND POOLING AND SERVICING AGREEMENT--CERTAIN OTHER MATTERS REGARDING THE SERVICER" and "--SERVICER DEFAULT" herein.

                             The Servicer will be required to cause amounts collected on the Contracts on behalf of the Trust to be deposited to the Collection Account maintained by the Indenture Trustee no later than two Business Days following the Servicer's determination that such amounts relate to the Contracts or the Financed Items. The Servicer may also, at its option, make advances (each, a "SERVICER ADVANCE") for delinquent Scheduled Payments, to the extent it determines in its sole discretion that such advances will be recoverable in future periods. Such Servicer Advances are reimbursable from Available Amounts as described herein. See "THE TRANSFER AND SALE AGREEMENT AND POOLING AND SERVICING AGREEMENT--COLLECTION AND OTHER SERVICING PROCEDURES" herein.

Repurchase for Certain . . . The Trust Depositor under the Pooling and Servicing Breaches Of Representations Agreement and the Seller under the Transfer and
And Warranties               Sale Agreement will be obligated to accept the
                             reconveyance of a Contract and the interest in the related Equipment from the Indenture Trustee and the Trust, and to deposit the corresponding
                             Transfer Deposit Amount (as defined in "THE
                             TRANSFER AND SALE AGREEMENT AND POOLING AND
                             SERVICING AGREEMENT"), if the interest of the Trust in any of the related Equipment, the related
                             Contract, or the related Contract File (as defined in the "THE TRANSFER AND SALE AGREEMENT AND POOLING
                             AND SERVICING AGREEMENT") is materially adversely affected by a breach of a representation or warranty made by such party with respect to such Contract and if such breach has not been cured within thirty (30) days of discovery of such breach. See also "SUMMARY OF TERMS--PREPAYMENT
                             CONSIDERATIONS" below. In the alternative, and at the Trust Depositor's and Seller's option, the affected Contract may be replaced with a Substitute
                             Contract of similar characteristics under the standards applicable generally to Substitute
                             Contracts as described herein.

Maturity and Prepayment. . . As noted above, non-Lease Contracts are generally
Conditions                   prepayable by their terms, and the Servicer will be
                             authorized to accept prepayments on Leases in certain circumstances. Each prepayment on a Contract, if such Contract is not replaced by the Trust's reinvestment in a comparable Additional
                             Contract as described herein, will shorten the weighted average remaining term of the Contracts and the weighted average life of the Notes. Such prepayments of principal will be included in the Available Amounts and will be payable to Noteholders on the Distribution Date following the Collection Period in which such prepayment was received, as set forth herein. The rate of prepayments on the Contracts will also be affected under certain circumstances relating to breaches of representations, warranties or covenants with respect to the Contracts, since the Trust Depositor will be obligated to repurchase Contracts materially adversely affected by such breaches from the Trust (to be funded through a corresponding obligation of the Seller to repurchase such Contracts from the Trust Depositor), unless the Seller provides Substitute Contracts.
                             Additionally, the rate of payments on the Contracts will also be affected by the timing of Recoveries on Defaulted Contracts unless the Seller, through the Trust Depositor, provides a Substitute Contract for the Defaulted Contract, which substitution is in the sole and absolute discretion of the Seller.
                             A higher than anticipated rate of prepayments will reduce the ADCB of the Contracts more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Contracts will be borne entirely by the Noteholders and the holders of the Subordinated Securities. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Risk Factors . . . . . . . . See "RISK FACTORS" for a discussion of certain material risks that should be considered in connection with an investment in the Notes offered hereby, including certain legal risks.


Federal Income Tax . . . . . In the opinion of Winston & Strawn, federal tax
Considerations               counsel to the Trust Depositor, for federal income
                             tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "CERTAIN FEDERAL INCOME TAX
                             CONSIDERATIONS" herein.

ERISA Considerations . . . . Subject to the considerations discussed under
                             "ERISA CONSIDERATIONS" herein, the Notes will be eligible for purchase by employee benefit plans. Any benefit plan fiduciary considering purchase of the Notes should, however, consult with its counsel regarding the consequences of such purchase under ERISA and the Code. See "ERISA CONSIDERATIONS" herein.

Rating . . . . . . . . . . . It is a condition to the issuance of the Notes offered hereunder that the Class A-1 Notes be rated at least "A-1+", "P-1" and "D-1+", that the Class A-2 Notes be RELATED AT LEAST "AAA", "Aaa" and "AAA", the Class A-3 Notes be rated at least "AAA", "AAA" and "AAA", that the Class A-4 Notes be rated at least "AAA", "Aaa" and "AAA" , that the Class B Notes be rated at least "A", "A2" and "A+", and that the Class C Notes be rated at least "BBB", "Baa3" and "BBB" by Standard & Poor's, Moody's Investors Service and Duff & Phelps Credit Rating Co., respectively (collectively, the "RATING AGENCIES"). A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. Ratings will not address the likelihood of an early return of invested principal. There can be no assurance that any rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely if, in the judgment of any Rating Agency, circumstances in the future so warrant. See "RATING OF THE NOTES" herein.

                                     RISK FACTORS

          Prospective investors should carefully consider the following risk factors before investing in the Notes.

ABSENCE OF PUBLIC MARKET; LIMITED LIQUIDITY

     There is currently no public market for the Notes and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Noteholders may not be able to liquidate their investment in the Notes prior to maturity.

PREPAYMENTS ON THE CONTRACTS AFFECT THE YIELD OF THE NOTES

     Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Notes cannot be assured. Payments on the Contracts will include Scheduled Payments as well as partial and full prepayments (including any Scheduled Payment (or portion thereof) which the Servicer has received, and expressly permitted the related Obligor to make, in advance of its scheduled due date and which will be applied on such due date) (any such prepayment of a Scheduled Payment, an "OPTIONAL PREPAYMENT"), and any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under a Prepaid Contract, payments upon the liquidation of Defaulted Contracts (net of liquidation expenses), payments upon repurchases by the Seller through the Trust Depositor as a result of the breach of certain representations and warranties or covenants in the Transfer and Sale Agreement and the Pooling and Servicing Agreement, and payments upon an optional termination of the Trust (any such voluntary or involuntary prepayment, purchase or termination, a "PREPAYMENT"; provided, that the term Prepayment shall not include any payment attributable to any Excluded Residual Investment). The occurrence of an Event of Default (as defined herein) may also result in the receipt by one or more classes of Noteholders of principal payments on the Notes on a Distribution Date in excess of the expected principal payment amount for such Distribution Date and result in earlier than anticipated repayment of the Notes. Noteholders may not be able to reinvest distributions of principal at yields equivalent to the yield on the Notes. SEE "DESCRIPTION OF THE NOTES--PRINCIPAL" AND "--ADDITIONS OF TRUST ASSETS" herein. Further, the Servicer may permit the Obligor under a Contract to make an Optional Prepayment in an amount which is less than the amount sufficient to repay the portion of such Contract financed by the Noteholders (together with accrued interest thereon) so long as the Trust is paid for any such insufficiency by the Vendor or the Seller. See "DESCRIPTION OF THE NOTES--PREPAID CONTRACTS".

     The rate of early terminations of Contracts due to Prepayments (including Prepayments caused by defaults on Contracts) is influenced by various factors, including technological change, changes in customer requirements, the level of interest rates, the level of casualty losses, and the overall economic environment. Many Prepayments occur at the request of customers, whose motivations may not be known to the Seller. No assurance can be given that Prepayments (including Optional Prepayments) on the Contracts will conform to any historical experience, and no prediction can be made as to the actual rate of Prepayments which will be experienced on the Contracts. Noteholders will bear all reinvestment risk resulting from the rate of Prepayments on the Contracts. See "PREPAYMENT AND YIELD CONSIDERATIONS."

NO ASSURANCES GIVEN AS TO CHANGES IN THE RATINGS OF THE NOTES

     A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Notes will address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The ratings of Notes will not address the likelihood of an early return of invested principal. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances (i.e., such as the performance of the Contracts or the Servicer) in the future so warrant. In the event that the rating initially assigned to any Note is subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support therefor. For more detailed information regarding the ratings assigned to any Class of the Notes, see "RATING OF THE NOTES."

SUBORDINATION OF THE CLASS A-2 NOTES, THE CLASS A-3 NOTES, THE CLASS A-4 NOTES, THE CLASS B NOTES, THE CLASS C NOTES AND THE SUBORDINATED SECURITIES

     To the extent described herein under "DESCRIPTION OF THE
NOTES--ALLOCATIONS", (i) payments of interest and principal on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be subordinated in priority of payment to interest and principal, respectively on the Class

A-1 Notes, (ii) payments of interest and principal on the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A-2 Notes, (iii) payments of interest and principal on the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A-3 Notes, (iv) payments of interest and principal on the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be subordinated in priority of payment to interest and principal, respectively on the Class A-4 Notes, (v) payments of interest and principal on the Class C Notes, the Class D Notes and the Class E Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class B Notes, (vi) payments of interest and principal on the Class D Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class C Notes and (vii) payments of interest and principal on the Class E Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class D Notes. The Subordinated Notes initially will represent the right to receive principal in an amount equal to 2.75% of the ADCB as of the Closing Date (calculated using the Discount
Rate), but such amount will be reduced as a result of principal payments made on the Subordinated Notes prior to an Event of Default (see "DESCRIPTION OF THE NOTES--PRINCIPAL"), which will reduce the benefit to the Notes of the subordination of the Subordinated Notes.


     Delinquencies and defaults on the Contracts could eliminate the protection offered to the Noteholders by the subordination of the Subordinated Notes and the Reserve Fund, and the Class C Noteholders could incur losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the protection offered to the Class B Noteholders by the subordination of the Class C Notes, the Subordinated Notes and the Reserve Fund, and such Noteholders could also incur losses on their investment as a result. Additionally, delinquencies and defaults on the Contracts could eliminate the protection offered to the Class A-4 Noteholders by the subordination of the Class B Notes, the Class C Notes, the Subordinated Notes and the Reserve Fund, and such Noteholders could also incur losses on their investment as a result. Similarly, delinquencies and defaults on the Contracts could eliminate the protection offered to the Class A-3 Noteholders by the subordination of the Class A-4 Notes, the Class B Notes, the Class C Notes, the Subordinated Notes and the Reserve Fund, and such Noteholders could incur losses on their investment as a result. Delinquencies and defaults on the Contracts could eliminate the protection offered to the Class A-2 Noteholders by the subordination of the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Subordinated Notes and the Reserve Fund, and such Noteholders could incur losses on their investment as a result. Furthermore, delinquencies and defaults on the Contracts could eliminate the protection offered to the Class A-1 Noteholders by the subordination of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Subordinated Notes and the Reserve Fund and such Noteholders could also incur losses on their investment as a result.


CERTAIN RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATIONS OF CONTRACTS

     The Contracts constituting the initial Contract Pool reflect concentrations of Obligors thereon located in the States of California, Texas, New York, Pennsylvania and New Jersey representing approximately 10.57%, 8.40%, 6.70%, 5.75% and 5.17%, respectively, of the ADCB (calculated utilizing the Statistical Discount Rate) of the Contract Pool as of the Statistic Calculation Date. No other state accounts for more than 5.00% of the Contract Pool. To the extent adverse events or economic conditions were particularly severe in any state or geographic region or in the event an Obligor under a large amount of Contracts within such region were to experience financial difficulties, the delinquency and default experience of the Contract Pool could be adversely impacted with corresponding negative implications for the timing and amount of collections on the Contracts and possible delays or insufficiencies in payments due to Noteholders. The Trust Depositor, however, is unable to determine and has no basis to predict, with respect to any state or region, whether any such events have occurred or may occur, or to what extent any such events may affect the Contracts or the payment of the Notes.


RATE AT WHICH EQUIPMENT OR SOFTWARE BECOMES OBSOLETE AFFECTS PREPAYMENT RATE OF THE CONTRACTS AND THE NOTES; REINVESTMENT RISK

     Technological change could affect the Noteholders. For example, to the extent that technological change results in increased prepayment activity, it may increase Prepayments of the Contracts. Such Prepayments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts and such distributions may require the Noteholders to reinvest such Prepayments in a less attractive interest rate environment. See "--PREPAYMENTS ON THE CONTRACTS AFFECT THE YIELD OF THE NOTES" and "THE CONTRACTS --EQUIPMENT", "--LEASES" and "--INSTALLMENT PAYMENT AGREEMENTS AND FINANCING AGREEMENTS".

DECLINES IN MARKET VALUE OF EQUIPMENT OR SOFTWARE; SHORTFALLS WITH RESPECT TO AVAILABLE AMOUNTS TO PAY THE NOTES

     In the event a Contract becomes a Defaulted Contract, the only source of payment for amounts expected to be paid on such Contract will be the income and proceeds from the disposition of any related Equipment and a deficiency judgment, if any, against the Obligor under the Defaulted Contract. Since the market value of the Equipment may decline faster than the Discounted Contract Balance, the Servicer may not recover the entire amount due on the Contract and might not receive any Recoveries on the Equipment. Typically, the Trust will have no interest in any software and may therefore only have a deficiency claim against the Obligor. To the extent such deficiencies deplete the Reserve Fund and the protection afforded by the Subordinated Notes, such deficiencies may create a shortfall with respect to payments on the Notes.

CERTAIN LEGAL RISKS

     LEGAL RISKS ASSOCIATED WITH SERVICER'S OR VENDOR'S RETENTION OF CONTRACT FILES. To facilitate servicing and reduce administrative costs, the Contract Files (as defined herein) will be retained in the possession of the Servicer and not be deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders (except for a limited number of End-User Contracts evidenced by, in addition to a related Financing Agreement, "INSTRUMENTS" not constituting chattel paper within the meaning of the Uniform Commercial Code ("UCC"), which instruments will be delivered to the custody and possession of the Indenture Trustee as pledgee of the Trust). The Servicer will, however, notate on the appropriate electronic records the transfer of the Contracts to the Trust. Also, UCC financing statements will be filed reflecting the sale and assignment of the Contracts and related interests (the "TRANSFERRED PROPERTY") by the Seller, to the Trust Depositor, and by the Trust Depositor to the Trust, and the Servicer's accounting records and computer files will be marked to reflect such sales and assignments. Because the Contract Files will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of the Contract Files without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts (as assignee of the Seller's, Trust Depositor's and the Trust's interest) could be defeated. In the event that the Trust must rely upon repossession and sale of the related Equipment and other assets securing Defaulted Contracts to recover principal and interest due thereon, the Trust's ability to realize upon such assets may be limited due to the existence of a senior security interest in the Contracts. In such event, distributions to Noteholders could be adversely affected.

     Similarly, with respect to Secondary Contracts securing Vendor Loans, in some instances the Vendor will retain the original contract files associated with the related End-User Contracts which are Secondary Contracts securing such Vendor Loan. Although UCC financing statements generally are filed reflecting the pledge of such Contracts to the Seller as security for the Vendor Loans, because these contract files will remain in the Vendor's possession, if a subsequent purchaser were able to take physical possession of such contract files without knowledge of the pledge to the Seller, the Indenture Trustee's priority security interest in the such Secondary Contracts (as assignee of the Seller's, Trust Depositor's and the Trust's interest) could be defeated. In
such event, distributions to Noteholders could be adversely affected.   Each
Vendor represents, warrants and covenants in the applicable agreement evidencing a Vendor Loan, however, that it has not and will not sell, pledge or otherwise assign or convey to any other party (other than the Seller) any interest in the Secondary Contracts securing such Vendor Loan, and agrees that it will maintain possession of the related contract files as custodian for the benefit of the Seller as secured party with respect to such Secondary Contracts.

     LEGAL RISKS ASSOCIATED WITH TRANSFERS OF INTERESTS IN FINANCED EQUIPMENT. In connection with the conveyance of the Contracts to the Trust, security interests in the related financed Equipment securing such Contracts will be assigned by the Seller to the Trust Depositor and by the Trust Depositor to the Trust. It has been the general policy of the Seller to file or cause to be filed UCC financing statements with respect to Equipment relating to the Contracts; PROVIDED, HOWEVER, the Seller may not file UCC financing statements with respect to Equipment relating to a single Obligor in a single jurisdiction with an aggregate value less than $25,000 (the "MINIMUM VALUE FILING EXCEPTION"). 27,682 Contracts in the Contract Pool, aggregating approximately 9.83% of the ADCB (calculated utilizing the Statistical Discount Rate) as of the Statistic Calculation Date, are represented by the Contracts described in
the preceding sentence.   Additionally, due  to the  administrative burden and
expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Seller in the Equipment will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Trust's interest in the Contracts (including the related Seller's security interest in the related Equipment) or perfection of the Indenture Trustee's interest in such Contracts and related Equipment, it does expose the Trust (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate the Trust's enforcement, as assignee, of the Seller's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the

Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to a Defaulted Contract. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee.

     Also, the transfer to the Trust Depositor of the Seller's security interest in motor vehicles ("VEHICLES") securing certain Contracts, or its ownership interest in Vehicles subject to Leases, Loans, or CSA's, and the transfer of any such security interest by the Trust Depositor to the Trust, is subject to state vehicle registration laws in the case of the Vehicles. Due to the significant administrative burden and expense associated with re-registering transfers of security interests with respect to the Vehicles, the certificates of title or similar instruments or registrations of title with respect to the Vehicles securing Contracts will not identify the Trust as secured party of such Equipment. There exists a risk in not so identifying the Trust as the new secured party or owner that, through fraud or negligence, a third party could acquire an interest in the Vehicles superior to that of the Trust. In addition, statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the Vehicles. As of the Statistic Calculation Date, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured by Vehicles, is approximately 26.82% of the ADCB (calculated utilizing the Statistical Discount
Rate) of the Contract Pool.

     In addition, some of the Equipment related to the Contracts may constitute "FIXTURES" under the real estate or UCC provisions of the jurisdiction in which such Equipment is located. In order to perfect a security interest in such Equipment, the holder of the security interest must file either a "FIXTURE FILING" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Equipment is located. These filings must be made in the real estate records office of the county in which such Equipment is located. So long as the Obligor does not permanently attach the Equipment to the real estate, a security interest in the Equipment will be governed by the UCC, and the filing of a UCC-1 financing statement will be effective to maintain the priority of the Seller's security interest in such Equipment. Except for a small portion of such Equipment, the Trust Depositor does not believe that any of the Equipment will be permanently affixed to the related real estate. If, however, any Equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the Equipment which is prior to the security interest originally obtained by the Seller and transferred to the Trust Depositor. Based on the representation of the Seller, however, the Trust Depositor believes that with respect to the Equipment which constitutes a "FIXTURE", it has obtained a perfected first priority security interest (except with respect to the Minimum Value Filing Exception), through assignment of such security interest by the Seller, by virtue of the Seller's proper filing of UCC-2 financing statements naming the Seller as secured party in the real estate records office of the county in which the Equipment is located or by obtaining waivers from landlords or mortgagees. As of the Statistic Calculation Date, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured by fixtures, is approximately 1.38% of the ADCB (calculated utilizing the Statistical Discount Rate) of the Contract Pool.

     The Trust Depositor will be obligated to reacquire any Contract transferred to the Trust (subject to the Seller's reacquisition thereof) in the event it is determined that a first priority perfected security interest in the name of the Trustee, or ownership interest in the case of Leases in the name of the Seller, in the Equipment related to such Contract did not exist as of the date such Contract was conveyed to the Trust (except with respect to the Minimum Value Filing Exception), if (i) such breach shall materially adversely affect the rights of the holder of such Contract in such Equipment and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Trust Depositor elects, the first) month following the discovery by or notice to the Trust Depositor of such breach, and the Seller will be obligated to reacquire such Contract from the Trust Depositor contemporaneously with the Trust Depositor's reacquisition from the Trust. If there is any Equipment as to which the Seller failed to perfect its security interest, the Seller's security interest, and the security interests of the Trust Depositor and the Trust (and the Indenture Trustee as assignee), would be subordinated to, among others, subsequent purchasers of the Equipment and holders of perfected security interests with respect thereto. To the extent the security interest of the Seller in the related Equipment is perfected, subject to the exceptions set forth in the following sentence, the Trust will have a prior claim over subsequent purchasers from the Obligor of such Equipment and holders of subsequently perfected security interests granted by Obligors. However, as against mechanics' liens or liens for taxes and other non-consensual liens unpaid by an Obligor under a Contract, or in the event of fraud or negligence of the Seller or Servicer, the Trust could lose the priority of its interest or its interest in such Equipment following the conveyance of such Contract to the Trust. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS" herein. Neither the Trust Depositor nor the Servicer nor the Seller will have any obligation to reacquire a Contract if any of the occurrences described in the foregoing sentence (other than fraud or negligence of the Seller) result in the Trust's losing the priority of its security interest or its security interest in such Equipment after the date such Contract is conveyed to the Trust.

     LEGAL RISKS ASSOCIATED WITH TRANSFER OF CONTRACTS. There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Contracts or Secondary Contracts could have an interest in such contracts with priority over the Trust's interest. See
"CERTAIN LEGAL ASPECTS OF THE CONTRACTS--TRANSFER OF CONTRACTS."   Under each
Vendor Agreement, the Vendor (i) has or will warrant to the Seller that the Contracts transferred to the Seller thereunder will be transferred free and clear of the lien of any third party and that the interests in Secondary Contracts transferred thereunder will be transferred free and clear of the lien of any third party and (ii) has or will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract (or Secondary Contract) transferred thereunder to the Seller. Under the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor and, under the Pooling and Servicing Agreement, the Trust Depositor will warrant to the Trust, that the Contracts and security interests in Secondary Contracts transferred thereunder will be transferred free and clear of the lien of any third party. Also, under the Transfer and Sale Agreement, the Seller will covenant to the Trust Depositor and, under the Pooling and Servicing Agreement, the Trust Depositor will also covenant to the Trust, that it will not sell, pledge, assign, transfer or grant any lien on any Contract or Secondary Contract transferred to the Trust Depositor or the Trust.

     RISK OF INEFFECTIVE SALE IN VENDOR BANKRUPTCY. The Seller will either (i) originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Trust Depositor. If the acquisition of an End-User Contract by the Seller is treated as a sale of such Contract from the applicable Vendor to the Seller, except in certain limited circumstances, such Contract would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case and, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. If the transfer of End-User Contracts to the Seller as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Seller's (and hence the Trust Depositor's, the Trust's and the Indenture Trustee's) interest in the Contracts. No law firm will, in connection with the offering of the Notes, express any opinion as to the issues discussed in this paragraph. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS--CERTAIN MATTERS RELATING TO BANKRUPTCY".

     RISK OF INEFFECTIVE SALE IN SELLER BANKRUPTCY. In the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor that the conveyance of the Contracts to the Trust Depositor thereunder is a valid sale and transfer of such Contracts to the Trust Depositor. In addition, the Seller and the Trust Depositor have covenanted that they will each treat the transactions described herein as a sale of the Contracts to the Trust Depositor, and the Seller will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts sold by the Seller and the Trust Depositor's security interest (as assignee of the Seller's security interest) in the Secondary Contracts securing Vendor Loans sold by the Seller. See "CERTAIN
LEGAL ASPECTS OF THE CONTRACTS--TRANSFER OF CONTRACTS".   Moreover, Winston &
Strawn, special counsel to the Seller and the Trust Depositor, will render a reasoned opinion to the effect that in the event the Seller became a debtor under the United States Bankruptcy Code, the transfer of the Contracts from the Seller to the Trust Depositor in accordance with the Transfer and Sale Agreement would be treated as a sale and not as a pledge to secure borrowings.

     If, however, the transfer of the Contracts from the Seller to the Trust Depositor were treated as a pledge to secure borrowings by the Seller, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Seller, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property
of the debtor's bankruptcy estate.   If, following a bankruptcy of the Seller, a
court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then similar reductions or delays in payments of collections on or in respect of the Contracts could occur. Additionally, because the Seller has purchased Contracts from Vendors located in the Tenth Circuit which could become debtors in a bankruptcy proceeding, the rationale of such case could be applicable to such Vendors' sales of End User Contracts to the Seller.

     RISK OF REJECTION OF "TRUE LEASES". A bankruptcy trustee or debtor in possession under the United States Bankruptcy Code (Title 11 U.S.C. 101 et seq.) (the "BANKRUPTCY CODE") has the right to elect to assume or reject any executory contract or unexpired lease which is considered to be a "TRUE LEASE" (and not a financing) under applicable law. Any rejection of such a contract or lease would constitute a breach of such contract or lease, as applicable, as of the day preceding the commencement of the applicable bankruptcy case, entitling the nonbreaching party to a pre-petition claim for damages.

     Certain End-User Contracts will be "TRUE LEASES" and thus subject to rejection by the lessor under the Bankruptcy Code. Any such End-User Contract originated by the Seller or acquired by the Seller in a transaction whereby the Seller is the "LESSOR" thereunder, will be subject to rejection by the Seller, as debtor in possession, or by the Seller's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if proceeds realizable from security interests in the related Equipment are insufficient to cover the losses. In addition, any End-User Contract which is a "TRUE LEASE" originated by a Vendor and transferred to the Seller in a transaction whereby such Vendor continues to be the "LESSOR" thereunder (such as a transfer by a Vendor to the Seller of a security interest in such End-User Contract or a transfer by a Vendor to the Seller of an interest in the right to payments only under any such End-User Contract), will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if the proceeds realizable from security interests in the related Equipment are insufficient to cover the losses.

     As of the Statistic Calculation Date, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are "TRUE LEASES" is approximately 24.71% of the ADCB (calculated utilizing the Statistical Discount Rate) of the Contract Pool as of such date.

     RISKS ASSOCIATED WITH INSOLVENCY OF THE TRUST DEPOSITOR OR THE TRUST. Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose corporation pursuant to a certificate of incorporation containing certain restrictions on the nature and scope of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving the Seller would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Pooling and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Indenture.

     The right of the Indenture Trustee, as a secured party under the Indenture for the benefit of the Noteholders, to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "ADEQUATE PROTECTION". The meaning of the term "ADEQUATE PROTECTION" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "ADEQUATE PROTECTION" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

     RISKS ASSOCIATED WITH INSOLVENCY OF THE VENDORS. In the event a Vendor under a Vendor Loan becomes subject to insolvency proceedings, the Secondary Contracts and other Applicable Security for such Vendor Loan as well as such Vendor's obligation to make payments thereon would also become subject to such insolvency proceedings. In such event, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Pooling and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Vendor Loans and Applicable Security therefor under the Indenture.

     The right of the Indenture Trustee, as secured party under the Indenture for the benefit of the Noteholders, to foreclose upon and sell any Secondary Contracts or Applicable Security is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against a Vendor obligated on a Vendor Loan, before or possibly even after the Indenture Trustee has foreclosed upon and sold such Secondary Contracts or Applicable Security for the reasons described above in the second preceding paragraph.

     Certain Vendor Assignments and certain assignments executed under various Program Agreements (each, a "PROGRAM ASSIGNMENT") provide that the Seller has recourse to the related Vendor for all or a portion of the losses the Seller may incur as a result of a default under the End-User Contracts sold under such Vendor Assignment or Program Assignment. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor, as debtor in possession, might attempt to characterize sales to the Seller pursuant to such Vendor Assignments or Program Assignments as loans to the Vendor from the Seller secured by the Contracts sold thereunder. If such an attempt is successful, such Vendor Assignment or Program Assignment would be subject to the risks described herein for Vendor Loans. In such case, the Contracts sold under such Vendor Assignment or Program Assignment would constitute Secondary Contracts under the recharacterized Vendor Assignment or Program Assignment.

     RISKS ASSOCIATED WITH REQUIRED SALE OF CONTRACTS RESULTING FROM TRUST DEPOSITOR BANKRUPTCY. If a conservator, receiver or liquidator of the Trust Depositor was appointed or if certain other events relating to the bankruptcy, insolvency or receivership of the Trust Depositor were to occur (an "INSOLVENCY EVENT"), then an Event of Default would occur with respect to the Notes and, pursuant to the terms of the Indenture and the Pooling and Servicing Agreement, and assuming the Trust was not then a debtor in a bankruptcy case, the Indenture Trustee, at the direction of the Required Holders (as defined in "DESCRIPTION OF THE NOTES -- EVENTS OF DEFAULT"), will be required to sell the Contracts, thereby causing early termination of the Trust and a possible loss to the Noteholders if the sum of (i) the proceeds of the sale allocable to the Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Noteholders, is insufficient to pay the Noteholders in full. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS--TRANSFER OF CONTRACTS" and "--CERTAIN MATTERS RELATING TO BANKRUPTCY".

     RISK OF LOSS ASSOCIATED WITH END-USER AND VENDOR BANKRUPTCY. Application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of End-Users could affect the interests of the Noteholders in the Contracts and Secondary Contracts if such laws result in any such contracts being written off as uncollectible or result in delay in payments due on any Contracts. See "DESCRIPTION OF THE NOTES--DEFAULTED CONTRACTS" and "CERTAIN LEGAL ASPECTS OF THE CONTRACTS--CERTAIN MATTERS RELATING TO BANKRUPTCY". In addition, application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of Vendors could affect the interests of the Noteholders in the Vendor Loans and Secondary Contracts if such laws result in any such Vendor Loans or Secondary Contracts being written off as uncollectible or result in delay in payments due on any such Vendor Loans or Secondary Contracts. See "--INSOLVENCY OF THE VENDORS". State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on a Contract or a Secondary Contract include the failure to file financing statements to perfect the Seller's, Trust Depositor's, Trust's or the Indenture Trustee's security interest, as applicable, in the Equipment or other Applicable Security and the depreciation, obsolescence, damage or loss of any item of Equipment. As a result, the Noteholders may be subject to delays in receiving payments and losses if the over collateralization represented by each Class of Notes that is subordinated thereto, the Subordinated Securities or the Reserve Fund is insufficient to absorb such losses.

     CERTAIN STATES MAY LIMIT THE ENFORCEABILITY OF CERTAIN LEASE PROVISIONS. Certain states have adopted a version of Article 2A of the UCC ("ARTICLE 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "UNCONSCIONABLE" lease or "UNCONSCIONABLE" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "CONSUMER LEASES" and leases in which the lessee is a "MERCHANT LESSEE". However, in the Transfer and Sale Agreement, the Seller will represent that (I) no End-User Contract is a "CONSUMER LEASE" as defined in Section 2A-103(1)(e) of the UCC; and (ii) to the best of the Seller's knowledge, each End-User has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the Seller of any defects therein. Article 2A, moreover, recognizes typical commercial lease "HELL OR HIGH WATER" rental payment clauses (which clauses unconditionally obligate the lessee to make all scheduled payments, without setoff) and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary from the provisions of the law.

     RISK OF STATE TAXES.   Because of the inclusion of "TRUE LEASES" in the
Trust, a risk exists that certain states may attempt to impose taxes on the Trust.

CERTAIN CONTRACTS RELATING TO SOFTWARE OR SERVICES ARE NOT SECURED BY SUCH SOFTWARE OR SERVICES

     Certain Contracts will relate not to Equipment but rather to Software or Services that are not owned by the Seller (the Vendor or a licensor traditionally owns the same) and in which no related interest will be transferred to the Trust (I.E. the Trust owns solely the associated Contracts' cash flow). As of the Statistic Calculation Date the ADCB (calculated utilizing the Statistical Discount Rate) of all Contracts which finance, lease or are related to Software is approximately 11.94% of the ADCB of the Contract Pool. See "THE CONTRACTS". Accordingly, if any such Contract becomes a Defaulted Contract, the Trust will not realize any proceeds from the related Software or Services from which to satisfy any related outstanding Scheduled Payments. Furthermore, because Software is generally eligible for protection under the Federal copyright laws, a security interest in Software generally cannot be perfected without a filing at the U.S. Copyright Office. Some legal authority indicates that this filing requirement also extends to a sale or grant of a security interest in software licenses and the proceeds thereof, while some other legal authority suggests that where there is an outright assignment of certain payments (such as royalties) associated with copyrightable materials, the rights to receive such payments constitute property separate from the copyrightable material and that no filing in the U.S. Copyright Office is required in connection with such assignment.


RISKS ASSOCIATED WITH NON-RECOURSE NATURE OF THE OFFERED NOTES - NO RECOURSE TO THE SELLER, SERVICER OR ITS AFFILIATES; LIMITED VENDOR RECOURSE

     Neither the Seller, the Servicer nor any of their affiliates is generally obligated to make any payments in respect of the Notes or the Contracts. However, in connection with the sale of Contracts by the Seller to the Trust Depositor, and the concurrent conveyance of such Contracts by the Trust Depositor to the Trust, the Seller will make representations and warranties with respect to the characteristics of such Contracts and, in certain circumstances, the Seller may be required to repurchase Contracts from the Trust Depositor (and the Trust Depositor concurrently from the Trust) with respect to which such representations and warranties have been breached. See "THE TRANSFER AND SALE AGREEMENT AND THE POOLING AND SERVICING AGREEMENT--REPRESENTATIONS AND WARRANTIES" herein. Because the Trust is a limited purpose trust with limited assets, the Noteholders must rely solely upon the Contracts, security interests in the related Equipment described herein as well as amounts in the Reserve Fund, to the extent available, for payment of principal and interest on the Notes. Moreover, in respect of Vendor Loans, the Noteholders must generally rely solely upon the Secondary Contracts securing such Vendor Loans (together with the Equipment and related security securing such Secondary Contracts, should the End-User default in its obligation to pay such Secondary Contracts), since Vendor Loans are generally non-recourse to the Vendors (I.E., the holder of such Vendor Loan is limited to recovering amounts solely from the Secondary Contracts and related security therefor) except for certain Vendor Loans which are covered by a UNL Pool (as defined herein). If payments made or realized from the Contracts (including Secondary Contracts securing Vendor Loans) and the disposition proceeds of the Equipment are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency.

BOOK-ENTRY REGISTRATION-NOTEHOLDERS LIMITED TO EXERCISING THEIR RIGHTS THROUGH DTC, EUROCLEAR OR CEDEL

     The Notes offered hereby initially will be represented by one or more Notes registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until

Definitive Notes are issued, beneficial owners will not be recognized by the Issuer or the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC, Euroclear or CEDEL and their respective participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC, Euroclear or CEDEL, as the case may be, and its participating organizations. See "DESCRIPTION OF THE NOTES--BOOK-ENTRY REGISTRATION."


YEAR 2000 COMPLIANCE

     Many existing computer programs use only two digits to define a year in the date field. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000. Newcourt has established procedures for evaluating and managing the risks and costs associated with this problem, but there can be no assurance that all of Newcourt's internal computer systems will be able to handle all Year 2000 problems. Furthermore, Newcourt does not guarantee that the systems and software of other companies on which its systems and operations rely will be able to handle all Year 2000 problems. If Newcourt USA, as Servicer, the Owner Trustee or the Indenture Trustee do not have computerized systems that are Year 2000 compliant by the Year 2000, the ability to service the Contracts (in the case of the Servicer), to make distributions to the Noteholders and holders of the Subordinated Securities (in the case of the Indenture Trustee) may be materially and adversely affected.
See "NEWCOURT CREDIT GROUP INC.; NEWCOURT FINANCIAL USA INC. -- READINESS FOR YEAR 2000".


                                   USE OF PROCEEDS

     The net proceeds from the sale of the Notes and the Subordinated Securities will be paid to the Trust Depositor in consideration of the transfer to the Trust of the Contracts. Such proceeds will be applied by the Trust Depositor to the purchase price of the Contracts to be sold to the Trust Depositor pursuant to the Transfer and Sale Agreement by the Seller as well as for other general corporate purposes. The Seller has previously sold certain lease and finance contracts to the Trust Depositor which has resold them (or interests therein) to Variable Funding Capital Corporation ("VFCC"). It is expected that these contracts will be repurchased from VFCC by the Trust Depositor and from the Trust Depositor by the Seller immediately preceding (and with the proceeds of) the issuance of the Notes and the Subordinated Securities contemplated hereby and that certain of such contracts will be included in the Contract Portfolio. VFCC is a special purpose company the business of which is limited, generally, to the purchase of, or the making of loans against receivables or interests in financial assets. First Union Capital Markets, a division of Wheat First Securities, Inc., is the Administrator of VFCC, an entity which is not affiliated with First Union Corporation, First Union Capital Markets or any of their respective affiliates.


                                      THE TRUST

     The Notes offered hereby will be issued by the Trust which has been established by the Trust Depositor pursuant to the Trust Agreement. The Contract Pool will be formed and transferred to the Trust pursuant to the Pooling and Servicing Agreement and pledged to the Indenture Trustee pursuant to the Indenture.

     The Trust was organized as a limited purpose business trust formed in accordance with the laws of the State of Delaware, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to its formation on August 13, 1998, the Trust will have had no assets or obligations and no operating history. The Trust will not engage in any business activity other than (a) acquiring, managing and holding the Contracts and related interests described herein, (b) issuing the Notes and the Subordinated Securities, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust will not own any physical properties. As a consequence, the Trust is not expected to have any source of capital resources other than the Trust Assets. As of the date of this Prospectus, the Trust is subject to any legal proceedings.

                                  THE CONTRACT POOL

     THE TRANSFERRED CONTRACTS. The Transferred Contracts will consist of Contracts purchased from the Seller by the Trust Depositor on the Closing Date (and as of the Cutoff Date) under the Transfer and Sale Agreement dated as of October 15, 1998 (the "TRANSFER AND SALE AGREEMENT"), as well as any Additional Contracts or Substitute Contracts conveyed thereunder as described herein as of their applicable Cutoff Dates. The Transferred Contracts have been and will be selected by the Seller from its portfolio of contracts based on the criteria specified in the Transfer and Sale Agreement and the Pooling and Servicing Agreement. See "THE POOLING AND SERVICING AGREEMENT--REPRESENTATIONS AND WARRANTIES" and "--CONCENTRATION AMOUNTS" herein which specifically describe the criteria for eligibility in the Contract Pool. The representations of the Seller include a representation that no adverse selection with respect to the Contracts has occurred. The Seller will represent that all of the Contracts are commercial, rather than consumer, leases or loans/financings, and that no adverse selection process was employed in the Seller's selection of Contracts for sale under the Transfer and Sale Agreement. The statistical information concerning the Contracts set forth below is based upon information as of the opening of business on the Statistic Calculation Date and the Statistical Discount Rate. As of the Statistic Calculation Date, the ADCB (calculated utilizing the Statistical Discount Rate) of the Transferred Contracts was $1,125,191,061, the weighted average remaining term to maturity for the Transferred Contracts was approximately 39.3 months, the final scheduled payment date of the Transferred Contract with the latest maturity or expiration was July 2005 and the average Discounted Contract Balance was approximately $26,232.

     For further information regarding the Transferred Contracts, see "THE CONTRACTS" herein and "THE CONTRACT POOL--OTHER POOL DATA" below.

     OTHER POOL DATA. Approximately As of the Statistic Calculation Date, approximately 17.52% of the ADCB (calculated using the Statistical Discount
Rate) of the Transferred Contracts provide for payments by the Obligor thereunder on a basis other than monthly payments. The composition and distribution of the Transferred Contracts by remaining term, original term, Discounted Contract Balance, End-User industry, geographic distribution, type of equipment and type of End-User Contract are set forth in the following tables and are reported as of the Statistic Calculation Date. Subschedules to Transferred Contracts reflecting amounts billed to separate billing locations are treated as separate Transferred Contracts. Classification by industry is based on Newcourt's customary procedures for determining the obligor's industry. The largest End-User industry concentration (including End-User Obligors on Contracts originated by the Seller directly, as well as Contracts originated through Vendors with or without Vendor recourse, and Secondary Contracts securing Vendor Loans), which represents an ADCB of $247,249,042 or 21.97% of the ADCB of the Contract Pool as of the Statistic Calculation Date, relates to the transportation industry. See "RISK FACTORS--CERTAIN RISKS ASSOCIATED WITH GEOGRAPHIC OR INDUSTRY CONCENTRATIONS OF CONTRACTS" herein, and "THE CONTRACT POOL -- CONTRACT LOSS EXPERIENCE" below.

     The statistical information concerning the Contracts set forth below is based upon information as of the opening of business on the Statistic Calculation Date and the Statistical Discount Rate. Certain Contracts included in the pool as of the Statistic Calculation Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final Contract Pool. While the statistical distribution of the characteristics as of the Closing Date for the final Contract Pool and calculated at the actual Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date and calculated at the Statistical Discount Rate as presented in this Prospectus, such variance is not expected to be material. The percentages and balances set forth in each of the following tables may not sum to the indicated totals due to rounding.

     The information concerning the Contracts set forth below should be read in connection with the information set forth in "Risk Factors."

                           COMPOSITION OF THE CONTRACT POOL

Aggregate Discounted Contract Balance                           $ 1,125,191,061


         Number of Contracts                                             42,894

    Weighted Average Original Term                                         46.9
         (Range) (in months)                                               3-86

   Weighted Average Remaining Term                                         39.3
         (Range) (in months)                                               1-81

Average Discounted Contract Balance                             $        26,232

                      DISTRIBUTION OF CONTRACTS BY CONTRACT TYPE


                                                                                                          Percentage of Aggregate
                                                     Percentage of Number of     Aggregate Discounted       Discounted Contract
                             Number of Contracts            Contracts              Contract Balance               Balance
True Leases                       20,505                     47.80%                 $ 278,042,540                   24.71%

Finance Leases                    14,798                     34.50                    232,504,521                   20.66

CSA's                              7,145                     16.66                    459,352,648                   40.82

Other Financing
Arrangements                         347                      0.81                    115,773,324                   10.29

Secured Notes                         46                      0.11                     17,712,246                    1.57

IPA's                                 53                      0.12                     21,805,783                    1.94


           DISTRIBUTION OF CONTRACTS BY STATE IN WHICH OBLIGORS ARE LOCATED



                                                       Percentage of              Discounted                 Percentage of
          State                  Number of               Number of                 Contract               Aggregate Discounted
                                 Contracts               Contracts                 Balance                  Contract Balance
         Alabama                    557                     1.30%               $ 28,865,608                     2.57%

          Alaska                    127                     0.30                   2,137,118                     0.19

         Arizona                    783                     1.83                  16,848,633                     1.50

         Arkansas                   474                     1.11                  17,226,441                     1.53

        California                 5,415                   12.62                 118,982,661                    10.57

         Colorado                   836                     1.95                  18,779,464                     1.67

       Connecticut                  700                     1.63                  14,380,638                     1.28

         Delaware                   173                     0.40                   7,593,773                     0.67

   District of Columbia             288                     0.67                   7,398,306                     0.66

         Florida                   2,206                    5.14                  37,729,549                     3.35

         Georgia                   1,217                    2.84                  38,543,513                     3.43

          Hawaii                    179                     0.42                   1,038,756                     0.09

          Idaho                     255                     0.59                   7,418,661                     0.66

         Illinois                  1,503                    3.50                  36,960,468                     3.28

         Indiana                    672                     1.57                  23,790,044                     2.11

           Iowa                     268                     0.62                   8,096,179                     0.72

          Kansas                    284                     0.66                   6,960,541                     0.62

         Kentucky                   525                     1.22                  19,617,903                     1.74

        Louisiana                   622                     1.45                  17,076,487                     1.52

          Maine                     250                     0.58                  10,662,260                     0.95

         Maryland                   862                     2.01                  16,801,593                     1.49

      Massachusetts                1,339                    3.12                  28,988,564                     2.58

         Michigan                  1,027                    2.39                  33,062,490                     2.94

        Minnesota                   549                     1.28                  20,397,745                     1.81

       Mississippi                  409                     0.95                  18,714,343                     1.66

         Missouri                   589                     1.37                  19,032,324                     1.69

         Montana                    140                     0.33                   2,094,816                     0.19

         Nebraska                   114                     0.27                   7,725,876                     0.69

          Nevada                    376                     0.88                   8,233,621                     0.73


                                         33

                                                       Percentage of              Discounted                 Percentage of
          State                  Number of               Number of                 Contract               Aggregate Discounted
                                 Contracts               Contracts                 Balance                  Contract Balance
      New Hampshire                 375                     0.87                  11,097,964                      0.99

        New Jersey                 2,008                    4.68                  58,220,989                      5.17

        New Mexico                  266                     0.62                   3,365,615                      0.30

         New York                  3,643                    8.49                  75,340,356                      6.70

      North Carolina                929                     2.17                  15,842,564                      1.41

       North Dakota                  75                     0.17                   2,226,628                      0.20

           Ohio                    1,265                    2.95                  38,771,155                      3.45

         Oklahoma                   469                     1.09                  10,156,947                      0.90

          Oregon                    613                     1.43                   9,588,352                      0.85

       Pennsylvania                2,185                    5.09                  64,675,681                      5.75

       Rhode Island                 128                     0.30                   3,694,675                      0.33

      South Carolina                411                     0.96                   7,289,708                      0.65

       South Dakota                  43                     0.10                     444,358                      0.04

        Tennessee                   674                     1.57                  27,344,350                      2.43

          Texas                    3,338                    7.78                  94,497,890                      8.40

           Utah                     714                     1.66                  23,997,323                      2.13

         Vermont                    250                     0.58                  11,118,367                      0.99

         Virginia                  1,008                    2.35                  19,151,395                      1.70

        Washington                  791                     1.84                  17,258,967                      1.53

      West Virginia                 285                     0.66                  12,016,614                      1.07

        Wisconsin                   602                     1.40                  22,391,084                      1.99

         Wyoming                     83                     0.19                   1,541,702                      0.14


                     DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE

                                                                                                            Percentage of Aggregate
                                     Number of          Percentage of Number       Discounted Contract       Discounted Contract
         Equipment Type              Contracts              of Contracts                 Balance                   Balance
 Computer Hardware                     25,215                  58.78%                $ 296,494,495                   26.35%

 Auto Diagnostic Equipment              6,364                  14.84                    72,485,593                    6.44

 Transportation                         4,673                  10.89                   301,811,387                   26.82

 Construction                           1,785                   4.16                   114,231,991                   10.15

 Industrial Equipment                   1,485                   3.46                    29,922,223                    2.66

 Miscellaneous                          1,475                   3.44                    44,922,741                    3.99

 Resources                                544                   1.27                    48,005,468                    4.27

 Computer Software                        379                   0.88                   134,337,281                   11.94

 Manufacturing                            373                   0.87                    20,380,922                    1.81

 Healthgroup                              352                   0.82                    42,345,156                    3.76

 Commercial/Retail Fixtures               150                   0.35                    15,493,559                    1.38

 Printing                                  99                   0.23                     4,760,244                    0.42

                    DISTRIBUTION OF CONTRACTS BY OBLIGOR INDUSTRY


                                                                                                           Percentage of Aggregate
                                                       Percentage of Number of    Discounted Contract        Discounted Contract
         Industry             Number of Contracts             Contracts                 Balance                    Balance
 Small Business                    10,732                         25.02%              $ 75,274,238                    6.69%

 Distribution                       9,636                         22.46                131,489,860                   11.69

 Miscellaneous                      4,641                         10.82                110,139,304                    9.79

 Financial Management               4,421                         10.31                 93,252,725                    8.29

 Transportation                     3,958                          9.23                247,249,042                   21.97

 Construction                       2,829                          6.60                131,370,192                   11.68

 Manufacturing                      2,457                          5.73                139,227,893                   12.37

 Machine Tool                       1,339                          3.12                 25,184,638                    2.24

 Healthcare                         1,293                          3.01                 62,013,169                    5.51

 Resources                            769                          1.79                 62,238,615                    5.53

 Commercial                           390                          0.91                 22,101,230                    1.96

 Printing                             333                          0.78                 11,702,618                    1.04

 Government                            96                          0.22                 13,947,537                    1.24

               DISTRIBUTION OF CONTRACTS BY DISCOUNTED CONTRACT BALANCE


                                                                                                           Percentage of Aggregate
      Discounted Contract          Number of       Percentage of Number of       Discounted Contract         Discounted Contract
           Balance                 Contracts              Contracts                    Balance                     Balance
            $ 1  - $25,000            34,095                 79.49%                 $ 200,355,625                    17.81%

        $ 25,001 - $50,000             3,654                  8.52                    131,467,626                    11.68

         $50,001 - $75,000             1,644                  3.83                    101,611,879                     9.03

        $75,001 - $100,000             1,430                  3.33                    124,399,210                    11.06

       $100,001 - $200,000             1,334                  3.11                    176,761,456                    15.71

       $200,001 - $300,000               304                  0.71                     74,356,849                     6.61

       $300,001 - $400,000               141                  0.33                     48,103,797                     4.28

       $400,001 - $500,000                84                  0.20                     36,932,563                     3.28

      $500,001 - $1,000,000              126                  0.29                     86,691,046                     7.70

     $1,000,001 - $4,000,000              78                  0.18                    124,654,833                    11.08

     greater than $4,000,000               4                  0.01                     19,856,176                     1.76

                             DISTRIBUTION OF CONTRACTS BY
                         REMAINING MONTHS TO STATED MATURITY

                                                                                                           Percentage of Aggregate
      Remaining Term                                   Percentage of Number of     Discounted Contract       Discounted Contract
         (Months)                Number of Contracts          Contracts                  Balance                   Balance
           1 - 12                        4,152                   9.68%                $ 30,637,145                   2.72%

          13 - 24                       13,348                  31.12                  185,876,586                  16.52

          25 - 36                       14,929                  34.80                  279,570,436                  24.85

          37 - 48                        3,683                   8.59                  217,259,182                  19.31

          49 - 60                        6,513                  15.18                  363,857,090                  32.34

          61 - 72                          189                   0.44                   25,706,502                   2.28

          73 - 84                           80                   0.19                   22,284,121                   1.98



                         DISTRIBUTIONS OF CONTRACTS BY
                            ORIGINAL CONTRACT TERM

                                                                                                                Percentage of
     Original Term             Number of            Percentage of Number of        Discounted Contract      Aggregate Discounted
       (Months)                Contracts                   Contracts                     Balance              Contract Balance
        1 - 12                      424                       0.99%                    $  8,645,953                  0.77%

       13 - 24                   11,598                      27.04                      130,084,836                  11.56

       25 - 36                   18,863                      43.98                      297,395,693                  26.43

       37 - 48                    3,381                       7.88                      165,573,481                  14.72

       49 - 60                    7,127                      16.62                      378,783,825                  33.66

       61 - 72                    1,366                       3.18                      111,861,028                   9.94

       73 - 84                      129                       0.30                       31,557,672                   2.80

       85 - 96                        6                       0.01                        1,288,574                   0.11

DELINQUENCY AND LOAN LOSS INFORMATION

     Set forth below is certain information regarding the delinquency and loss experience of Newcourt USA with respect to its portfolio of financing agreements (including Contracts and other financing agreements that it previously sold but continues to service) for users of a wide variety of new and used information technology equipment (such as computer work stations, personal computers, data storage devices, mainframe and mini computers and other computer related peripheral equipment), communications equipment (such as telephone switching and networking systems), commercial business and industrial equipment (such as printing presses, machine tools and other manufacturing equipment, photocopiers, facsimile machines and other office equipment, energy savings and control equipment, automotive diagnostic and automated testing equipment), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), resources equipment (such as feller-bunchers and grapplers), and transportation and construction equipment (such as heavy and medium duty trucks and highway trailers, school buses, bulldozers, loaders, graters, excavators, forklifts and other materials handling equipment, golf carts and other road and off-road machinery).

     The information set forth below includes delinquency and loss experience of Newcourt USA with respect to financing agreements for "micro-ticket" items which are included in Newcourt USA's portfolio but which are not being, and will not be, transferred to the Trust.

     There can be no assurance that the levels of delinquency and loss experience on the Contracts will be comparable to that set forth below. Data set forth for the six months ended June 30, 1998 are not indicative of results for the full year. The contracts to which the following tables relate (the "SUBJECT CONTRACTS") were, prior to the end of the first quarter of 1996, serviced to a limited extent (specifically, the invoicing, cash application and sales and tax reporting with respect thereto) by Parrish Financial Servicing L.P., an unaffiliated independent servicing contractor. Except as noted in the preceding sentence, the Subject Contracts have been and will continue to be serviced by Newcourt USA.

     SIX MONTHS ENDED JUNE 30, 1998 VERSUS SIX MONTHS ENDED JUNE 30, 1997. The amounts classified as 31-60 days delinquent, 61-90 days delinquent and over 90 days delinquent increased as a percentage of the outstanding investment in the Subject Contracts, to 3.44%, 1.31% and 0.48% from 2.01%, 0.50% and 0.31%, respectively, as of the six months ended June 30, 1997. This was due in large part to an expansion of Newcourt's lending on smaller ticket commercial assets under large scale commercial vendor programs and the correspondingly higher delinquency levels expected with these programs. Net losses as a percentage of average outstanding investment in the Subject Contracts increased to 0.94% for the six month period ending June 30, 1998 compared to 0.64% for the corresponding 1997 period, each respectively on an annualized basis. The increase in recognized losses primarily related to sales of repossessed assets in the heavy truck and trailer transportation sector during the first quarter of 1998.

     TWELVE MONTHS ENDED DECEMBER 31, 1997 VERSUS TWELVE MONTHS ENDED DECEMBER 31, 1996. The amounts classified as 31-60 days delinquent, 61-90 days delinquent and over 90 days delinquent decreased as a percentage of the outstanding investment in the Subject Contracts, to 2.21%, 0.45% and 0.28% from 2.86%, 1.27% and 0.41%, respectively, as of the year ended December 31, 1997. This was primarily the result of a tightening in the credit and administration systems and procedures, specifically related to transportation assets, in response to the decline in the general performance of investments in transportation equipment financing agreements originated in the United States. Net losses as a percentage of average outstanding investment in Subject Contracts increased to 0.50% from 0.32%. The losses were principally the result of the continuing decline in the US transportation industry.

     TWELVE MONTHS ENDED DECEMBER 31, 1996 VERSUS TWELVE MONTHS ENDED DECEMBER 31, 1995. The amounts classified as 31-60 days delinquent, 61-90 days delinquent and over 90 days delinquent changed as a percentage of the outstanding investment in the Subject Contracts, to 2.86%, 1.27% and 0.41% from 4.14%, 0.93% and 0.15%, respectively, as of the year ended December 31, 1996. The results for this period were mixed but reflected an increasing maturation of the US portfolio as Newcourt effectively tripled its United States asset base from December 1995 figures. During 1996, net losses increased to 0.32% from zero recorded losses in 1995. This was due in part to recognition of losses on the Subject Contracts which became delinquent in 1995 but was still lower than the expected long term average because of the growth in the portfolio. The year ended December 31, 1995 was essentially Newcourt's first full year of operation in the US market. As a result of the portfolio age, the majority of accounts classified as delinquent as of December 31, 1995 were primarily in the 31-60 day category and no losses were recognized.

                                NEWCOURT USA PORTFOLIO
                     DELINQUENCY EXPERIENCE (a), (b), (c) AND (d)
                                          AT

     ---------------------------------------------------------------------------

                               Six Months          Six Months          Twelve Months         Twelve Months         Twelve Months
                                  Ended              Ended                 Ended                 Ended                 Ended
                                June 30,            June 30,           December 31,          December 31,           December 31,
                                  1998                1997                 1997                  1996                   1995
 Outstanding Investment
 in Contracts                $2,168,039,278      $1,339,937,827       $1,849,335,840        $1,056,983,682          $354,193,858


 31-60 days                      3.44%               2.01%                 2.21%                 2.86%                 4.14%


 61-90 days                      1.31%               0.50%                 0.45%                 1.27%                 0.93%


 Over 90 days                    0.48%               0.31%                 0.28%                 0.41%                 0.15%


 Total (% of Outstanding
 Investment in Contracts)        5.23%               2.82%                 2.94%                 4.54%                 5.22%



(a) Outstanding Investment is equal to the outstanding funds deployed for the acquisition of the financing agreements less any associated payments made under such financing agreement relating to the principal component of such financing agreement.
(b) Newcourt USA classifies accounts as delinquent at the time a payment (or a portion thereof) remains unpaid 31 days or more following the date on which such payment is due. The amount classified as delinquent is the present value of all remaining scheduled payments discounted at the applicable contract rate and any past due amounts relating to such financing agreements. Delinquent accounts are written off in their entirety when a determination is made that the account is uncollectible.
(c)  The percentages in any column may not total 100% due to rounding.
(d) Includes all U.S. assets originated through the Transportation & Construction Equipment Origination Channel, Information Technology Origination Channel and Commercial Origination Channel including small balance assets (i.e., "micro-ticket" assets) originated, and still held on Newcourt USA's balance sheet, from its acquisition of Anthem in 1996 (but excludes assets securitized and sold through Newcourt Equipment Receivables Trust 1996-A and Newcourt Equipment Receivables Trust 1997-A).

                                NEWCOURT USA PORTFOLIO
                             LOSS EXPERIENCE (a) AND (c)
                                          AT

     ---------------------------------------------------------------------------


                              Six Months         Six Months          Twelve Months         Twelve Months         Twelve Months
                                 Ended              Ended                Ended                 Ended                 Ended
                             June 30, 1998      June 30, 1997      December 31, 1997     December 31, 1996   December 31, 1995 (e)
 Outstanding Investment
 in Contracts               $2,168,039,278     $1,339,937,827       $1,849,335,840         $1,056,983,682        $354,193,858

 Gross Losses                 $28,470,818        $9,277,448           $16,630,006           $13,688,978                0

 Recoveries                   $19,242,655        $5,270,766           $9,434,278            $11,226,180                0

 Net Losses                   $9,228,163         $4,006,683           $7,195,728             $2,462,798                0

 Net Losses as a
 Percentage of
 Average Outstanding
 Investment in Contracts
 (b)                           0.94% (d)          0.64% (d)              0.50%                 0.32%                   0.00%


(a) Outstanding Investment is equal to the outstanding funds deployed for the acquisition of the financing agreements less any associated payments made under such financing agreement relating to the principal component of such financing agreement.
(b) Average Outstanding Investment is the average of the Outstanding Investment at the end of each quarter.
(c)  Includes all U.S. assets originated through Newcourt USA's
     Transportation & Construction Equipment Origination Channel,
     Information Technology Origination Channel and Commercial Origination Channel including small balance assets (i.e., "micro-ticket" assets) originated, and still held on Newcourt USA's balance sheet, from its acquisition of Anthem in 1996 (but excludes assets securitized and sold through Newcourt Equipment Receivables Trust 1996-A and Newcourt Equipment Receivables Trust 1997-A).
(d)  On an annualized basis.
(e) See "DELINQUENCY AND LOSS INFORMATION -- TWELVE MONTHS ENDED DECEMBER 31, 1996 VERSUS TWELVE MONTHS ENDED DECEMBER 31, 1995."

                                    THE CONTRACTS

     The Trust will be entitled to all collections on account of the Contracts in the Contract Pool and related Equipment and Applicable Security, except for
(i) collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the Contract Pool or related Equipment, which collections are attributable to any taxes, fees or other charges imposed by any governmental authority, (ii) collections representing reimbursements of insurance premiums or payments for certain services that were not financed by the Seller, (iii) collections relating to security deposits, (iv) collections relating to payments which were scheduled to be made by any Obligor on any Contract pursuant to the terms of such Contract prior to the Cutoff Date related to such Contract, (v) collections of late charges relating to a Contract ("LATE CHARGES") (amounts described in clauses (i), (ii), (iii), (iv) and (v), "EXCLUDED AMOUNTS") and (vi) collections relating to Excluded Residual Investments.

END-USER CONTRACTS

     The following discussion describes the End-User Contracts (including End-User Contracts which are Secondary Contracts). All of the End-User Contracts to be included in the Trust are CSAs, Leases, Secured Notes, IPAs and Financing Agreements in respect of Equipment, Software and Services. There is no limit on the number of Contracts in the Contract Pool which may consist of any of the foregoing types. Each Contract is required, however, to be an Eligible Contract (as defined under "THE TRANSFER AND SALE AGREEMENT AND POOLING AND SERVICING AGREEMENT") as of the Cutoff Date.

     CONDITIONAL SALE AGREEMENTS.   The Seller offers financing for Equipment
under CSAs assigned to the Seller by Vendors. It is expected that most of the CSAs in the Contract Pool will consist of the Seller's standard pre-printed form, or of the Vendors' standard, pre-printed forms. The CSA sets forth the description of each Financed Item and the schedule of installment payments. Generally, loans under CSAs are fixed rate and are for a one to seven year term. Payments under CSAs generally are due monthly. CSA terms (i) provide for a grant by the End-User thereunder of a security interest in any related Equipment (which security interest is assigned by the Vendor to the Seller), (ii) may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee, (iii) require the End-User to maintain the Equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the Equipment, (iv) restrict the modification or disposal of the Equipment without the seller's, or its assignee's, consent, (v) include a disclaimer of warranties, (vi) include the End-User's indemnity against liabilities arising from the use, possession or ownership of the Equipment,
(vii) include the End-User's absolute (except as provided in clause (ii)) and unconditional obligation to pay the installment payments thereunder and (viii) include specifically identifiable events of default and remedies therefor. The CSA also requires each End-User to maintain insurance, the terms of which may vary. The terms of a CSA may be modified at its inception at the End-User's request. Such modifications must either be approved by the Seller's legal department and certain levels of management before the Seller will agree to accept an assignment of the CSA from a Vendor, or the Vendor must indemnify the Seller against any losses or damages it may suffer as a result of such modifications.

     LEASES. The Seller, either directly or by assignment from Vendors, offers financing of Equipment, Software and Services under Leases. Leases may consist of individual lease agreements relating to a single, separate transaction and Financed Item, or may consist of individual transactions written under and governed by a master lease agreement (each, an "MLA") which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific Equipment, Software and Services being leased or financed and the schedule of related rental payments, are contained in a supplement or schedule to the MLA (each an "MLA SUPPLEMENT"), which is signed by the End-User as lessee, and either the Vendor or the Seller, as lessor. The MLA Supplement incorporates the MLA by reference, and is treated by the Seller as a separate Lease. Each Lease is originated in the ordinary course of business by either the Seller or a Vendor (and assigned to the Seller pursuant to a Vendor Agreement).

     The initial terms of the Leases in the Contract Pool generally range from one to seven years. Each Lease provides for the periodic payment by the End-User of rent in advance or arrears, generally monthly or quarterly. Such periodic payments represent the amortization, generally on a level basis, of the total amount that an End-User is required to pay throughout the term of a Lease.

     The Leases to be included in the Contract Pool are "NET LEASES" under which the End-User assumes responsibility for the Financed Items, including operation, maintenance, repair, insurance or self-insurance, return of any Equipment at the expiration or termination of the Lease and the payment of all sales and use and property taxes relating to the Financed Items during the Lease term. The End-User further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the Financed Items. In most cases, the lessor is also authorized to perform the End-User's obligations under the Lease at the End-User's expense, if it so elects, in cases where the End-User has failed to perform. In addition, the Leases generally contain "HELL OR HIGH WATER" clauses unconditionally obligating the End-User to make periodic payments, without setoff, at the times and in the amounts specified in the Lease. If the Seller is the lessor, the Lease contains no express or implied warranties with respect to the Financed Items other than a warranty of quiet enjoyment. If a Vendor is the lessor, the Lease or a related agreement may contain certain representations and warranties with respect to the Financed Items in addition to a warranty of quiet enjoyment; HOWEVER, the End-User agrees not to assert any warranty claims against any assignee of the Vendor (which would include the Seller) by way of setoff, counterclaim or otherwise, and further agrees that it may only bring such claims against the Vendor. All Leases of Equipment generally require the End-User to maintain, at its expense, casualty insurance covering damage to or loss of the Equipment during the Lease term or to self-insure against such risks, if approved in advance by the Seller or Vendor, as applicable.

     The Leases include both "TRUE LEASES" and leases intended for security as defined in Section 1-201(37) of the UCC. Under a "TRUE LEASE," the lessor bears the risk of ownership (although the risk of loss of the Equipment is passed to the End-User under the Leases), takes any tax benefits associated with the ownership of depreciable property under applicable law and no title is conferred upon the lessee. The lessee under a "TRUE LEASE" has the right to the temporary use of property for a term shorter than the economic life of such property in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant "RESIDUAL" economic interest in the leased property. See "--RESIDUAL INVESTMENTS." End of lease options for "TRUE LEASES" include purchase or renewal at fair market value. Under leases intended for security, the lessor in effect finances the "PURCHASE" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such Leases depend on the terms of the related individual lease agreement or MLA Supplement, but generally such terms provide for the purchase of the Equipment at a prestated price, which may be nominal. The inclusion of "TRUE LEASES" in the Contract Pool will have no federal income tax impact on Noteholders since the Notes are treated as debt for federal income tax purposes although the inclusion of such leases may result in the imposition of state and local taxes which would reduce cash available for payment on the Notes. See "CERTAIN FEDERAL INCOME TAX MATTERS." "TRUE LEASES" are treated differently under the Bankruptcy Code from leases intended for security. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS--CERTAIN MATTERS RELATING TO BANKRUPTCY."

     End-Users under a Lease are either prohibited from altering or modifying the Equipment or may alter or modify the Equipment only to the extent the alterations or modifications are readily removable without damage to the Equipment. Under certain MLAs, the End-User may assign its rights and obligations under the Lease, but only upon receiving the prior written consent of the lessor, or may relocate the Equipment upon giving the lessor prompt written notice of such relocation. The right to grant or deny such consent or to receive such written notice will be exercised by the Servicer pursuant to the authority delegated to it in the Pooling and Servicing Agreement. Certain Leases permit the End-User to substitute substantially identical leased Equipment for leased Equipment scheduled to be returned to the lessor under the Lease.

     While the terms and conditions of the Leases do not generally permit cancellation by the End-User, certain Leases may be modified or terminated before the end of the Lease term. Modifications to a Lease term or early Lease terminations may be permitted by the Seller, or by a Vendor, with the consent of the Seller, and are generally associated with additional financing opportunities from the same End-User. End-Users may also negotiate with the Seller, at the Seller's discretion, an early termination arrangement allowing the End-User to purchase the Equipment during the term of a Lease for an amount generally equal to or in excess of the present value of the remaining rental payments under the Lease plus the anticipated market value of the related Equipment as of the end of the Lease term. In some circumstances, early termination of a Lease may be permitted in connection with the acquisition of new technology requiring replacement of the Equipment. In such cases, the related Equipment is returned to the Vendor or Seller and an amount generally equal to the present value of the remaining rental payments under the Lease plus an early termination fee is paid by the End-User to the Seller. Modifications usually involve repricing a Lease or modification of the Lease term. Occasionally a Lease may be modified in connection with an increase in the capacity or performance of Equipment by adding additional Equipment that includes new technology. Coincident with the financing of an upgrade to such Equipment, the Seller may reprice and extend the related base Lease term to be coterminous with the desired term of the Lease relating to the upgrade. In certain cases, subject to certain conditions described under "DESCRIPTION OF THE NOTES--PREPAID CONTRACTS," such base lease extensions may remain in the Contract Pool. Newcourt USA expects, as Servicer, to continue to permit these modifications and terminations with respect to Leases included in the Contract Pool pursuant to the authority delegated to it in the Pooling and Servicing Agreement, subject to certain conditions and covenants of the Servicer described under "DESCRIPTION OF THE NOTES--PREPAID CONTRACTS."

     In certain circumstances, the standard terms and conditions of the MLA are modified at the inception of a Lease at the request of the End-User. Such modifications must either be approved by the Seller's legal department and certain levels of management before the Seller will agree to enter into the Lease or accept an assignment of the Lease from a Vendor, or the Vendor must indemnify the Seller against any losses or damages it may suffer as a result of such modifications. Common permitted modifications include, but are not limited to, (i) a one dollar purchase option at the end of the Lease term, (ii) prearranged mid-Lease purchase options, early termination options and lease extension options as described above, (iii) modifications to the lessor's equipment inspection rights, (iv) modifications to the End-User's insurance requirements permitting the End-User to self-insure against casualty to the Equipment, (v) the End-User's right to assign the Lease or sub-lease the Financed Items to an affiliated entity, so long as the End-User remains liable under the Lease and promptly notifies the lessor or its assignee of such assignment or sublease and (vi) extended grace periods for late payments of rent.

     SECURED NOTES. The Seller also provides direct initial financing or refinancing of Equipment and Software under secured promissory notes (each, a "SECURED NOTE"), which consist of an installment note and a separate security agreement. In an initial financing transaction, the Seller pays to the Vendor the purchase price for the Equipment and Software and in a refinancing transaction, the Seller pays off an End-User's existing financing source, and the initial financing or refinancing is documented as a direct loan by the Seller to the End-User of the Equipment or Software using a Secured Note. In the case of a refinancing transaction, upon payment to the existing financing source, the Seller obtains a release of such party's lien on the financed Equipment. In either case, the Seller records its own lien against the financed Equipment or Software and takes possession of the Secured Note. Except for the lack of references to "SALE" or "PURCHASE" of Equipment, the terms and conditions contained in a Secured Note are substantially similar to those contained in a CSA.

     INSTALLMENT PAYMENT AGREEMENTS. The Seller provides financing for certain Software license fees and related support and consulting services under installment payment supplements to software license agreements, separate IPAs as well as other forms of Financing Agreements assigned to the Seller by Vendors of Software. Each such Financing Agreement is an unsecured obligation of the End-User; generally provides for a fixed schedule of payments with no End-User right of prepayment; is noncancellable for its term and generally contains a "HELL OR HIGH WATER" clause unconditionally obligating the End-User to make periodic payments, without setoff, at the times and in the amounts specified therein (in the event a Financing Agreement does not provide for noncancellability or a "HELL OR HIGH WATER" clause such Financing Agreement will have the benefit of a Vendor Guarantee (See "THE CONTRACTS -- PROGRAM AGREEMENTS WITH VENDORS"); permits the Vendor to assign the payment agreement to a third party (including the Seller) and include the End-User's agreement, upon such assignment, not to assert against such assignee any claims or defenses the End-User may have against the Vendor; and contains default and remedy provisions that generally include acceleration of amounts due and to become due and, in certain cases, the right of the Vendor, or the Seller by assignment, to terminate the underlying Software license and all related support and consulting activities.

EQUIPMENT

     The End-User Contracts and Secondary Contracts cover a wide variety of new and used equipment relating to a wide variety of new and used information technology equipment (such as computer work stations, personal computers, data storage devices, mainframe and mini computers and other computer related peripheral equipment), communications equipment (such as telephone switching and networking systems), commercial business and industrial equipment (such as printing presses, machine tools and other manufacturing equipment, photocopiers, facsimile machines and other office equipment, energy savings and control equipment, automotive diagnostic and automated testing equipment), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), resources equipment (such as feller-bunchers and grapplers), and transportation and construction equipment (such as heavy and medium duty trucks and highway trailers, school buses, bulldozers, loaders, graters, excavators, forklifts and other materials handling equipment, golf carts and other road and off-road machinery) (collectively, the "EQUIPMENT"). All of the interests of the Seller in the Equipment subject to each related End-User Contract (which consists of a security interest in the Equipment) will be transferred to the Trust.

SOFTWARE AND SERVICES



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

     Certain of the End-User Contracts cover license fees and other fees owed by the End-Users under either perpetual or term software license agreements and other related agreements in connection with the use by such End-Users of computer software programs ("SOFTWARE"), and such End-User Contracts may also cover related support and consulting services which are provided by the Vendor, an affiliate thereof or a third party contract party and which facilitate the Obligor's use of such software ("SERVICES"). No interest in the Software, the Software license agreement (other than the right to collect the payment of Software license fees and, in certain cases, to exercise certain rights and remedies under the Software license agreement or other agreements related thereto) or the related Services has been or will be conveyed to the Seller by either the Vendors or licensors of the Software or by the End-Users under the related End-User Contracts. Consequently, the Trust will not have title to or a security interest in such Software, nor will it own such Services, and would not be able to realize any value therefrom under a related End-User Contract upon a default by the End-User. Equipment, Software and Services are collectively referred to as "FINANCED ITEMS". It is a condition to the issuance of the Notes that as of the Statistic Calculation Date, approximately 11.94% of the ADCB (as calculated utilizing the Statistical Discount Rate) of the Contract Pool will consist of Software transactions.

VENDOR LOANS

     The Contracts may include limited recourse loan or repayment obligations (which may take the form of promissory notes with related security interests documented by security agreements or specific provisions in Program Agreements) ("VENDOR LOANS") each of which is payable by a Vendor and secured by all of the Vendor's interest in an individual End-User Contract originated by such Vendor and by the Equipment related to such End-User Contract.

     Vendor Loans may be originated through, and incorporate terms and conditions of, a Program Agreement (including a Program Agreement under which End-User Contracts also are or may be originated by the Seller directly, or purchased by the Seller from the Vendor, in separate transactions not giving rise to Vendor Loans). Vendor Loans generally are non-recourse to the Vendor, I.E., the Seller may obtain repayment solely from the proceeds of the End-User Contracts and related Equipment securing the Vendor Loan. In a few instances, however, recourse to a Vendor for nonpayment of a Vendor Loan may be available through a limited recourse arrangement included in the related Program Agreement. The repayment terms under a Vendor Loan, including periodic amounts payable and schedule of payments, correspond to the payment terms of the End-User under the End-User Contract collaterally assigned under such Vendor
Loan.   Each Vendor Loan either includes most, if not all, of the
representations and warranties regarding the End-User Contract and related Equipment typically included in a Vendor Agreement, or incorporates such representations and warranties included in any related Program Agreement by reference.

PROGRAM AGREEMENTS WITH VENDORS

     It is expected that a substantial portion of the End-User Contracts to be included in the Trust will consist of End-User Contracts originated by Vendors and assigned or pledged to the Seller pursuant to Program Agreements. Also, as described above, Vendor Loans may be originated through Program Agreements with the related Vendor. The Seller's Program Agreements are agreements with Equipment manufacturers, dealers and distributors, or Software licensors or distributors, located in the United States ("VENDORS") which provide the Seller with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment, Software, Services or other products. Vendor finance arrangements provide the Seller with a steady, sustainable flow of new business, generally with lower costs of origination than asset-based financings marketed directly to end-users. Many of the Program Agreements provide various forms of support to the Seller, including representations and warranties by the Vendor in respect of the End-User Contracts assigned by the Vendor to the Seller and related Equipment, Software or Services, credit support with respect to defaults by End-Users and equipment repurchase and remarketing arrangements upon early termination of End-User Contracts upon a default by the End-User. Some of the Program Agreements take the form of a referral relationship which is less formal, and may or may not include credit or remarketing support to the Seller from the Vendor.

     Each Program Agreement (other than Program Agreements that only establish a referral relationship) generally includes the following provisions, among others:

          1. Vendor representations, warranties and covenants regarding each End-User Contract assigned to the Seller, including among other things that the obligations of the End-User under the assigned End-User Contract are absolute, unconditional, noncancellable, enforceable in accordance with its terms and free from any rights of offset, counterclaim or defense; the Seller holds the sole original of the End-User Contract and has either title to or a first priority perfected security interest in the

     Equipment (except with respect to the Minimum Value Filing Exception); the Equipment and the End-User Contract are free and clear of all liens, claims or encumbrances except for Permitted Liens; the Equipment or the Software has been irrevocably accepted by the End-User and will perform as warranted to the End-User; and the assigned End-User Contract was duly authorized and signed by the End-User.

          2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the Vendor regarding an assigned End-User Contract, which usually require the Vendor to repurchase the affected End-User Contract for the Seller's investment balance in the End-User Contract plus costs incurred by the Seller in breaking any underlying funding arrangement (which may or may not be calculated in accordance with a specified formula).

          3. In the case of End-User Contracts covering Equipment, remarketing support from the Vendor in the event of an End-User default and subsequent repossession or return of the Equipment under the End-User Contract (to assist the Seller in realizing proceeds from the Equipment assigned as collateral security to support the obligations of the End-User under the End-User Contract).

          4. The right of the Seller to further assign its interests in assigned End-User Contracts, all payments thereunder and any related interest in Equipment.

     In addition to the foregoing, a Program Agreement may include recourse against the Vendor with respect to End-User defaults under certain identified End-User Contracts, (i) by specifying that the assignment of the End-User Contract from the Vendor to the Seller is with full recourse against the Vendor,
(ii) by specifying that the Vendor will absorb a limited fixed dollar or percentage amount of "FIRST LOSSES" on the Contract, (iii) by inclusion of the End-User Contract in an "ULTIMATE NET LOSS POOL" ("UNL POOL") created under the Program Agreement as well as certain Vendor Guarantees ("Vendor Guarantees") with respect to certain End-User Contracts which are "CANCELABLE" or which do not contain "HELL OR HIGH WATER" provisions or (iv) by providing for Vendor repurchase of the End-User Contract or Vendor indemnification payments for breaches of certain representations and warranties made by the Vendor with respect to such Contract. In the event of an End-User default under an End-User Contract which was assigned by the Vendor to the Seller subject to the UNL Pool, the Seller may draw against the UNL Pool up to the amount of the Seller's remaining unpaid investment balance in the defaulted End-User Contract, but not in excess of the UNL Pool balance then available. Drawings may also be made against the UNL Pool with respect to End-User Contracts that are not included in the Contract Pool and, accordingly, there can be no assurance that any amounts contributed by a Vendor to the UNL Pool will be available in the event of an End-User default under an End-User Contract included in the Contract Pool.

     The manner in which End-User Contracts are assigned to the Seller by the Vendors differs under each Program Agreement, depending upon the nature of the Financed Items, the form of the End-User Contract, the accounting treatment sought by the Vendor and the End-User, and certain tax considerations.

     For example, the Seller might (x) accept a Vendor Loan and collateral assignment of the End-User Contract and related Equipment (or security interest therein) from the Vendor, or (y) accept a full assignment of such End-User Contract and a collateral assignment of the related Equipment (or security interest therein) from the Vendor, which collateral assignment secures the End-User's obligations under the End-User Contract or Lease. The Seller also may receive, from a Vendor with respect to Software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing Software license payments and related support and consulting services. Such assignments may include an assignment of the Software Vendor's or licensor's right, or the agreement of the Vendor or licensor (at the Seller's instructions), to terminate the software license covered by the End-User Contract and suspend related support in the event of an End-User default under the End-User Contract. In some cases, the Software Vendor also agrees not to relicense the same or similar software to a defaulted End-User for some period of time (E.G., one year) unless the End-User cures its default.

     It is also expected that some portion of the End-User Contracts included in the Contract Pool, especially in the case of CSAs, will consist of End-User Contracts originated by Vendors and assigned to the Seller pursuant to Vendor Assignments, each of which relates to an individual End-User Contract, rather than pursuant to a Program Agreement. Each Vendor Assignment will either be made with or without recourse against the Vendor for End-User defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in Program Agreements, as well as a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants. Vendor Assignments may or may not provide for any Vendor remarketing support in the event of an End-User default.

RESIDUAL INVESTMENTS

     The Seller may finance all or a portion of the residual interest in the Equipment under certain Program Agreements and under direct transactions between the Obligor and the Seller. (Any investment by the Seller in such residual interest shall be referred to as a "RESIDUAL INVESTMENT".) Certain Program Agreements provide that the Seller may, at its sole discretion and in connection with the funding of a "TRUE LEASE" of Equipment make a Residual Investment in the Equipment subject to a Contract by advancing additional funds against a portion of the anticipated residual value of the Equipment, and not just against the discounted present value of the rental payments due under the End-User Contract. Such Residual Investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the Equipment or a specified percentage (generally not greater than 10%) of the amount to be paid by the Seller in funding the present value of the rental payments due under the End-User Contract. Certain transactions involving Vendor Assignments result in the Seller advancing the entire purchase price of the Equipment subject to a "TRUE LEASE", taking title to the Equipment, and accepting an assignment of the "TRUE LEASE" Contract from a Vendor. Certain direct transactions between the Obligor under a "TRUE LEASE" Contract and the Seller also result in the Seller advancing the entire purchase price of the Equipment to the Vendor, taking title to the Equipment from the Vendor, and entering into a "TRUE LEASE" Contract with the Obligor (with the Seller named as "LESSOR" under such Contract). In either of the two foregoing types of transactions, the Seller will have advanced more than the discounted present value of the rents payable under the "TRUE LEASE" Contracts by paying the purchase price for the Equipment, and so will have made a Residual Investment in the Equipment.

     In some Program Agreements, the Seller may make the Residual Investment in the form of a full recourse loan of additional funds to the Vendor, repayable by the Vendor at the expiration or termination of the End-User Contract with interest, secured by a security interest in the Equipment covered by the End-User Contract. In some transactions involving Vendor Assignments or direct transactions with Obligors under "TRUE LEASE" Contracts, the Seller may obtain the obligation of either the Vendor or the Obligor to purchase the Equipment at the end of the Lease term for the full amount of the Seller's Residual Investment in such Equipment with interest thereon. (Any such transaction in which the Seller may look to either the Vendor or the Obligor, and not just the value of Equipment itself, to recover its Residual Investment with interest shall be referred to as a "GUARANTEED RESIDUAL INVESTMENT"). As of the Statistic Calculation Date, in the Seller's reasonable judgment, the aggregate amount of Guaranteed Residual Investments included in the Contract Pool does not exceed 0.48% of the ADCB (calculated utilizing the Statistical Discount Rate) of the Contract Pool. Other than Guaranteed Residual Investments, a Residual Investment is not included in the Discounted Contract Balance of any End-User Contract and, therefore, is not financed with the proceeds of the Notes (such Residual Investment being referred to herein as the "EXCLUDED RESIDUAL INVESTMENT").

     The Excluded Residual Investment associated with any End-User Contract included in the Contract Pool will not be purchased by the Trust Depositor from the Seller under the Transfer and Sale Agreement, and will not be sold to the Trust under the Pooling and Servicing Agreement. The Trust's interest in End-User Contracts with associated Residual Investments (other than Guaranteed Residual Investments) will be limited to the discounted present value of the rental payments due under the End-User Contract and a security interest in the related Equipment. The Seller may assign its Excluded Residual Investment to a third party (a "RESIDUAL ASSIGNEE"), including the security interest in the Equipment in respect of such Residual Investment (the "SUBORDINATED RESIDUAL INTEREST"). Under the Transfer and Sales Agreement the Seller will warrant and covenant to the Trust, that any Subordinated Residual Interest will be subordinated to the interests of the Trust Depositor and that any Residual Assignee will bear the full risk of any deficiency in respect of the Residual Investment as a result of prior satisfaction of the Trust's interest in the related End-User Contract and the related Equipment.

CONTRACT FILES

     The Seller will indicate in the appropriate computer files relating to the Transferred Contracts that such Contracts have been transferred to the Trust for the benefit of the Noteholders. The Seller will also deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts which have been transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the Cutoff Date.

COLLECTIONS ON CONTRACTS

     All collections received with respect to the Contracts will be allocated as described herein. See "DESCRIPTION OF THE NOTES--ALLOCATIONS". Prepayments will be given effect as of the last day of the Collection Period in which they are received.

                         PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Contracts. The payments on such Contracts may be in the form of Scheduled Payments, Prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of factors, including general economic conditions. The rate of principal payments with respect to any Class may also be affected by any repurchase by the Trust Depositor pursuant to the Pooling and Servicing Agreement (and contemporaneously therewith by the Seller from the Trust Depositor pursuant to the Transfer and Sale Agreement), whether as a result of a breach of representation or warranty as to such Contract constituting a Warranty Contract, as defined herein, or at the Trust Depositor's and Seller's option upon satisfaction of the Cleanup Call Condition (and, in the case of Warranty Contracts, such rate of prepayment would also be influenced by the Trust Depositor's decision not to repurchase such Warranty Contract and instead, to accept a Substitute Contract therefor as described below). In the event of a repurchase, the repurchase price will decrease the Discounted Contract Balance of the Contracts, leading to a principal repayment and causing the corresponding weighted average life of the Notes to decrease. See "RISK FACTORS--PREPAYMENTS ON THE CONTRACTS AFFECT THE YIELD OF THE NOTES."

     In the event a Contract becomes a Defaulted Contract, an Adjusted Contract, an Early Termination Contract or a Warranty Contract (each as defined herein), the Seller will have the option to substitute for the affected Contract another of similar characteristics (a "SUBSTITUTE CONTRACT"), subject to an overall limitation, in respect of Defaulted Contracts or Adjusted Contracts only, of an aggregate amount not to exceed 10% of the ADCB of the Contracts as of the
Closing Date.   In addition, in the event of an Early Termination Contract (as defined herein) which has been prepaid in full, the Seller will have the option to transfer to the Trust through the Trust Depositor, and the Trust Depositor may cause the Trust to reinvest such prepayment proceeds in, an additional Contract of similar characteristics (an "ADDITIONAL CONTRACT"). The Substitute Contracts and Additional Contracts will have a Discounted Contract Balance equal to or greater than that of the Contracts being modified and/or replaced and the monthly payments on the Substitute Contracts or Additional Contracts will be at least equal to those of the replaced Contracts through the term of such replaced Contracts and shall provide for a last scheduled payment which is not in excess of the Contract substituted for unless the Servicer discounts the Substitute Contract's cash flows up to and including such last scheduled payment. In the event that an Early Termination is allowed by the Servicer and an Additional Contract is not provided, the amount prepaid (whether by the related Obligor, or through a combination of payments from the related Obligor and the Seller/Servicer) will be equal to at least the Discounted Contract Balance of the terminated Contract.

     The yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

     The following charts set forth the percentage of the Initial Principal Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the C Notes which would be outstanding on the Distribution Dates set forth below assuming a conditional payment rate (a "CONDITIONAL PAYMENT RATE" or "CPR") of 0.00%, 7.00%, 11.00% and 15.00%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Distribution Date, which implies that each Contract in the Contract Pool is equally likely to prepay. The CPR measures prepayments based on the outstanding Discounted Contract Balances of the Contracts, after the payment of all Scheduled Payments on the Contracts during such Collection Period. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Contract payments as of the Cutoff Date, assuming that the Trust Depositor exercises its option to cause a redemption of the Notes in connection with the Cleanup Call Condition and the Closing Date is October 27, 1998, and are based upon the Statistical Discount Rate. In addition, it is assumed, for the purpose of these charts only, that on the Closing Date the Trust issues $354,435,184 aggregate principal amount of 5.45625% Class A-1 Notes, $129,396,972 aggregate principal amount of 5.50% Class A-2 Notes, $444,450,469 aggregate principal amount of 5.48% Class A-3 Notes, $101,267,195 aggregate principal amount of 5.75% Class A-4 Notes, $42,194,665 aggregate principal amount of 6.17% Class B Notes, $22,503,821 aggregate principal amount of 6.90% Class C Notes, $14,064,888 aggregate principal amount of 7.62% Class D Notes, $16,877,866 aggregate principal amount of 9.94% Class E Notes.

                            WEIGHTED AVERAGE LIFE (YEARS)

     If the Trust Depositor does not exercise its option to cause a redemption of the Notes in connection with the Cleanup Call Condition, the average life of the Class A -1 Notes would be 0.56 years, 0.50 years, 0.47 years and 0.44 years, the average life of the Class A-2 Notes would be 1.21 years, 1.08 years, 1.00 years and 0.94 years, the average life of the Class A-3 Notes would be 2.35 years, 2.14 years, 2.03 years and 1.92 years, the average life of the Class A-4 Notes would be 4.18 years, 4.00 years, 3.89 years and 3.77 years, the average life of the Class B Notes would be 2.51 years, 2.30 years, 2.19 years and 2.09 years, and the average life of the Class C Notes would be 2.55 years, 2.35 years, 2.24 years and 2.13 years for the 0.00% CPR, 7.00% CPR, 11.00% CPR and 15.00% CPR scenarios, respectively.

     The weighted average life of a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a Class A-4 Note, a Class B Note or a Class C Note is determined by
(a) multiplying the amount of cash distributions in reduction of the outstanding Class A-1 Principal Amount, outstanding Class A-2 Principal Amount, outstanding Class A-3 Principal Amount, outstanding Class A-4 Principal Amount, outstanding Class B Principal Amount or outstanding Class C Principal Amount, as the case may be, on any given Distribution Date by the number of months from the Closing Date to such Distribution Date on which each such principal payment is made, (b) adding the results, and (c) dividing the sum by the Initial Class A-1 Principal Amount, Initial Class A-2 Principal Amount, Initial Class A-3 Principal Amount, Initial Class A-4 Principal Amount, Initial Class B Principal Amount or Initial Class C Principal Amount, as the case may be.

                                  PERCENTAGE OF THE
                         INITIAL CLASS A-1 PRINCIPAL AMOUNT,
                         INITIAL CLASS A-2 PRINCIPAL AMOUNT,
                         INITIAL CLASS A-3 PRINCIPAL AMOUNT,
                         INITIAL CLASS A-4 PRINCIPAL AMOUNT,
                          INITIAL CLASS B PRINCIPAL AMOUNT,
                       AND INITIAL CLASS C PRINCIPAL AMOUNT AT
                                      0.00% CPR
                                      ---------


 Distribution          Class             Class               Class              Class               Class              Class
     Date               A-1               A-2                 A-3                A-4                  B                  C
Closing Date          100.00%           100.00%             100.00%            100.00%             100.00%            100.00%

12/20/98               92.98%           100.00%             100.00%            100.00%             100.00%            100.00%

01/20/99               83.66%           100.00%             100.00%            100.00%             100.00%            100.00%

02/20/99               72.30%           100.00%             100.00%            100.00%             100.00%            100.00%

03/20/99               63.47%           100.00%             100.00%            100.00%             100.00%            100.00%

04/20/99               54.52%           100.00%             100.00%            100.00%             100.00%            100.00%

05/20/99               45.07%           100.00%             100.00%            100.00%             100.00%            100.00%

06/20/99               35.45%           100.00%             100.00%            100.00%             100.00%            100.00%

07/20/99               27.23%           100.00%             100.00%            100.00%             100.00%            100.00%

08/20/99               16.66%           100.00%             100.00%            100.00%             100.00%            100.00%

09/20/99                7.72%           100.00%             100.00%            100.00%             100.00%            100.00%

10/20/99                0.00%            98.71%             100.00%            100.00%              99.75%             99.75%

11/20/99                0.00%            76.04%             100.00%            100.00%              95.41%             95.41%

12/20/99                0.00%            56.74%             100.00%            100.00%              91.71%             91.71%

01/20/00                0.00%            35.85%             100.00%            100.00%              87.70%             87.70%

02/20/00                0.00%            13.57%             100.00%            100.00%              83.43%             83.43%

03/20/00                0.00%             0.00%              98.34%            100.00%              79.74%             79.74%

04/20/00                0.00%             0.00%              93.00%            100.00%              76.22%             76.22%

05/20/00                0.00%             0.00%              87.72%            100.00%              72.75%             72.75%

06/20/00                0.00%             0.00%              81.82%            100.00%              68.86%             68.86%

07/20/00                0.00%             0.00%              76.97%            100.00%              65.68%             65.68%

08/20/00                0.00%             0.00%              71.81%            100.00%              62.27%             62.27%

09/20/00                0.00%             0.00%              66.99%            100.00%              59.10%             59.10%

10/20/00                0.00%             0.00%              62.27%            100.00%              56.00%             56.00%

11/20/00                0.00%             0.00%              57.59%            100.00%              52.91%             52.91%

12/20/00                0.00%             0.00%              53.26%            100.00%              50.06%             50.06%

01/20/01                0.00%             0.00%              49.07%            100.00%              47.31%             47.31%

                                          51


 Distribution          Class             Class               Class              Class               Class              Class
     Date               A-1               A-2                 A-3                A-4                  B                  C
02/20/01                0.00%             0.00%              44.82%            100.00%              44.51%             44.51%

03/20/01                0.00%             0.00%              41.10%            100.00%              42.05%             42.05%

04/20/01                0.00%             0.00%              37.51%            100.00%              39.70%             39.70%

05/20/01                0.00%             0.00%              34.19%            100.00%              37.51%             37.51%

06/20/01                0.00%             0.00%              30.85%            100.00%              35.31%             35.31%

07/20/01                0.00%             0.00%              27.88%            100.00%              33.36%             33.36%

08/20/01                0.00%             0.00%              24.93%            100.00%              31.41%             31.41%

09/20/01                0.00%             0.00%              22.25%            100.00%              29.65%             29.65%

10/20/01                0.00%             0.00%              19.62%            100.00%              27.92%             27.92%

11/20/01                0.00%             0.00%              16.89%            100.00%              26.12%             26.12%

12/20/01                0.00%             0.00%              14.04%            100.00%              24.24%             24.24%

01/20/02                0.00%             0.00%              11.45%            100.00%              22.54%             22.54%

02/20/02                0.00%             0.00%               9.00%            100.00%              20.93%             20.93%

03/20/02                0.00%             0.00%               6.65%            100.00%              19.38%             19.38%

04/20/02                0.00%             0.00%               4.27%            100.00%              17.81%             17.81%

05/20/02                0.00%             0.00%               2.05%            100.00%              16.35%             16.35%

06/20/02                0.00%             0.00%               0.00%             98.98%              14.85%             14.85%

07/20/02                0.00%             0.00%               0.00%              0.00%               0.00%              0.00%

08/20/02                0.00%             0.00%               0.00%              0.00%               0.00%              0.00%


Weighted
Average
Life to Call (Years)    0.56              1.21                2.35               3.73                2.34              2.34


                                  PERCENTAGE OF THE
                         INITIAL CLASS A-1 PRINCIPAL AMOUNT,
                         INITIAL CLASS A-2 PRINCIPAL AMOUNT,
                         INITIAL CLASS A-3 PRINCIPAL AMOUNT,
                         INITIAL CLASS A-4 PRINCIPAL AMOUNT,
                          INITIAL CLASS B PRINCIPAL AMOUNT,
                       AND INITIAL CLASS C PRINCIPAL AMOUNT AT
                                      7.00% CPR
                                      ---------


 Distribution          Class             Class               Class              Class               Class              Class
     Date               A-1               A-2                 A-3                A-4                  B                  C
Closing Date          100.00%           100.00%             100.00%            100.00%             100.00%            100.00%

12/20/98               91.11%           100.00%             100.00%            100.00%             100.00%            100.00%

01/20/99               80.04%           100.00%             100.00%            100.00%             100.00%            100.00%

02/20/99               67.09%           100.00%             100.00%            100.00%             100.00%            100.00%

03/20/99               56.76%           100.00%             100.00%            100.00%             100.00%            100.00%

04/20/99               46.42%           100.00%             100.00%            100.00%             100.00%            100.00%

05/20/99               35.71%           100.00%             100.00%            100.00%             100.00%            100.00%

06/20/99               24.96%           100.00%             100.00%            100.00%             100.00%            100.00%

07/20/99               15.67%           100.00%             100.00%            100.00%             100.00%            100.00%

08/20/99                4.25%           100.00%             100.00%            100.00%             100.00%            100.00%

09/20/99                0.00%            86.83%             100.00%            100.00%              97.48%             97.48%

10/20/99                0.00%            65.22%             100.00%            100.00%              93.33%             93.33%

11/20/99                0.00%            41.20%             100.00%            100.00%              88.73%             88.73%

12/20/99                0.00%            20.56%             100.00%            100.00%              84.77%             84.77%

01/20/00                0.00%             0.00%              99.62%            100.00%              80.58%             80.58%

02/20/00                0.00%             0.00%              92.96%            100.00%              76.20%             76.20%

03/20/00                0.00%             0.00%              87.17%            100.00%              72.38%             72.38%

04/20/00                0.00%             0.00%              81.68%            100.00%              68.78%             68.78%

05/20/00                0.00%             0.00%              76.32%            100.00%              65.25%             65.25%

06/20/00                0.00%             0.00%              70.46%            100.00%              61.39%             61.39%

07/20/00                0.00%             0.00%              65.61%            100.00%              58.19%             58.19%

08/20/00                0.00%             0.00%              60.52%            100.00%              54.84%             54.84%

09/20/00                0.00%             0.00%              55.81%            100.00%              51.74%             51.74%

10/20/00                0.00%             0.00%              51.23%            100.00%              48.72%             48.72%

11/20/00                0.00%             0.00%              46.73%            100.00%              45.76%             45.76%

12/20/00                0.00%             0.00%              42.59%            100.00%              43.04%             43.04%

01/20/01                0.00%             0.00%              38.62%            100.00%              40.42%             40.42%

                                          53



 Distribution          Class             Class               Class              Class               Class              Class
     Date               A-1               A-2                 A-3                A-4                  B                  C
02/20/01                0.00%             0.00%              34.64%            100.00%              37.80%             37.80%

03/20/01                0.00%             0.00%              31.14%            100.00%              35.50%             35.50%

04/20/01                0.00%             0.00%              27.81%            100.00%              33.31%             33.31%

05/20/01                0.00%             0.00%              24.74%            100.00%              31.29%             31.29%

06/20/01                0.00%             0.00%              21.68%            100.00%              29.27%             29.27%

07/20/01                0.00%             0.00%              18.97%            100.00%              27.49%             27.49%

08/20/01                0.00%             0.00%              16.30%            100.00%              25.73%             25.73%

09/20/01                0.00%             0.00%              13.88%            100.00%              24.14%             24.14%

10/20/01                0.00%             0.00%              11.53%            100.00%              22.59%             22.59%

11/20/01                0.00%             0.00%               9.13%            100.00%              21.01%             21.01%

12/20/01                0.00%             0.00%               6.65%            100.00%              19.38%             19.38%

01/20/02                0.00%             0.00%               4.42%            100.00%              17.91%             17.91%

02/20/02                0.00%             0.00%               2.32%            100.00%              16.53%             16.53%

03/20/02                0.00%             0.00%               0.33%            100.00%              15.21%             15.21%

04/20/02                0.00%             0.00%               0.00%              0.00%               0.00%              0.00%

05/20/02                0.00%             0.00%               0.00%              0.00%               0.00%              0.00%

06/20/02                0.00%             0.00%               0.00%              0.00%               0.00%              0.00%

07/20/02                0.00%             0.00%               0.00%              0.00%               0.00%              0.00%

08/20/02                0.00%             0.00%               0.00%              0.00%               0.00%              0.00%



Weighted
Average
Life to Call (Years)    0.50              1.08                2.14               3.48                2.14               2.14

                                 PERCENTAGE OF THE
                        INITIAL CLASS A-1 PRINCIPAL AMOUNT,
                        INITIAL CLASS A-2 PRINCIPAL AMOUNT,
                        INITIAL CLASS A-3 PRINCIPAL AMOUNT,
                        INITIAL CLASS A-4 PRINCIPAL AMOUNT,
                         INITIAL CLASS B PRINCIPAL AMOUNT,
                      AND INITIAL CLASS C PRINCIPAL AMOUNT AT
                                     11.00% CPR

                                      ---------


Distribution             Class               Class               Class              Class               Class              Class
    Date                  A-1                 A-2                 A-3                A-4                  B                  C


Closing Date             100.00%             100.00%             100.00%            100.00%             100.00%            100.00%

12/20/98                  89.98%             100.00%             100.00%            100.00%             100.00%            100.00%

01/20/99                  77.87%             100.00%             100.00%            100.00%             100.00%            100.00%

02/20/99                  63.98%             100.00%             100.00%            100.00%             100.00%            100.00%

03/20/99                  52.77%             100.00%             100.00%            100.00%             100.00%            100.00%

04/20/99                  41.63%             100.00%             100.00%            100.00%             100.00%            100.00%

05/20/99                  30.21%             100.00%             100.00%            100.00%             100.00%            100.00%

06/20/99                  18.83%             100.00%             100.00%            100.00%             100.00%            100.00%

07/20/99                   8.94%             100.00%             100.00%            100.00%             100.00%            100.00%

08/20/99                   0.00%              92.95%             100.00%            100.00%              98.65%             98.65%

09/20/99                   0.00%              68.53%             100.00%            100.00%              93.97%             93.97%

10/20/99                   0.00%              45.98%             100.00%            100.00%              89.65%             89.65%

11/20/99                   0.00%              21.29%             100.00%            100.00%              84.91%             84.91%

12/20/99                   0.00%               0.00%             100.00%            100.00%              80.83%             80.83%

01/20/00                   0.00%               0.00%              93.50%            100.00%              76.56%             76.56%

02/20/00                   0.00%               0.00%              86.77%            100.00%              72.12%             72.12%

03/20/00                   0.00%               0.00%              80.91%            100.00%              68.26%             68.26%

04/20/00                   0.00%               0.00%              75.38%            100.00%              64.62%             64.62%

05/20/00                   0.00%               0.00%              70.00%            100.00%              61.08%             61.08%

06/20/00                   0.00%               0.00%              64.19%            100.00%              57.26%             57.26%

07/20/00                   0.00%               0.00%              59.36%            100.00%              54.08%             54.08%

08/20/00                   0.00%               0.00%              54.35%            100.00%              50.78%             50.78%

09/20/00                   0.00%               0.00%              49.72%            100.00%              47.73%             47.73%

10/20/00                   0.00%               0.00%              45.25%            100.00%              44.79%             44.79%

11/20/00                   0.00%               0.00%              40.88%            100.00%              41.91%             41.91%

12/20/00                   0.00%               0.00%              36.87%            100.00%              39.27%             39.27%

01/20/01                   0.00%               0.00%              33.04%            100.00%              36.75%             36.75%

                                           55

Distribution             Class               Class               Class              Class               Class              Class
    Date                  A-1                 A-2                 A-3                A-4                  B                  C


02/20/01                   0.00%               0.00%              29.23%            100.00%              34.24%             34.24%

03/20/01                   0.00%               0.00%              25.89%            100.00%              32.04%             32.04%

04/20/01                   0.00%               0.00%              22.71%            100.00%              29.95%             29.95%

05/20/01                   0.00%               0.00%              19.79%            100.00%              28.03%             28.03%

06/20/01                   0.00%               0.00%              16.91%            100.00%              26.13%             26.13%

07/20/01                   0.00%               0.00%              14.35%            100.00%              24.45%             24.45%

08/20/01                   0.00%               0.00%              11.85%            100.00%              22.80%             22.80%

09/20/01                   0.00%               0.00%               9.58%            100.00%              21.31%             21.31%

10/20/01                   0.00%               0.00%               7.40%            100.00%              19.87%             19.87%

11/20/01                   0.00%               0.00%               5.18%            100.00%              18.41%             18.41%

12/20/01                   0.00%               0.00%               2.92%            100.00%              16.92%             16.92%

01/20/02                   0.00%               0.00%               0.89%            100.00%              15.58%             15.58%

02/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

03/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

04/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

05/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

06/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

07/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

08/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%


Weighted
Average
Life to Call (Years)       0.47                1.00                2.03               3.31                2.02               2.02


                                 PERCENTAGE OF THE
                        INITIAL CLASS A-1 PRINCIPAL AMOUNT,
                        INITIAL CLASS A-2 PRINCIPAL AMOUNT,
                        INITIAL CLASS A-3 PRINCIPAL AMOUNT,
                        INITIAL CLASS A-4 PRINCIPAL AMOUNT,
                         INITIAL CLASS B PRINCIPAL AMOUNT,
                      AND INITIAL CLASS C PRINCIPAL AMOUNT AT
                                     15.00% CPR

                                      ---------

Distribution              Class               Class               Class              Class               Class              Class
    Date                   A-1                 A-2                 A-3                A-4                  B                  C


Closing Date             100.00%             100.00%             100.00%            100.00%             100.00%            100.00%

12/20/98                  88.80%             100.00%             100.00%            100.00%             100.00%            100.00%

01/20/99                  75.62%             100.00%             100.00%            100.00%             100.00%            100.00%

02/20/99                  60.76%             100.00%             100.00%            100.00%             100.00%            100.00%

03/20/99                  48.66%             100.00%             100.00%            100.00%             100.00%            100.00%

04/20/99                  36.71%             100.00%             100.00%            100.00%             100.00%            100.00%

05/20/99                  24.58%             100.00%             100.00%            100.00%             100.00%            100.00%

06/20/99                  12.57%             100.00%             100.00%            100.00%             100.00%            100.00%

07/20/99                   2.10%             100.00%             100.00%            100.00%             100.00%            100.00%

08/20/99                   0.00%              75.50%             100.00%            100.00%              95.30%             95.30%

09/20/99                   0.00%              50.10%             100.00%            100.00%              90.44%             90.44%

10/20/99                   0.00%              26.68%             100.00%            100.00%              85.95%             85.95%

11/20/99                   0.00%               1.38%             100.00%            100.00%              81.10%             81.10%

12/20/99                   0.00%               0.00%              94.03%            100.00%              76.90%             76.90%

01/20/00                   0.00%               0.00%              87.43%            100.00%              72.56%             72.56%

02/20/00                   0.00%               0.00%              80.65%            100.00%              68.10%             68.10%

03/20/00                   0.00%               0.00%              74.74%            100.00%              64.20%             64.20%

04/20/00                   0.00%               0.00%              69.19%            100.00%              60.55%             60.55%

05/20/00                   0.00%               0.00%              63.81%            100.00%              57.01%             57.01%

06/20/00                   0.00%               0.00%              58.08%            100.00%              53.24%             53.24%

07/20/00                   0.00%               0.00%              53.30%            100.00%              50.09%             50.09%

08/20/00                   0.00%               0.00%              48.39%            100.00%              46.86%             46.86%

09/20/00                   0.00%               0.00%              43.86%            100.00%              43.87%             43.87%

10/20/00                   0.00%               0.00%              39.51%            100.00%              41.01%             41.01%

11/20/00                   0.00%               0.00%              35.28%            100.00%              38.23%             38.23%

12/20/00                   0.00%               0.00%              31.42%            100.00%              35.68%             35.68%

01/20/01                   0.00%               0.00%              27.75%            100.00%              33.27%             33.27%

                                         57

Distribution              Class               Class               Class              Class               Class              Class
    Date                   A-1                 A-2                 A-3                A-4                  B                  C


02/20/01                   0.00%               0.00%              24.11%            100.00%              30.88%             30.88%

03/20/01                   0.00%               0.00%              20.93%            100.00%              28.78%             28.78%

04/20/01                   0.00%               0.00%              17.93%            100.00%              26.80%             26.80%

05/20/01                   0.00%               0.00%              15.17%            100.00%              24.99%             24.99%

06/20/01                   0.00%               0.00%              12.46%            100.00%              23.20%             23.20%

07/20/01                   0.00%               0.00%              10.06%            100.00%              21.62%             21.62%

08/20/01                   0.00%               0.00%               7.73%            100.00%              20.09%             20.09%

09/20/01                   0.00%               0.00%               5.63%            100.00%              18.71%             18.71%

10/20/01                   0.00%               0.00%               3.61%            100.00%              17.38%             17.38%

11/20/01                   0.00%               0.00%               1.58%            100.00%              16.04%             16.04%

12/20/01                   0.00%               0.00%               0.00%             97.91%              14.69%             14.69%

01/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

02/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

03/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

04/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

05/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

06/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

07/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%

08/20/02                   0.00%               0.00%               0.00%              0.00%               0.00%              0.00%


Weighted
Average
Life to Call (Years)       0.44                0.94                1.92               3.23                1.93               1.93


                            NEWCOURT CREDIT GROUP INC.,
               NEWCOURT FINANCIAL USA INC. AND AT&T CAPITAL CORPORATION


NEWCOURT USA

     Newcourt USA was incorporated on January 8, 1992 in Delaware and is a wholly-owned subsidiary of Newcourt Credit Group USA Inc. Newcourt USA originates and acquires conditional sales agreements, leases, secured promissory notes, installment purchase agreements and other similar types of financing agreements through various vendor programs and purchase arrangements covering a variety of transportation, construction, information technology, communications, commercial and industrial, and resource equipment. Newcourt USA's vendor financing arrangements are typically structured as (i) direct originations with customers and end-users of a vendor's products, either with or without recourse, or (ii) assignments of contracts, either with or without recourse, by a vendor to Newcourt USA.


     Newcourt USA's principal executive offices are located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 355-7053. Newcourt USA is a one-hundred percent (100%) owned subsidiary of Newcourt Credit Group USA, which is a one-hundred percent (100%) owned subsidiary of Newcourt.


NEWCOURT

     The obligations of Newcourt USA as Servicer under the Pooling and Servicing Agreement will be guaranteed by AT&T Capital Corporation ("AT&T Capital"). Newcourt is an independent financial services company which originates and manages asset-based financings. Newcourt was formed in 1984 as an investment bank which originated and structured asset-based financings for the corporate and institutional asset finance market and syndicated such financings to Canadian financial institutions. In 1988, Newcourt broadened its activities to include vendor and direct equipment financing.

     On January 12, 1998, Newcourt acquired all of the issued and outstanding common shares of AT&T Capital for an aggregate purchase price of approximately $1.6 billion (CAN $2.3 billion).

     Newcourt is currently one of the world's leading non-bank financial institutions having approximately CAN $36.7 billion of owned and managed assets and CAN $4.5 billion shareholders' equity at June 30, 1998. Newcourt currently has operations in 24 countries, providing full-service, diversified equipment leasing and finance services and products in the United States, Canada, Europe, the Asia/Pacific region, Mexico, and South America. Newcourt is the largest lessor of telecommunications equipment in the United States (based on the aggregate value of equipment leased or financed).

     Newcourt and its subsidiaries originate their asset-based financings by providing services to specific segments of the vendor asset finance market and corporate and institutional asset finance market. Newcourt's strategy has been to sell and manage, rather than own, a significant portion of the finance assets it and its subsidiaries originate, thereby reducing its capital requirements. Consequently, a significant portion of Newcourt's consolidated revenues are generated by gains and fees earned from the sale of financings it and its subsidiaries originate and by management fees earned following such sales.

     As of June 30, 1998, Newcourt had total assets of CAN $19,400,291,000, total liabilities of CAN $14,605,518, shareholders' equity of CAN $4,510,213,000 and total revenues and net income of CAN $677,984,000 and CAN $112,144,000, respectively. For the fiscal year ended December 31, 1997, Newcourt had total assets of CAN $6,183,016,000, total liabilities of CAN $3,121,523,000, shareholders' equity of CAN $3,061,493,000 and total revenues and net income of CAN $318,435,000 and CAN $36,421,000, respectively.

     Newcourt offers its financing services to clients through three primary business units: Newcourt Financial, Newcourt Capital, and Newcourt Services. Newcourt Financial, Newcourt's commercial finance business, provides asset-based financing for a variety of equipment to vendors and customers. Newcourt Capital, Newcourt's corporate finance business, provides structured corporate finance to a growing list of international clients, including major corporations, governments and agencies. Finally, Newcourt Services, Newcourt's control, growth and support services, is responsible for the underwriting, funding, administration and risk management needs of Newcourt Financial and Newcourt Capital.

Newcourt Financial offers its lending services through select strategic relationships with equipment manufacturers, dealers and distributors and certain professional associations and organizations. Newcourt Financial's strategy focuses on the creation, maintenance and enhancement of vendor programs ensuring its position as the premier provider of global asset based financial products. Newcourt Financial focuses on the following sectors:
Transportation and Industrial Finance, Technology Finance, Telecommunications Finance, Business Finance, Specialty Finance, Technology Services, International/Joint Ventures, and Operations.

     Newcourt Capital is the corporate finance business which provides asset based financing for high value assets and related advisory services to equipment manufacturers, corporate clients, governments and public sector agencies. Newcourt Capital focuses on the following sectors: Aerospace Finance, Rail Finance, Public Sector Finance, Project Finance, Structured Finance, Telecommunication and Media Finance, Business Finance, and Underwriting and Syndication.

     Newcourt Services is the service business unit responsible for providing cost effective control and support services to Newcourt Financial and Newcourt Capital. Newcourt Services consists of the following corporate functions:
Treasury, Credit and Risk Management, Financial Reporting and Administration, Human Resources, Communications & Marketing, Tax Planning and Compliance, Systems Development, and Quality Assurance.

     Newcourt's principal executive offices are located at BCE Place, 181 Bay Street, Suite 3500, P.O. Box 827, Toronto, Ontario, Canada M5J 2T3 and its telephone number is (416) 594-2400.

AT&T CAPITAL

     AT&T Capital is a full-service, diversified equipment leasing and finance company that operates principally in the United States and also has operations in the Asia/Pacific region, Mexico and South America. The Company is one of the largest equipment leasing and finance companies in the United States and is the largest lessor of telecommunications equipment in the United States, in each case, based on the aggregate value of equipment leased or financed.

     AT&T Capital, a Delaware corporation, is a wholly owned subsidiary of Newcourt Credit Group USA Inc., which in turn is a wholly owned subsidiary of Newcourt. It is anticipated that during the fourth quarter of 1998 AT&T Capital will change its name to Newcourt Credit Corporation. AT&T Capital's chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-4879.

     AT&T Capital, through its various subsidiaries, leases and finances a wide variety of equipment, including telecommunications equipment (such as private branch exchanges, telephone systems and voice processing units), information technology equipment (such as personal computers, retail point of sale systems and automated teller machines), general office, manufacturing and medical equipment ("General Equipment"), and transportation equipment. In addition, the group provides franchise financing for franchises and financing collateralized by real estate. As of December 31, 1997, AT&T Capital's and its subsidiaries' consolidated portfolio assets (investment in finance receivables, capital leases and operating leases) were comprised of, or collateralized by, General Equipment (33%), information technology equipment (22%), telecommunications equipment (22%), loans secured by real estate (12%) and transportation equipment (11%). AT&T Capital's leasing and financing services are marketed (i) to customers of equipment manufacturers, distributors and dealers with which AT&T Capital has a marketing relationship for financing services and (ii) directly to end-users of
equipment.   AT&T Capital's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies. As of December 31, 1997, AT&T Capital's total assets were $8.8 billion; finance volume for 1997 was $5.7 billion; total revenues for 1997 were $1.8 billion; and net income for 1997 was $21.0 million.

     As of June 30, 1998, AT&T Capital and its subsidiaries had, on a consolidated basis, total assets of $8.9 billion, total liabilities of $7.7 billion and total revenues and net income for the six months ended June 30, 1998 of $464.9 million and $15.4 million, respectively. As of June 30, 1997, AT&T Capital had total assets of $8.2 billion, total liabilities of $7.2 billion and total revenues and net income for the six months ended June 30, 1997 was $436.4 million and $15.2 million, respectively.

     AT&T Capital was founded in 1985 by AT&T Corp. as a captive finance company to assist AT&T's equipment marketing and sales efforts by providing its customers with sophisticated financing.

     On January 12, 1998, Newcourt consummated the purchase (the "Newcourt Acquisition") of all of the outstanding shares of common stock of AT&T Capital, pursuant to a Stock Purchase Agreement dated as of November 17, 1997 among the AT&T Capital, Newcourt. Hercules Holdings (Cayman) Limited, the former direct owner of 97.4% of AT&T Capital's common stock, and certain management stockholders. All of the outstanding shares of common stock of the AT&T Capital are owned by Newcourt Credit Group USA Inc., a direct wholly-owned subsidiary of Newcourt.

CREDIT UNDERWRITING PROCESS

     CREDIT MANAGEMENT PHILOSOPHY. Newcourt's corporate credit philosophy strives to manage and limit credit risk in connection with its originations through adherence to credit adjudication policies and procedures for each of its business units as enumerated in Newcourt's Credit Manual. The Credit Manual defines but is not limited to (i) clearly defined underwriting criteria for each business segment, (ii) within each individual business segment, strict guidelines for certain equipment types and End-User types and (iii) the use of two forms of credit rating (as described below) on every approved transaction that quantify the financial strength of the End-User and the overall perceived risk rating of the transaction being approved. In addition, Newcourt has in place policies, controls, systems and procedures to promote early problem recognition and corrective action as well as facilitate consistent portfolio performance measurements. Newcourt also seeks to minimize its credit risk through diversification of its portfolio by customer, industry segment, equipment type, geographic location and transaction maturity.

     UNDERWRITING -- GENERAL. Newcourt's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit review procedures require the preparation of a credit application outlining the structure and purpose of the transaction, the background and business of the proposed End-User and the account executive's reasons for recommending approval. Newcourt's credit guidelines require financial statements covering three fiscal years and interim financial information if the most recent year-end financial statement is more than six months out of date. In cases where customers cannot readily provide such information, certain exceptions are permissible subject to the credit authority of Newcourt's experienced credit officers. If the assigned credit officer makes an initial determination that the request has sufficient merit to consider an approval and sufficient information is provided, the credit officer will prepare a full credit report and financial analysis which includes expanded basic information, an analysis of the financial condition, performance and covenants of the proposed End-User, a review of the proposed End-User's banking facilities and contacts with credit agencies, and collateral and exposure analyses. The transaction will be assigned a grade based on the two credit rating systems described. If a favorable credit report approved by the credit officer is completed, approval of the new business is made at the appropriate level, depending on the size of the transaction. In cases in which credit approval is permitted to be made by a senior credit manager, such approvals are reviewed on a regular basis by a corporate vice president to ensure adherence to the appropriate approval policies. Credit authorization levels are reviewed at least annually by a committee of Newcourt's Board of Directors and approved by the Board of Directors.

     EXTERNAL CREDIT RATING SYSTEM (COVENANT-BASED RATING). If a potential End-User is publicly rated by an independent ratings agency for a similarly structured debt instrument, the public rating is used as the covenant-based rating. If a potential End-User is not publicly rated, it will be scored on a covenant-based rating system with six categories ranging from AAA to single B. This system is based on the methods commonly used to rate public and private debt issues which Newcourt USA has adapted to suit equipment financing and leasing transactions. The system is based on four key financial ratios: return on assets, long-term debt to equity, cash flow to long-term debt and interest coverage. Qualitative considerations include the reputation of the Vendor as well as existing vendor recourse agreements. Allowance is also made for being fully secured on the transaction. Newcourt USA and its subsidiaries will limit new financing commitments with potential End-Users that are rated a single B. With potential End-Users rated BB or lower, significant credit enhancements would be required, such as an extremely strong security position or full corporate guarantees from creditworthy companies, for any credit exposure to be considered. Newcourt USA's goal is to maintain a credit quality of its portfolio of End-Users of BBB or better.

     INTERNAL CREDIT RATING SYSTEM (ASSET-BASED RATING). An asset-based rating system has been developed by Newcourt and used by Newcourt USA to score every potential transaction in five categories ranging from 1 to 5. This system takes into account a broader range of factors than the covenant-based rating system, combining certain key financial ratios with collateral and business considerations. The evaluation of collateral examines the remarketability of the assets as well as the length of the finance term relative to the economic life of the assets. Newcourt USA will not, under normal circumstances, enter into any new transaction with a potential End-User rating of 5 and will enter into a new transaction with a potential End-User rating of 4 only in special circumstances. Newcourt USA's goal is to maintain an overall credit quality of 3 or better throughout its portfolio.

     ADVANCED CREDIT SCORING SYSTEM. A portion of the portfolio, representing smaller ticket commercial assets originated through certain of its vendor programs, is underwritten utilizing computerized credit scoring models. The computer makes the initial credit decision after consideration of the credit application data and credit bureau information based on statistical historical loss analysis and developed in conjunction with Fair Isaac. Fair Isaac is a major credit scoring company and has a long history of consumer, small business and related credit data. This empirical data is used to develop specific parameters within a designated group and to predict future delinquency and default rates. By setting approval cutoff levels on total scores at levels associated with predetermined default rates, Newcourt USA is able to provide a program level credit score according to its internal policies.

     VENDOR PROGRAMS. In initially establishing a Program Agreement or other form of financing arrangement with a Vendor, Newcourt USA completes a formal underwriting review of such Vendor to ensure that the Vendor can perform the financial and other obligations contained in any Vendor Agreement. This review encompasses a financial review, a product review (including an analysis of market acceptance of the Vendor's products) and a general operational and managerial review of the Vendor. Vendors must be established in their field and must market industry-accepted Equipment or other products. The Vendor must have a history of success, maintain a substantial market position and have sufficient financial resources to support the financing relationship contemplated by Newcourt USA. Program Agreements are continually monitored by Newcourt USA. Formal annual reviews are undertaken on each Vendor which cover general financial, operating and performance review as well as performance under the Program Agreement.

PORTFOLIO MONITORING

     Delinquency is tracked and calculated monthly for each major portfolio segment, including segmentation by classification of days past due. Credit losses are monitored each month and are compared with credit losses for previous months. The portfolio of assets owned and managed by Newcourt is monitored with the assistance of a comprehensive software featuring multi-currency processing functions, cash forecasting, customized data retrieval and tax functions. The degree to which accounts are reviewed is based upon outstanding balances as well as risk ratings. Standard documentation requires the End-User to provide annual financial statements within 120 days of its fiscal year-end and certain transactions may require quarterly or semi-annual financial statements as a condition of approval. A formal review of any account may be performed, if a credit officer determines that there appears to be a financial impairment in the End-User's repayment ability. Newcourt reviews these policies on a regular basis, taking into account changes in its asset portfolio mix including average loan balances, vendor program additions and loss levels. Any changes are subject to approval by a committee of the Board of Directors.

CONTRACT COLLECTIONS

     Newcourt USA's portfolio management unit is responsible for the ongoing management of portfolios.

     Newcourt USA will generate and mail to the End-Users (other than those End-Users whose payment obligations are evidenced by payment coupon books or whose payments are automatically debited from their accounts) monthly invoices and statements summarizing the account activity and current invoicing details. The invoiced amount will represent the contracted repayment amount under the End-User Contract inclusive of applicable taxes, if any. Copies of the invoices and statements will also be distributed to the appropriate offices of Newcourt USA for review.

     Newcourt USA's portfolio management unit is also responsible for the preparation of monthly reports on past due, delinquent and problem accounts, the collection and administration of such accounts, the preparation and recommendation of requests for account restructuring and/or payment rescheduling, and asset remarketing in cases of repossession or end of lease equipment returns pursuant to its credit and collection policy. Newcourt USA has no set policy on the timing of repossession, but its practice is to proceed to repossess as soon as required and usually no later than when an account is 180 days past due. In such situations, Vendors may decide to make payments on behalf of an End-User or, under certain Vendor Agreements, Vendors may be responsible for remarketing the repossessed Equipment.

CASH COLLECTIONS

     Payments by End-Users of amounts payable under their respective Contracts are made by check or wire transfer to a Newcourt USA's lock-box account. End-Users that wish to remit by wire transfer are provided with wire transfer instructions to remit to a lock-box account.

     Invoices sent to End-Users contain a remittance advice. The lock-box bank processes the deposits and credits the appropriate Newcourt bank accounts daily. A daily summary of deposits received by the lock box bank is forwarded to Newcourt USA, together with copies of the remittance advices and any other information passed along with the payment. Newcourt USA then matches the remittance advices to the cash deposits and applies the payments to the End-Users' accounts. Amounts received from an End-User with respect to a Secondary Contract are applied to the related Vendor Loan and reduce, on a dollar-for-dollar basis, amounts due under such Secondary Contract and related Vendor Loan. Unmatched deposits are recorded as unapplied cash for further review and processing after investigation by Newcourt USA.

WRITE-OFF POLICY

     When the recoverability of an account is in question, or if the underlying collateral with respect to an account has been repossessed, Newcourt USA generally will suspend the accrual of income on that account for Newcourt USA's own accounting purposes.

     Upon the repossession of collateral, an evaluation of the collateral involved is immediately undertaken in order to establish a liquidation value. After a liquidation value has been established, the difference between the net book value of the account at the time of income suspension and the liquidation value, if less than the net book value of the account, is stated as a "LIKELY LOSS." The "LIKELY LOSS" amount may change, upward or downward, over a period of time as more current or detailed information on the collateral is obtained. When the collateral is sold, the difference between the net book value of the account and the actual net sales proceeds, if less than the net book value of the account, will be written off. If, however, there is any potential for future recovery, the account will continue to be followed for the recovery of any deficiency balance. The write-off policy will be periodically reviewed and modified.

READINESS FOR YEAR 2000

     Many existing computer programs use only two digits to identify a year in the date field. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000.

     Newcourt is addressing the Year 2000 issue from a global perspective. In early 1998, Newcourt established a global Year 2000 Program Office to provide oversight from both a business and technical perspective. The program will coordinate vendors, consultants and regional Year 2000 resources. Newcourt, including Newcourt USA, plans to convert its critical systems by the end of 1998 with conversion of remaining systems and compliance testing and certification to be completed in 1999. As part of the integration strategy, Newcourt plans to aggressively consolidate onto a limited set of identified Year 2000 compliant systems in order to achieve operational efficiencies and to minimize the Year 2000 exposures and costs. Newcourt has commenced work on various types of contingency planning to address potential problem areas with internal systems and with suppliers and other third parties. Management expects that assessment, remediation and contingency planning activities will be on-going throughout 1998 and 1999 with the goal of appropriately resolving all material internal systems and third party issues.

     Management does not anticipate that the total cost to Newcourt of these Year 2000 compliance activities will be material to its financial position or results of operations in any given year. None of the costs relating to such activities will be paid out of the Trust Assets.


                                 THE TRUST DEPOSITOR

     The Trust Depositor is a wholly-owned bankruptcy-remote subsidiary of Newcourt Credit Group USA, formed solely for the purpose of acquiring from the Seller Contracts and Equipment as well as certain other financial assets from time to time and either issuing debt securities secured by, or selling interests in, identifiable fixed or revolving pools of such assets, or conveying or depositing the same into trusts or other securitization vehicles. As a bankruptcy-remote entity, the Trust Depositor's operations will be restricted so that (a) it does not engage in business with, or incur liabilities to, any other entity (other than the Indenture Trustee on behalf of the Noteholders and the trustees or collateral agents on behalf of other securityholders under indentures, security agreements, pooling agreements or similar agreements or undertakings which provide for essentially nonrecourse, asset-backed financings) which may bring bankruptcy proceedings against the Trust Depositor and (b) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. The Trust Depositor will have no other assets available to pay amounts owing under the Indenture except the Trust Assets, including the Contracts and the interests in the Equipment, the proceeds thereof and the amounts on deposit in the Collection Account and the Reserve Fund. The Trust Depositor's address is 2700 Bank One Tower, 111 Monument Circle, Suite 2700, Indianapolis, Indiana 46204, and its phone number is (317) 767-0077.

     As of the Cutoff Date, the Trust Depositor will convey to the Trust, pursuant to the Pooling and Servicing Agreement, Contracts which were sold to the Trust Depositor pursuant to the Transfer and Sale Agreement.

     The Trust Depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Newcourt Credit Group USA or Newcourt USA under the United States Bankruptcy Code or similar applicable state laws or applicable laws of other countries ("INSOLVENCY LAWS") will not result in the consolidation of the assets and liabilities of the Trust Depositor with those of Newcourt Credit Group USA or Newcourt USA and its affiliates. These steps include incorporating the Trust Depositor as a separate, special purpose company pursuant to a certificate of incorporation containing certain restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any bankruptcy or insolvency law, or to cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, without the affirmative vote of all of its directors, including its independent directors, and the requirement, set forth in the Trust Depositor's certificate of incorporation, that at all times no less than one member of the Board of Directors of the Trust Depositor will be an individual who has not been, within the previous five years, affiliated with Newcourt or any of its affiliates other than the Trust Depositor, the Trust and other trusts formed for similar operations (Newcourt and each of its affiliates other than the Trust Depositor, the Trust and other trusts formed for similar operations, a "NEWCOURT ENTITY"). However, there can be no assurance that the activities of the Trust Depositor would not result in a court concluding that the assets and liabilities of the Trust Depositor should be consolidated with those of Newcourt Credit Group USA or Newcourt USA in a proceeding under any Insolvency Law. See "RISK FACTORS--CERTAIN LEGAL RISKS" and "CERTAIN LEGAL RISKS OF THE CONTRACTS--CERTAIN MATTERS RELATING TO BANKRUPTCY". In such event there is no assurance that the Trust would not become a debtor in such a bankruptcy case as well.

     The Trust Depositor will receive, on the Closing Date, a reasoned opinion from its counsel concluding (although there is no case litigated on the merits directly in point) that, subject to certain assumptions and qualifications specified therein, in the event a Newcourt Entity were to become a debtor in a case under the Bankruptcy Code, a bankruptcy court would not, on motion of such Newcourt Entity, as debtor-in-possession, or any other party in interest in such case, (a) substantively consolidate the Trust Depositor and Newcourt Credit Group USA or Newcourt USA or (b) substantively consolidate the Trust and Newcourt Credit Group USA or Newcourt USA. The opinion assumes, among other things, that (a) the Trust Depositor and the Trust will adhere to specified operating procedures including, without limitation, (i) that at all times no less than one member of the Board of Directors of the Trust Depositor will be an individual who has not been, within the previous five years, affiliated with any Newcourt Entity, (ii) the Trust's business will be run by officers and employees of the Indenture Trustee, (iii) the Trust Depositor will maintain its own payroll and separate books of account and will maintain an office space separate from any Newcourt Entity, (iv) neither the Trust Depositor nor the Trust will, except as provided in the Pooling and Servicing Agreement, commingle any of its money or other assets with those of any Newcourt Entity, (v) the Trust Depositor and the Trust will maintain separate bank accounts in its own name or in the name of the Trust Depositor and (vi) except for the obligations under the Transfer and Sale Agreement and similar obligations under similar agreements, neither the Trust Depositor nor the Trust will acquire obligations or securities of, or make loans or advances to, any Newcourt Entity, (b) the Trust Depositor and the Trust will maintain an arm's-length relationship in all transactions with each Newcourt Entity, (c) the purchase price for the Contracts set forth in the Transfer and Sale Agreement represents fair and reasonably equivalent value for the sale of the Contracts transferred thereunder to the Trust Depositor, (d) the financing provided by the issuance of the Notes constitutes a practical and reasonable course of action designed to improve the financial position of Newcourt without impairing the rights of its creditors and
(e) the financing provided by the issuance of the Notes and the Subordinated Securities is being effected in furtherance of Newcourt's ongoing business operations and not in contemplation of bankruptcy. The opinion is not binding on any court. Accordingly, there can be no assurance that a court will not reach a different conclusion. If a court concluded otherwise, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes and the Subordinated Securities and possible reductions in the amount of payments of principal of and interest on the Notes and the Subordinated Securities could occur.

     The Trust Depositor will not acquire any assets other than Trust Assets and other assets transferred to the Trust Depositor pursuant to the Transfer and Sale Agreement or other equipment and contracts transferred to the Trust Depositor pursuant to similar agreements, including true leases (excluding any Excluded Residual Investment), finance leases, loans, installment payment obligations, receivables and other obligations received from Newcourt or its affiliates. As of the date of this Prospectus, the Trust Depositor is not subject to any legal proceedings, including any proceedings under any Insolvency Laws.

     Newcourt USA has warranted to the Trust Depositor that the conveyance of the Contracts to the Trust Depositor pursuant to the Transfer and Sale Agreement is a valid sale and transfer of such Contracts to the Trust Depositor. Additionally, Newcourt USA has been advised by its counsel that in the event Newcourt USA were to become a debtor under the United States Bankruptcy Code, the transfer of the Contracts from the Newcourt USA to the Trust Depositor in accordance with the Transfer and Sale Agreement would be treated as a sale and not as a pledge to secure borrowings. As of the date of this prospectus, Newcourt USA is not subject to any legal proceedings involving the Contracts or any insolvency proceedings.

                               DESCRIPTION OF THE NOTES

     The statements under this caption are summaries, do not purport to be complete and are subject to and qualified in their entirety by reference to the Pooling and Servicing Agreement and the Indenture (the "OPERATIVE DOCUMENTS"). Copies of the Pooling and Servicing Agreement and the Indenture have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Notes will consist of six Classes, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes. The Notes will be issued pursuant to the Indenture between the Trust and the Indenture Trustee. Another class of Notes, the Subordinated Notes, will also be issued but are not being offered pursuant to this Prospectus. The following summary describes the material terms of the Notes and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the Indenture.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depositary selected by the Trust Depositor, the "DEPOSITARY"), except as set forth below. The Notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Trust Depositor has been informed by DTC that DTC's nominee will be Cede. See "--BOOK-ENTRY REGISTRATION" and "--DEFINITIVE NOTES" below. Only the Notes will be offered hereby.

     The Indenture Trustee will be granted a first priority lien on the Trust Assets to secure the Notes; PROVIDED, that distributions on the Notes (and each Class thereof) will be allocated as provided herein. The Notes are nonrecourse obligations of the Trust only and do not represent interests in or obligations of either the Seller, the Servicer or the Trust Depositor, or any affiliate thereof.

INTEREST

     Interest on the Notes will be payable on each of the Distribution Dates occurring on or prior to the earlier of (i) the date of payment in full of such Notes and (ii) the Class A-1 Notes Maturity Date, the Class A-2 Notes Maturity Date, the Class A-3 Notes Maturity Date, the Class A-4 Notes Maturity Date, the Class B Notes Maturity Date or the Class C Notes Maturity Date, as applicable, for the Notes. Interest will accrue at the applicable Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate, the Class B Interest Rate or the Class C Interest Rate, for the period from and including the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date (each period for which interest accrues on the Notes, an "ACCRUAL PERIOD") on the outstanding principal amount of such Notes as of the first day of such Accrual Period.

     Interest on the Class A-1 Notes is payable on a Distribution Date from Available Amounts on such date (and after application of such Available Amounts to repay any outstanding Servicer Advances and to pay the Servicing Fee) subject to the limitation described in the third succeeding paragraph. Such Available Amounts represent primarily collections of payments due under the Contracts, certain amounts received upon the prepayment or purchase of Contracts or liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, proceeds of Servicer Advances, if any, as well as amounts in the Reserve Fund, if any.

     Interest on the Class A-2 Notes is payable on a Distribution Date from Available Amounts on such date, but only after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes; subject to the limitation described in the second succeeding paragraph.

     Interest on the Class A-3 Notes is payable on a Distribution Date from Available Amounts on such date, but only after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes and the Class A-2 Notes subject to the limitation described in the next succeeding paragraph.

     Interest on the Class A-4 Notes is payable on a Distribution Date from Available Amounts on such date, but only after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes; PROVIDED, HOWEVER, after the occurrence of


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an Event of Default, interest on the Class A-1 Notes, Class A-2 Notes, Class A-3
Notes and Class A-4 Notes will be paid pro-rata based upon the then outstanding principal amounts thereof.

     Interest on the Class B Notes is payable on a Distribution Date from Available Amounts on such date, but only after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

     Interest on the Class C Notes is payable on a Distribution Date from Available Amounts on such date, but only after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes.

PRINCIPAL

     The stated maturity of the Class A-1 Notes is the November 1999 Distribution Date; the stated maturity of the Class A-2 Notes is the September 2000 Distribution Date; the stated maturity of the Class A-3 Notes is the December 2002 Distribution Date; the stated maturity of the Class A-4 Notes is the May 2004 Distribution Date; the stated maturity of the Class B Notes is the April 2005 Distribution Date; and the stated maturity of the Class C Notes is the August 2005 Distribution Date. The Class D Notes and the Class E Notes will have a stated maturity of the December 2005 Distribution Date and August 2006
Distribution Date, respectively.   However, if all payments on the Contracts are
made as scheduled, final payment with respect to the Notes would occur prior to stated maturity.

     Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount equal to the Class A-1 Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee and interest payments on the Notes and the Subordinated Notes.

     Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Class A-2 Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes and the payment of the Class A-1 Principal Payment Amount. See "--ALLOCATIONS" herein.

     Principal of the Class A-3 Notes will be payable on each Distribution Date in an amount equal to the Class A-3 Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the servicing fee, interest payments on the Notes and Subordinated Notes and the payment of the Class A-1 Principal Payment Amount and Class A-2 Principal Payment Amount.

     Principal of the Class A-4 Notes will be payable on each Distribution Date in an amount equal to the Class A-4 Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the servicing fee, interest payments on the Notes and Subordinated Notes and the payment of the Class A-1 Principal Payment Amount, Class A-2 Principal Payment Amount and Class A-3 Principal Payment Amount.

     Principal of the Class B Notes will be payable on each Distribution Date in an amount equal to the Class B Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount and the Class A-4 Principal Payment Amount. See "--ALLOCATIONS" herein.

     Principal of the Class C Notes will be payable on each Distribution Date in an amount equal to the Class C Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A -1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount, the Class A-4 Principal Payment Amount and the Class B Principal Payment Amount. See "--ALLOCATIONS" herein.

     The Notes will mature and be due and payable on the Class A-1 Notes Maturity Date, the Class A-2 Notes Maturity Date, the Class A-3 Notes Maturity Date, the Class A-4 Notes Maturity Date, the Class B Notes Maturity Date or the Class C Notes Maturity Date, as applicable. Prior thereto, amounts to be applied in reduction of the outstanding Principal Amount


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of any Note, including the payment of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount, the Class A-4 Principal Payment Amount, the Class B Principal Payment Amount or the Class C Principal Payment Amount payable on any Distribution Date, will not be due and payable, although the failure of the Trust Depositor or Servicer to remit any Available Amounts (including Available Amounts to be used to make a Class A-1 Principal Payment Amount, a Class A-2 Principal Payment Amount, a Class A-3 Principal Payment Amount, a Class A-4 Principal Payment Amount, a Class B Principal Payment Amount or a Class C Principal Payment Amount) will, after the applicable grace period, constitute an Event of Default under the Indenture. See "-- EVENTS OF DEFAULT".

     As used herein, the following terms shall have the following meanings:

          The "ADCB" or "AGGREGATE DISCOUNTED CONTRACT BALANCE" means, with respect to the Contracts, the sum of the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made.

          "Additional Principal" with respect to any Distribution Date, an amount equal to (a) the Total Principal Payment Amount, less (b) the sum of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount, the Class A-4 Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount, the Class D Principal Payment Amount and the Class E Principal Payment Amount.

           "AGGREGATE PRINCIPAL AMOUNT" means, for any group of Notes or Subordinated Notes at any date of determination, the sum of the Principal Amounts of such Notes at such date.

          "CLASS A PERCENTAGE" means 87.5912% (approximately).

          "CLASS A NOTES" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

          "CLASS B PERCENTAGE" means 5.4745% (approximately).

          "CLASS C PERCENTAGE" means 2.9197% (approximately).

          "CLASS D PERCENTAGE" means 1.8248% (approximately).

          "CLASS E PERCENTAGE" means 2.1898% (approximately).

          "CLASS A-1 PRINCIPAL PAYMENT AMOUNT" means, with respect to any Distribution Date and the Class A-1 Notes, the lesser of (a) the Principal Amount of the Class A-1 Notes, and (b) (i) prior to the occurrence of any Event of Default, the Total Principal Payment Amount and (ii) following the occurrence of an Event of Default, all remaining Available Amounts after payment has been made in accordance with paragraphs (A) through (H) in "Description of the Notes -- Allocations; Following an Event of Default".

          "CLASS A-2 PRINCIPAL PAYMENT AMOUNT" means, with respect to the Class A-2 Notes and any Distribution Date, (a) $0 until the Principal Amount of the Class A-1 Notes has been paid in full, and (b) thereafter, the lesser of (i) the Principal Amount of the Class A-2 Notes and (ii) (A) prior to the occurrence of an Event of Default, the difference between (1) the sum of the Principal Amounts of the Class A-2, Class A-3 and Class A-4 Notes immediately prior to such Distribution Date, and (2) the Class A Target Principal Amount, and (B) following the occurrence of an Event of Default, all remaining Available Amounts after payment has been made in accordance with paragraphs (A) - (I) in "DESCRIPTION OF THE NOTES -- ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT".

          "CLASS A-3 PRINCIPAL PAYMENT AMOUNT" means, with respect to the Class A-3 Notes and any Distribution Date, (a) $0 until the Principal Amount of the Class A-1 and the Class A-2 Notes has been paid in full, and (b) thereafter, the lesser of (i) the Principal Amount of the Class A-3 Notes and (ii) (A) prior to the occurrence of an Event of Default, the difference between (1) the sum of the Principal Amounts of the Class A-3 and Class A-4 Notes immediately prior to such Distribution Date, and (2) the Class A Target Principal Amount, and (B) following the occurrence of an Event of Default, all remaining Available Amounts after


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

     payment has been made in accordance with paragraphs (A) - (J) in "DESCRIPTION OF THE NOTES -- ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT".

          "CLASS A-4 PRINCIPAL PAYMENT AMOUNT" means, with respect to the Class A-4 Notes and any Distribution Date, (a) $0 until the Principal Amount of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes has been paid in full, and (b) thereafter, the lesser of (i) the Principal Amount of the Class A-4 Notes and (ii) (A) prior to the occurrence of an Event of Default, the difference between (1) the Principal Amount of the Class A-4 Notes immediately prior to such Distribution Date, and (2) the Class A Target Principal Amount, and (B) following the occurrence of an Event of Default, all remaining Available Amounts after payment has been made in accordance with paragraphs (A) - (K) in "DESCRIPTION OF THE NOTES -- ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT".

          "CLASS B PRINCIPAL PAYMENT AMOUNT" means, with respect to the Class B Notes and any Distribution Date, (a) $0 until the Principal Amount of the Class A-1 Notes has been paid in full, and (b) thereafter, the lesser of
     (i) the Principal Amount of the Class B Notes and (ii) (A) prior to the occurrence of an Event of Default, the difference between (1) the Principal Amount of the Class B Notes immediately prior to such Distribution Date, and (2) the greater of (x) the Class B Target Principal Amount and (y) the Class B Floor and (B) following the occurrence of an Event of Default, all remaining Available Amounts after payment has been made in accordance with paragraphs (A) - (L) in "DESCRIPTION OF THE NOTES -- ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT".

          "CLASS C PRINCIPAL PAYMENT AMOUNT" means, with respect to the Class C Notes and any Distribution Date, (a) $0 until the Principal Amount of the Class A-1 Notes has been paid in full, and (b) thereafter, the lesser of
     (i) the Principal Amount of the Class C Notes and (ii) (A) prior to the occurrence of an Event of Default, the difference between (1) the Principal Amount of the Class C Notes immediately prior to such Distribution Date, and (2) the greater of (x) the Class C Target Principal Amount and (y) the Class C Floor, and (B) following the occurrence of an Event of Default, all remaining Available Amounts after payment has been made in accordance with paragraphs (A) - (M) in "DESCRIPTION OF THE NOTES -- ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT".

          "CLASS D PRINCIPAL PAYMENT AMOUNT" means, with respect to the Class D Notes and any Distribution Date, (a) $0 until the Principal Amount of the Class A-1 Notes has been paid in full, and (b) thereafter, the lesser of
     (i) the Principal Amount of the Class D Notes and (ii) (A) prior to the occurrence of an Event of Default, the difference between (1) the Principal Amount of the Class D Notes immediately prior to such Distribution Date, and (2) the greater of (x) the Class D Target Principal Amount and (y) the Class D Floor, and (B) following the occurrence of an Event of Default, all remaining Available Amounts after payment has been made in accordance with paragraphs (A) - (N) in "DESCRIPTION OF THE NOTES -- ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT".

          "CLASS E PRINCIPAL PAYMENT AMOUNT" means, with respect to the Class E Notes and any Distribution Date, (a) $0 until the Principal Amount of the Class A-1 Notes has been paid in full, and (b) thereafter, the lesser of
     (i) the Principal Amount of the Class E Notes and (ii) (A) prior to the occurrence of an Event of Default, the difference between (1) the Principal Amount of the Class E Notes immediately prior to such Distribution Date, and (2) the greater of (x) the Class E Target Principal Amount and (y) the Class E Floor, and (B) following the occurrence of an Event of Default, all remaining Available Amounts after payment has been made in accordance with paragraphs (A) - (O) in "DESCRIPTION OF THE NOTES -- ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT".

           "CLASS A TARGET PRINCIPAL AMOUNT" means, with respect to any Distribution Date, the product of (a) the Class A Percentage and (b) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

          "CLASS B TARGET PRINCIPAL AMOUNT" means, with respect to any Distribution Date, the product of (a) the Class B Percentage and (b) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.


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

          "CLASS C TARGET PRINCIPAL AMOUNT" means, with respect to any Distribution Date, the product (a) the Class C Percentage and (b) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

          "CLASS D TARGET PRINCIPAL AMOUNT" means, with respect to any Distribution Date, the product of (a) the Class D Percentage and (b) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

          "CLASS E TARGET PRINCIPAL AMOUNT" means, with respect to any Distribution Date, the product of (a) the Class E Percentage and (b) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.


          "CLASS B FLOOR" means, with respect to each Distribution Date, the minimum of (i) the Principal Amount of the Class B Notes immediately prior to such Distribution Date and (ii) (a) 2.40% of the ADCB of the Contract Pool as of the Closing Date, plus (b) the Principal Differential with respect to such Distribution Date, minus (c) the sum, immediately prior to such Distribution Date, of the Principal Amount of the Class C Notes, the Principal Amount of the Class D Notes, the Principal Amount of the Class E Notes and the amount on deposit in the Reserve Fund after giving effect to amounts to be withdrawn on such Distribution Date.



          "CLASS C FLOOR" means, with respect to each Distribution Date,
(a) 1.25% of the ADCB of the Contract Pool as of the Closing Date, plus
(b) the Principal Differential with respect to such Distribution Date, minus (c) the sum, immediately prior to such Distribution Date, of the Principal Amount of the Class D Notes, the Principal Amount of the Class
E Notes and the amount on deposit in the Reserve Fund after giving effect to amounts to be withdrawn on such Distribution Date, PROVIDED, HOWEVER, that if the Principal Amount of the Class B Notes is less than or equal to the Class B Floor, on such Distribution Date, the Class C Floor will equal the Principal Amount of the Class C Notes utilized in the calculation of the Class B Floor for such Distribution Date.




          "CLASS D FLOOR" means, with respect to each Distribution Date,
     (a) 0.85% of the ADCB of the Contract Pool as of the Closing Date, plus
(b) the Principal Differential with respect to such Distribution Date, minus (c) the sum, immediately prior to such Distribution Date, of the Principal Amount of the Class E Notes and the amount on deposit in the Reserve Fund after giving effect to amounts to be withdrawn on such Distribution Date, PROVIDED, HOWEVER, that if the Principal Amount of the Class C Notes is less than or equal to the Class C Floor, on such Distribution Date, the Class D Floor will equal the Principal Amount of the Class D Notes utilized in the calculation of the Class C Floor for such Distribution Date.




          "CLASS E FLOOR" means, with respect to each Distribution Date,
     (a) 0.60% of the ADCB of the Contract Pool as of the Closing Date, plus
(b) the Principal Differential with respect to such Distribution Date, minus (c) the amount on deposit in the Reserve Fund after giving effect to amounts to be withdrawn on such Distribution Date, PROVIDED, HOWEVER that if the Principal Amount of the Class D Notes is less than or equal to the Class D Floor, on such Distribution Date, the Class E Floor will equal the Principal Amount of the Class E Notes utilized in the calculation of the Class D Floor for such Distribution Date.


          "DISCOUNTED CONTRACT BALANCE" means, with respect to any Contract, (A) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after the applicable Cutoff Date discounted monthly at the Discount Rate; (B) as of the Statistic Calculation Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after the Initial Cutoff Date discounted monthly at the Statistic Discount Rate; and (C) as of any other date of determination, the sum of (1) the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after such date of determination (or the related Cutoff Date, if later) discounted monthly at the Discount Rate, and (2) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination (other than Scheduled Payments related to Contracts that have become Defaulted Contracts or Prepaid Contracts, and which have not been replaced with an Additional Contract or Substitute Contract) that have not then been received by the Servicer.


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

          The Discounted Contract Balance for each Contract shall be calculated assuming:

          (a) All payments due in any Collection Period are due on the last day of the Collection Period;

          (b) Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

          (c) All security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

          "PRINCIPAL AMOUNT" of a Class of Notes or Subordinated Notes means the aggregate initial principal amount thereof reduced by (i) the aggregate amount of any Distributions applied in reduction of such principal amount and (ii) the aggregate amount of any Distributions then on deposit in the note or certificate payment account, if any, for such Class of Notes or Subordinated Notes established in accordance with the Indenture or the Pooling and Servicing Agreement and to be applied in reduction of such principal amount in accordance therewith.


           "PRINCIPAL DIFFERENTIAL" means, with respect to each Distribution Date, an amount equal to the excess, if any, of (a) the total of (i) the Principal Amount of the Notes and Subordinated Notes as of the immediately preceding Distribution Date after giving effect to all payments made on such Distribution Date, minus (ii) the lesser of
(A) the Total Principal Payment Amount related to such Distribution Date and (B) Available Amounts (including amounts to be withdrawn from the Reserve Fund on such Distribution Date) remaining after the payment of amounts owing the Servicer and in respect of interest on the Notes and the Subordinated Notes on such Distribution Date over (b) the ADCB of all Contracts held by the Trust as of the last day of the Collection
Period related to such Distribution Date.


          "SCHEDULED PAYMENTS" means, with respect to any Contract, the monthly or quarterly or semi-annual or annual rent or financing (whether principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Contract after the related Cutoff Date (it being understood that Scheduled Payments do not include any Excluded Amounts or Excluded Residual Investment).

          "TOTAL PRINCIPAL PAYMENT AMOUNT" means, with respect to any Distribution Date, the difference between (a) the aggregate outstanding principal of all Classes of Notes and Subordinated Notes and (b) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

ALLOCATIONS

     PRIOR TO AN EVENT OF DEFAULT. On the second Business Day prior to each Distribution Date (each, a "DETERMINATION DATE"), prior to the occurrence of an Event of Default, the Servicer shall instruct the Indenture Trustee to withdraw, and on the succeeding Distribution Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account, and the Reserve Fund if necessary, in order to make the following payments or allocations from the Available Amounts (which shall include amounts, if any, withdrawn from the Reserve Fund) for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

          (A) pay to the Servicer, the amount of any unreimbursed Servicer Advances;

          (B) pay to the Servicer, the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

          (C) pay to the Indenture Trustee, on behalf of the Class A-1 Notes, an amount equal to interest accrued in respect of such Class A-1 Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;


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          (D)  pay to the Indenture Trustee, on behalf of the Class A-2 Notes, an amount equal to interest accrued in respect of such Class A-2 Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (E) pay to the Indenture Trustee, on behalf of the Class A-3 Notes, an amount equal to interest accrued in respect of such Class A-3 Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (F) pay to the Indenture Trustee, on behalf of the Class A-4 Notes, an amount equal to interest accrued in respect of such Class A-4 Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (G) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (H) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (I) pay to the Indenture Trustee, on behalf of the Class D Notes an amount equal to interest accrued in respect of the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (J) pay to the Indenture Trustee, on behalf of the Class E Notes an amount equal to interest accrued in respect of the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (K) pay to the Indenture Trustee, on behalf of the Class A-1 Notes, the Class A-1 Principal Payment Amount for such Distribution Date;

          (L) pay to the Indenture Trustee, on behalf of the Class A-2 Notes, the A-2 Principal Payment Amount for such Distribution Date;

          (M) pay to the Indenture Trustee, on behalf of the Class A-3 Notes, the Class A-3 Principal Payment Amount for such Distribution Date;

          (N) pay to the Indenture Trustee, on behalf of the Class A-4 Notes, the Class A-4 Principal Payment Amount for such Distribution Date;

          (O) pay to the Indenture Trustee, on behalf of the Class B Notes, the Class B Principal Payment Amount for such Distribution Date;

          (P) pay to the Indenture Trustee, on behalf of the Class C Notes, the Class C Principal Payment Amount for such Distribution Date;

          (Q) pay to the Indenture Trustee, on behalf of the Class D Notes the Class D Principal Payment Amount for such Distribution Date;

          (R) pay to the Indenture Trustee, on behalf of the Class E Notes the Class E Principal Payment Amount for such Distribution Date;


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          (S)  pay the Additional Principal, if any, to the Class A Notes
               sequentially until the Principal Amount of each of the Class A Notes have been reduced to zero, then to the Class B Notes until the Principal Amount of the Class B Notes has been reduced to zero, then to the Class C Notes until the Principal Amount of the Class C Notes has been reduced to zero, then to the Class D Notes until the Principal Amount of the Class D Notes has been reduced to zero, then to the Class E Notes until the Principal Amount of the Class E Notes has been reduced to zero;

          (T) pay to the Indenture Trustee for deposit into the Reserve Fund any Available Amounts not necessary to make the payments described in paragraph (A) through (S) above to the extent that such amount is necessary to meet the Reserve Fund Amount; and

          (U)  any excess shall be paid to the holder of the Certificate.

     As used herein, "AVAILABLE AMOUNTS" means as of any Distribution Date, the sum of (i) all amounts on deposit in the Collection Account as of the immediately preceding Determination Date on account of Scheduled Payments inclusive of such payments received through Vendor recourse or support and agreements, but excluding the Excluded Amounts and any Excluded Residual Investment, as well as Prepayments received on or before, the last day of the Collection Period immediately preceding such Distribution Date; (ii) Recoveries on account of previously Defaulted Contracts received as of the immediately preceding Determination Date; (iii) such amounts as from time to time may be held in the Collection Account; (iv) earnings on investments of funds in the Trust Accounts; and (v) any amounts received with respect to the Guaranteed Residual Investments.


     Prior to an Event of Default, if the Available Amounts are less than the amount required to make in full the payments set forth in paragraphs (A) through
(S) above, amounts held in the Reserve Fund shall be withdrawn in order for any of such payments to be made and such amounts will be considered as Available Amounts for such purpose only.

     Pursuant to the Indenture, the Indenture Trustee will distribute amounts received from the Indenture Trustee in accordance with the foregoing to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders, Class B Noteholders, Class C Noteholders and the holders of the Subordinated Notes represented thereby PRO RATA in accordance with the respective amounts owed thereto.

     FOLLOWING AN EVENT OF DEFAULT. On each Determination Date after the occurrence of an Event of Default, the Servicer shall instruct the Indenture Trustee to withdraw, and on the succeeding Distribution Date the Indenture Trustee, acting in accordance with such instructions, shall withdraw, the amounts required to be withdrawn from the Collection Account, and the Reserve Fund if necessary, in order to make the following payments or allocations from the Available Amounts (which shall include amounts, if any, withdrawn from the Reserve Fund) for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

          (A) pay to the Indenture Trustee, the amount of any unpaid fees, expenses or other losses;

          (B) pay to the Servicer, the amount of any unreimbursed Servicer Advance;

          (C) pay to the Servicer, the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

          (D) pay to the Indenture Trustee, on behalf of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, an amount equal to interest accrued in respect of such Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; PROVIDED, that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining
               Available Amounts shall be allocated to each Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note PRO RATA based on the outstanding principal amount thereof;

          (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; PROVIDED, that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note PRO RATA based on the outstanding principal amount thereof;

          (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to interest accrued in respect of the Class C Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; PROVIDED, that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note PRO RATA based on the outstanding principal amount thereof;

          (G) pay to the Indenture Trustee, on behalf of the Class D Notes, an amount equal to interest accrued in respect of the Class D Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; PROVIDED, that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class D Note PRO RATA based on the outstanding principal amount thereof;

          (H) pay to the Indenture Trustee, on behalf of the Class E Notes, an amount equal to interest accrued in respect of the Class E Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; PROVIDED, that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class E Note PRO RATA based on the outstanding principal amount thereof;

          (I) pay to the Indenture Trustee, on behalf of the Class A-1 Notes the Class A-1 Principal Payment Amount for such Distribution Date; PROVIDED (i) that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so allocated, such remaining Available Amounts shall be allocated to each Class A-1 Note PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Class A-1 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-2 Notes;

          (J) pay to the Indenture Trustee, on behalf of the Class A-2 Notes the Class A-2 Principal Payment Amount for such Distribution Date; PROVIDED (i) that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so allocated, such remaining Available Amounts shall be allocated to each Class A-2 Note, respectively PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Class A-2 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-3 Notes;

          (K) pay to the Indenture Trustee, on behalf of the Class A-3 Notes the Class A-3 Principal Payment Amount for such Distribution Date; PROVIDED (i) that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so allocated, such remaining Available Amounts shall be allocated to each Class A-3 Note, respectively PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Class A-3 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-4 Notes;


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

          (L) pay to the Indenture Trustee, on behalf of the Class A-4 Notes the Class A-4 Principal Payment Amount for such Distribution Date; PROVIDED (i) that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so allocated, such remaining Available Amounts shall be allocated to each Class A-4 Note, respectively PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Class A-4 Note principal in full, then such excess shall be applied in repayment of principal on the Class B Notes;

          (M) pay to the Indenture Trustee, on behalf of the Class B Notes, the Class B Principal Payment Amount for such Distribution Date; PROVIDED (i) that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class B Note principal in full, then such excess shall be applied in repayment of principal on the Class C Notes;

          (N) pay to the Indenture Trustee, on behalf of the Class C Notes, the Class C Principal Payment Amount for such Distribution Date; PROVIDED (i) that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class C Note principal in full, then such excess shall be applied in repayment of principal on the Class D Notes; and

          (O) pay to the holders of the Class D Notes the Class D Principal Payment Amount for such Distribution Date; PROVIDED (i) that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class D Note PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class D Notes principal in full, then such excess shall be paid to the holder of the Class E Notes.

          (P) pay to the holders of the Class E Notes the Class E Principal Payment Amount for such Distribution Date; PROVIDED (i) that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class E Note PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class E Notes principal in full, then such excess shall be paid to the holder of the Certificate.

     Following an Event of Default, if the Available Amounts are less than the amount required to make in full the payments set forth in paragraphs (A) through
(P) above, amounts held in the Reserve Fund shall be withdrawn in order for any of such payments to be made and such amounts will be considered as Available Amounts for such purpose only.


RESERVE FUND

GENERAL

     The Reserve Fund will be an account in the name of the Indenture Trustee on behalf of the Noteholders and the holders of the Subordinated Notes. The Reserve Fund will be created with an initial deposit by the Trust Depositor on the Closing Date of an amount equal to the Reserve Fund Initial Deposit.

     If the amount on deposit in the Reserve Fund on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Reserve Fund Amount, the Indenture Trustee will distribute any excess to the holder of the Certificate. Upon any such distributions to the holder of the Certificate, the Noteholders and the holders of the Subordinated Notes will have no further rights in, or claims to, such amounts.


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

     The "RESERVE FUND AMOUNT" shall be an amount equal to the lesser of (a) the Reserve Fund Initial Deposit, and (b) the Aggregate Principal Amount of the Notes and the Subordinated Notes as of such date of determination.

     None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Seller nor the Trust Depositor will be required to refund any amounts properly distributed or paid to them whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders.

     The Servicer may, from time to time after the date of this Prospectus request each Rating Agency that rated the Notes to, at the request of the Trust Depositor, approve a formula for determining the Reserve Fund Amount that is different from the formula described above and would result in a decrease in the amount of the Reserve Fund Amount or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes, then the Reserve Fund Amount will be determined in accordance with such new formula. The Agreement will accordingly be amended to reflect such new calculation without the consent of any Noteholder.

WITHDRAWALS FROM THE RESERVE FUND

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Noteholders and the holders of the Subordinated Notes.
On each Distribution Date, funds will be withdrawn from the Reserve Fund to the extent that Available Amounts with respect to any Distribution Date are less than the amount necessary to pay interest or principal on the Notes and the Subordinated NOTES as described herein.

DEFAULTED CONTRACTS

     A Contract will automatically be deemed to be in default (a "DEFAULTED CONTRACT") if (i) it is more than 180 days past due; (ii) if at any time the Servicer determines, in accordance with its customary and usual practices, that such Contract is not collectible (and taking into account any available Vendor recourse); or (iii) the End-User under such Contract becomes the subject of an Insolvency Event. The current policy of the Servicer with respect to writing off Contracts is described in "NEWCOURT CREDIT GROUP USA INC.--WRITE-OFF POLICY" above.

     Upon classification as a Defaulted Contract, the Servicer shall accelerate all payments due thereunder or take such other action as the Servicer reasonably believes will maximize the amount of Recoveries in respect thereof and shall otherwise follow its customary and usual collection procedures, which may include the repossession and sale of any related Equipment or other Applicable Security on behalf of the Trust. Any recoveries on account of a previously Defaulted Contract (including proceeds of repossessed Equipment or other Applicable Security or other property, Insurance Proceeds, amounts representing late fees and penalties and amounts subsequently received pursuant to a Program Agreement with a Vendor, but net of amounts representing costs and expenses of liquidation incurred by the Servicer; such recoveries net of such amounts, "RECOVERIES") shall be deemed to be Available Amounts.

COLLECTION ACCOUNT

     The Servicer, for the benefit of the Noteholders and the Subordinated Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee in its corporate trust department a segregated corporate trust account (the "COLLECTION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders and the Subordinated Noteholders; PROVIDED, HOWEVER, that at all times such depositary institution or trust company shall be (a) the corporate trust department of the Indenture Trustee or, (b) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) is otherwise acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"; any such depositary institution or trust company, a "QUALIFIED INSTITUTION"). Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depositary institutions or trust companies having commercial paper with the highest rating from each Rating Agency (excluding Duff & Phelps Credit Rating Co. ("DCR") if DCR has not issued a rating), (iii) commercial paper (or other short term obligations) having, at the time of the Trust's investment therein, the highest rating from each Rating Agency (excluding DCR if DCR has not issued a rating), (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depositary institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from each Rating Agency (excluding DCR if DCR has not issued a rating), or have otherwise been approved in writing by, each Rating Agency,
(vii) time deposits with an entity, the commercial paper of which has the highest rating from the Rating Agency (excluding DCR if DCR has not issued a rating), (viii) eligible repurchase agreements, and (ix) any other investments approved in writing by each Rating Agency (collectively, "ELIGIBLE INVESTMENTS"). Such funds may be invested in debt obligations of Newcourt or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be held therein and be treated as Available Amounts. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection
Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement.


REPLACEMENT ACCOUNTS

     If any institution with which any of the accounts established pursuant to the Pooling and Servicing Agreement or the Indenture are established ceases to be a Qualified Institution, the Servicer or the Indenture Trustee (as the case may be) shall, within ten Business Days, establish a replacement account at a Qualified Institution after notice thereof.

EVENTS OF DEFAULT

     Allocations of Available Amounts will be made as described above under "--ALLOCATIONS; PRIOR TO AN EVENT OF DEFAULT" unless and until an Event of Default has occurred, in which case allocations of Available Amounts will be made as described above under "--ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT". An "EVENT OF DEFAULT" refers to any of the following events:

          (a) failure to pay the Principal Amount of any Note or Subordinated Note, if any, on its related Maturity Date;

          (b) a default for five or more calender days in the payment of interest due on any Class A Note, Class B Note, Class C Note, Class D Note or Class E Note;

          (c) (i) failure on the part of the Seller to make any payment or deposit required under the Pooling and Servicing Agreement or Transfer and Sale Agreement within three Business Days after the date the payment or deposit is required to be made, or (ii) failure on the part of any Seller, the Trust Depositor, the Trust or the Owner Trustee to observe or perform any other covenants or agreements of such entity set forth in the Transfer and Sale Agreement, Pooling and Servicing Agreement or the Indenture, which failure has a material adverse effect on the Noteholders and Subordinated Noteholders and which continues unremedied for a period of 60 days after written notice; PROVIDED, that no such 60-day cure period shall apply in the case of a failure by the Seller to perform their joint and several agreement to accept reassignment of Ineligible Contracts, and FURTHER PROVIDED, that only a five day cure period shall apply in the case of a failure by any Seller, the Trustee or the Owner Trustee to observe their respective covenants not to grant a security interest in or otherwise intentionally create a lien on the Contracts;

          (d) any representation or warranty made by the Seller, the Trust Depositor, the Trustee or the Owner Trustee in the Pooling and Servicing Agreement or the Indenture or any information required to be given by the Seller or the Trust Depositor to the Indenture Trustee to identify the Contracts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Noteholders and Subordinated Noteholders are materially and adversely affected; PROVIDED, HOWEVER, that an Event of Default shall not be deemed to occur thereunder if the Seller has repurchased the related Contracts through the Trust Depositor during such period in accordance with the provisions of the Pooling and Servicing Agreement and the Transfer and Sale Agreement;

          (e) the occurrence of an Insolvency Event relating to the Seller, the Trust Depositor or the Trust; or

          (f) the Trust becomes an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.


     In the case of any event described in clause (a), (b), (c), (d) or (f) above, an Event of Default with respect to the Notes and Subordinated Notes shall not be deemed to have occurred if the Required Holders provide written notice to the Trust Depositor and the Servicer of such waiver. In the event the Indenture Trustee has actual knowledge of an Event of Default, it will be required to notify, among others, the Trust Depositor, the Seller, the Servicer and the Owner Trustee.

     If an Insolvency Event relating to the Trust Depositor occurs, pursuant to the Pooling and Servicing Agreement, on the day of such Insolvency Event, the Trust Depositor will promptly give notice to the Indenture Trustee of the Insolvency Event, and the Indenture Trustee will, if directed by the Required Holders (as defined in the next succeeding paragraph), promptly act to sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of Contracts will be deposited in the Collection Account and allocated as described in the Pooling and Servicing Agreement and herein. If the proceeds of any collections on Contracts in the Collection Account allocated to Noteholders of any Class is not sufficient to pay the Principal Amount of the Notes of such Class in full, such Noteholders will incur a loss.

     As used herein, "REQUIRED HOLDERS" means (i) prior to the payment in full of the Class A Notes outstanding, Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders voting as a single class evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class A Notes, (ii) from and after the payment in full of the Class A Notes outstanding, Class B Noteholders holding Class B Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class B Notes outstanding, (iii) from and after the payment in full of the Class B Notes outstanding, Class C Noteholders holding Class C Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class C Notes outstanding, (iv) from and after the payment in full of the Class C Notes outstanding, Class D Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class D Notes and (v) from and after the payment in full of the Class D Notes outstanding, Class E Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class E Notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation with respect to its servicing activities and reimbursement for its expenses for any Collection Period will be a servicing fee (the "SERVICING FEE") calculated monthly, and payable on each Distribution Date, in an amount equal to the product of (i) one-twelfth, (ii) .60% (such percentage, the "SERVICING FEE PERCENTAGE") and (iii) the ADCB of the Contract Pool as of the beginning of the related Collection Period. The Servicing Fee will be paid on the Distribution Date with respect to each Collection Period from the Available Amounts.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Contracts including, without limitation, expenses related to the enforcement of the Contracts, payment of the fees and disbursements of the Indenture Trustee and Owner Trustee and independent accountants, casualty insurance on Equipment (to the extent the Contracts provide for the Seller to pay such insurance) and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust, the Noteholders or the Trust Depositor (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that Newcourt USA is acting as Servicer and fails to pay the fees and disbursements of the Indenture Trustee or Owner Trustee (the "TRUSTEES"), such Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Noteholders be liable to the Trustees for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustees will be treated as paid to the Servicer for all other purposes of the Pooling and Servicing Agreement.

RECORD DATE

     Payments on the Notes will be made as described herein to the Noteholders in whose names the Notes were registered (expected to be Cede, as nominee of DTC) at the close of business on the Record Date. However, the final payment on the Notes offered hereby will be made only upon presentation and surrender of such Notes. All payments with respect to the principal of and interest on the Notes (each, a "DISTRIBUTION") will be made to DTC in immediately available funds. See "DESCRIPTION OF THE NOTES--BOOK-ENTRY REGISTRATION".


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

OPTIONAL TERMINATION

     On any Distribution Date occurring on or after the date on which the ADCB of the Contract Pool is less than 10% of the initial ADCB of the Contract Pool as of the Closing Date (the "CLEANUP CALL CONDITION"), the Trust Depositor will have the option to cause the Trust to purchase (without penalty) all, but not
less than all, of the remaining outstanding Notes and Subordinated Notes.   The
redemption price will be equal to the sum of the outstanding principal amount of the Notes and Subordinated Notes, together with accrued interest thereon through the date of redemption, and shall be payable to the holders of the Notes and Subordinated Notes on such Distribution Date from the proceeds of the Trust's sale to the Trust Depositor (and the Trust Depositor's concurrent resale to the Seller), for a repurchase price equal to such redemption price, of the remaining Contract Pool and other Trust Assets held by the Trust. Following any redemption, the Noteholders will have no further rights with respect to the Trust Assets.


REPORTS

     No later than the second Business Day prior to each Distribution Date, the Servicer will forward to the Indenture Trustee and each Rating Agency a statement (the "MONTHLY REPORT") prepared by the Servicer setting forth certain information with respect to the Trust and the Notes and Subordinated Securities, including: (i) the ADCB (A) as of the end of the related Collection Period and
(B) as of the end of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract Pool during the related Collection Period, as of the Cutoff Date for such Contracts);
(ii) the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount, the Class A-4 Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount, the Class D Principal Payment Amount and the Class E Principal Payment Amount (including the calculations utilized in the determination thereof); (iii) the ADCB of Contracts held by the Trust which were 30, 60, 90 and 180 days or more delinquent as of the end of such Collection Period; (iv) the Discounted Contract Balance of each Contract in the Contract Pool that became a Defaulted Contract during such Collection Period and cumulatively for each preceding Collection Periods; (v) the monthly Servicing Fee for such Collection Period; and (vi) the Available Amounts with respect to the related Collection Period (including the calculation utilized in the determination thereof).

     With respect to each Distribution Date, the Monthly Report also will include the following information with respect to the Notes: (i) the total amount distributed; (ii) the amount allocable to principal on the Notes and each Class thereof; (iii) the amount allocable to interest on the Notes and each Class thereof; and (iv) the amount, if any, by which the unpaid principal amount of the Notes of each Class exceeds the Principal Amount of such Class as of the Record Date with respect to such Distribution Date. On each Distribution Date, the Indenture Trustee (or an agent on its behalf), will forward to each Noteholder of record a copy of the Monthly Report.

     On or before January 31 of each calendar year, commencing January 31, 1999, the Indenture Trustee (or an agent on its behalf) will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record, a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Noteholder, together with such other customary information as is necessary to enable the Noteholders to prepare their tax returns. See "CERTAIN FEDERAL INCOME TAX MATTERS".

LIST OF NOTEHOLDERS

     At such time, if any, as Definitive Notes have been issued, upon written request of any Noteholder or group of Noteholders of record holding Notes evidencing not less than 10% of the aggregate unpaid principal amount of the Notes, the Indenture Trustee will afford such Noteholders access during normal business hours to the current list of Noteholders for purpose of communicating with other Noteholders with respect to their rights under the Indenture, the Pooling and Servicing Agreement or the Notes. While the Notes are held in book-entry form, holders of beneficial interests in the Notes will not have access to a list of other holders of beneficial interests in the Notes, which may impede the ability of such holders of beneficial interests to communicate with each other. See "--BOOK-ENTRY REGISTRATION" below.

ADMINISTRATION AGREEMENT

     Newcourt USA, in its capacity as administrator (in such capacity, the "ADMINISTRATOR" ), will enter into an agreement (the "ADMINISTRATION AGREEMENT") with the Trust, the Trust Depositor and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. The


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Administrator in the Administration Agreement agrees to perform certain accounting functions of the Trust which the Owner Trustee is required to perform pursuant to the Trust Agreement, including but not limited to maintaining the books of the trust and filing tax returns for the trust (except the Owner Trustee shall retain responsibility for distributing the Schedule K-1s). As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "ADMINISTRATION FEE"), which fee will be paid by the Servicer out of the Servicing Fee, if available.

Book-Entry Registration

     Noteholders may only hold their Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold the global Class A-1 Note or Notes, the global Class A-2 Note or Notes, the global Class A-3 Note or Notes, the global Class A-4 Note or Notes, the global Class B Note or Notes, and the global Class C Note or Notes. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "DEPOSITARIES").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "CLEARING CORPORATION" within the meaning of the UCC and a "CLEARING AGENCY" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants (as defined in this section) and Euroclear Participants (as defined in this section) will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

     Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest on the Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward


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such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Notes. It is anticipated that the only "CLASS A-1 NOTEHOLDER" , "CLASS A-2 NOTEHOLDER", "CLASS A-3 NOTEHOLDER", "CLASS A-4 NOTEHOLDER", "CLASS B NOTEHOLDER" and "CLASS C NOTEHOLDER" will be Cede, as nominee of DTC, and that holders of beneficial interests in the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes or Class C Notes, respectively, under the Indenture will only be permitted to exercise the rights of Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders, Class B Noteholders or Class C Noteholders, respectively, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of and interest on the Notes. Participants and Indirect Participants with which holders of beneficial interests in the Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a Definitive Note for such Notes.

     DTC has advised the Issuer that it will take any action permitted to be taken by a Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder, Class A-4 Noteholder, Class B Noteholder or Class C Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes or Class C Notes are credited. Additionally, DTC has advised the Issuer that it may take actions with respect to percentage interests in any particular Class of the Notes represented by holders of beneficial interests evidencing that percentage, which actions may conflict with other of its actions with respect to other percentage interests therein.

     CEDEL is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.


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

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Except as required by law, none of the Servicer, any Seller, the Owner Trustee, the Trust Depositor or the Indenture Trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the Notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to such beneficial ownership interests.

DEFINITIVE NOTES

     The Notes will be issued in fully registered, authenticated form to beneficial owners or their nominees (the "DEFINITIVE NOTES"), rather than to DTC or its nominee, only if (a) the Trust advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depositary with respect to such Notes, and the Indenture Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer at its option elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee is required to notify all beneficial owners for each Class of Notes held through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for registration, the Indenture Trustee will issue such Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture (the "HOLDERS"). The Indenture Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Indenture Trustee to make distributions to Holders of the Definitive Notes for such Class of record as of each Distribution Date.

     Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Notes will be made by the Indenture Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such Class, however, the final payment on any Note (whether the Definitive Notes or the Note for such Class registered in the name of Cede representing the Notes of such Class) will be made only upon presentment and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

     Definitive Notes of each Class will be transferable and exchangeable at the offices of the Indenture Trustee or its agent in New York, New York, which the Indenture Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


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

                               THE SUBORDINATED NOTES

     On the Closing Date, the Trust will also issue the 8.060% Class D Receivable-Backed Notes with an aggregate principal balance of $14,146,739 (the "CLASS D NOTES") and 9.440% Class E Receivable-Backed Notes with an aggregate principal balance of $16,976,087 (the "CLASS E NOTES" and together with the Class D Notes, collectively the "SUBORDINATED NOTES"). The Subordinated Notes will be issued pursuant to the Indenture.


     The Subordinated Notes are not being offered and sold hereunder. Distributions with respect to the Subordinated Notes will be subordinated to the rights of the Noteholders to the extent described herein. See "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.


                                   THE CERTIFICATE

     On the Closing Date, the Trust will also issue the Class F Certificate with an initial certificate balance of $16,976,087 (the "CERTIFICATE"); the Certificate will not bear interest and shall have the right to monies in the Reserve Fund and to certain other excess funds (after the payment of all principal and interest on the Notes and the Subordinated Notes). The Certificate will represent fractional undivided beneficial equity interests in the Trust, and will be issued pursuant to the Trust Agreement.


     The Certificate is not being offered and sold hereunder. The Trust Depositor is expected initially to retain the Certificate, although the Certificate could be transferred at some later date in a transaction separate from this offering provided the Owner Trustee and Indenture Trustee receive an opinion of Independent Counsel that such transfer will not cause the Trust to become a taxable entity or otherwise adversely affect the Noteholders or Certificateholder. Distributions with respect to the Certificate will be subordinated to the rights of the Noteholders and the holders of the Subordinated Notes to the extent described herein. See "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.


                         THE TRANSFER AND SALE AGREEMENT AND
                           POOLING AND SERVICING AGREEMENT

     The following is a summary of the material terms of the Transfer and Sale Agreement and the Pooling and Servicing Agreement, the forms of which were filed as exhibits to the Registration Statement of which this Prospectus is a part, and this summary is qualified in its entirety by reference to the Transfer and Sale Agreement and Pooling and Servicing Agreement, respectively.

TERMINATION OF TRUST

     Unless the Trust Depositor instructs the Owner Trustee otherwise, the Trust will terminate only on the earliest to occur of (i) final distribution of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Pooling and Servicing Agreement and the Trust Agreement or (ii) ninety (90) days following the occurrence of an Insolvency Event as described under "DESCRIPTION OF THE NOTES--EVENTS OF DEFAULT" unless the Owner Trustee shall have received instructions from the Required Holders not to terminate or dissolve the Trust, (the "TRUST TERMINATION DATE"). Upon termination of the Trust, all right, title and interest in the Trust Assets (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Noteholders or Certificateholder) will be conveyed and transferred to the holder of the Certificate and any permitted assignee.

CONVEYANCE OF CONTRACTS

     The Contracts, and interests in the Equipment and other Applicable Security, to be sold or contributed to the Trust by the Trust Depositor will be acquired by the Trust Depositor from the Seller pursuant to the Transfer and Sale Agreement dated as of October 15, 1998 by and between the Trust Depositor
and Newcourt USA (the "TRANSFER AND SALE AGREEMENT").   A form of Transfer and
Sale Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Under the Transfer and Sale Agreement, the Seller will sell to the Trust Depositor, to the extent of the Seller's interest therein, (i) the Contracts and its interest in any related Equipment and Applicable Security as of the Cutoff Date, and (ii) the proceeds thereof (except Excluded Amounts). Pursuant to the Pooling and Servicing Agreement, such interests in the


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related Contracts, security interests in the Equipment, the Applicable Security and the proceeds thereof will then be sold by the Trust Depositor to the Trust, and pursuant to the Indenture a lien thereon will be granted by the Trust in favor of the Indenture Trustee, and the Trust Depositor will also assign its rights in, to and under the Transfer and Sale Agreement with respect to the Contracts and security interests in the Equipment and Applicable Security to the Trust and the Trust will assign such rights to the Indenture Trustee.

     Pursuant to the Transfer and Sale Agreement, the Seller will sell, transfer, assign, set over and otherwise convey to the Trust Depositor, without recourse (except as expressly set forth in such Transfer and Sale Agreement) all of the Seller's right, title and interest in and to (i) specified Contracts and all monies due or to become due in payment of such Contracts on or after the related Cutoff Date, including all Scheduled Payments thereunder due on or after such Cutoff Date, any Prepayment Amounts, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto but excluding any Scheduled Payments due prior to the Cutoff Date or any Excluded Amounts or Excluded Residual Investment, (ii) security interests in the related Equipment and, in the case of any Vendor Loan, Applicable Security, including all proceeds from any sale or other disposition of such Equipment or Applicable Security, (iii) any documents delivered to the Trust Depositor or held by the Servicer on its behalf with respect to each such Contract (the "CONTRACT FILES"), (iv) all payments made or to be made in the future with respect to each such Contract and the Vendor thereunder under any Vendor Agreements with the Seller and under any other guarantee or similar credit enhancement with respect to such Contracts, (v) all payments made with respect to each such Contract under any insurance policy covering physical damage to the related Equipment (the "INSURANCE PROCEEDS") and (vi) all income and proceeds of the foregoing (the foregoing are referred to collectively as the "TRANSFERRED ASSETS"). As of the Cutoff Date, the Trust Depositor will transfer and assign, among other things, the Transferred Assets to the Trust for the benefit of the Noteholders and the holders of the Subordinated Securities and the Trust will grant a lien on such Transferred Assets in favor of the Indenture Trustee, pursuant to the Pooling and Servicing Agreement and the Indenture.

     Newcourt USA, as Servicer under the Pooling and Servicing Agreement, will retain custody of (but not title to) the Contracts, the Contract Files and any related evidence of insurance payments, Scheduled Payments and any other similar payments under the Contracts; provided that certain Persons identified in the Transfer and Sale Agreement will retain custody of certain of the Contracts and Contract Files. Prior to the conveyance of any Contracts to the Trust Depositor, Newcourt USA caused (in the case of the Contracts sold under the Transfer and Sale Agreement on the Closing Date) or will cause (in the case of Additional Contracts or Substitute Contracts conveyed after the Closing Date) its and/or Newcourt USA's computer accounting systems to be marked to show that the Contracts transferred thereunder have been conveyed to the Trust Depositor, and prior to each transfer of any Trust Assets to the Trust pursuant to the Pooling and Servicing Agreement, Newcourt USA or the Trust Depositor, as appropriate, will file UCC financing statements reflecting (A) the conveyance of the Transferred Assets to the Trust Depositor, (B) each sale of Trust Assets to the Trust pursuant to the Pooling and Servicing Agreement and (C) the grant of a lien thereon in favor of the Indenture Trustee (except that financing statements will be filed with respect to each conveyance of an interest in Equipment to the Trust Depositor by Newcourt and each sale of an interest in Equipment to the Trust by the Trust Depositor, and each transfer of an interest in Equipment to the Indenture Trustee by the Trust, in each case, only to the extent the same may be viewed as inventory of Newcourt, the Trust Depositor and the Trust, respectively). The Seller and the Trust Depositor will notate in the appropriate computer files relating to the Contracts, that all interests in the Contracts have been conveyed (i) to the Trust Depositor, (ii) by the Trust Depositor to the Trust, and (iii) by the Trust to the Indenture Trustee. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS".

REPRESENTATIONS AND WARRANTIES

     The Seller has made certain representations and warranties in the Transfer and Sale Agreement with respect to the Contracts transferred thereunder as of the Cutoff Date (except with respect to clause (viii) below, which representation and warranty is made only as of the Closing Date), and the Seller will similarly make or be deemed to have made certain representations and warranties with respect to each Additional Contract or Substitute Contract transferred by either of them as of its related Cutoff Date (except with respect to clause (viii) below, which representation and warranty is made only as of the Closing Date), including that: (i) the information with respect to the Contract, any Secondary Contract securing the obligations under such Contract, and the Equipment, if any, subject to the Contract delivered under the Transfer and Sale Agreement is true and correct in all material respects; (ii) immediately prior to the transfer of a Contract and any related Equipment (or security interest therein) or Applicable Security (or security interest therein) to the Trust Depositor, such Contract was owned by the Seller free and clear of any adverse claim; (iii) the Contract, as of the Cutoff Date, did not have a Scheduled Payment that was a delinquent payment for more than 60 days, and the Contract is not otherwise a Defaulted Contract; (iv) no provision of the Contract has been either waived, altered or modified in any respect, except by instruments or documents contained in the Contract File (other than payment delinquencies permitted under clause (iii) above); (v) the Contract is a valid and binding payment obligation of the Obligor and is enforceable in accordance with its terms (except as


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

may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies); (vi) the Contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense and, to the Seller's knowledge, no such rights have been asserted or threatened with respect to the Contract; (vii) the Contract, at the time it was made, did not violate the laws of the United States or any applicable state, except for any such violations which do not materially and adversely affect the collectibility of the Contracts in the Contract Pool taken as a whole; (viii) (x) the Contract and any related Equipment are not being sold, transferred, assigned or pledged by the Seller to any other person (other than the sale of the Equipment to the End-User in connection with CSAs, Secured Notes and "NON-TRUE LEASES") and, with respect to a Contract which is a "TRUE LEASE", any Equipment related to such true lease is free and clear of any liens or encumbrances of any third parties (except for Permitted Liens) and (y) either (A) such Contract is secured by a fully perfected lien of the first priority on the related Equipment (except with respect to the Minimum Value Filing Exception) or, in the case of any Vendor Loan, related Applicable Security or (B) in the case of a Contract secured by Vehicles, (1) within 60 calendar days of the origination or acquisition of such Contract by the Seller an application was filed in the appropriate state office to note Newcourt USA's interest on the certificate of title for such vehicle, and in any case such interest will be so noted or recorded within 180 days of such acquisition or origination or (2) a certificate of title or similar evidence or recordation on which the Seller's interest has been noted has been obtained; (ix) if the Contract constitutes either an "INSTRUMENT" or "CHATTEL PAPER" for purposes of the UCC, there is not more than one "SECURED PARTY'S ORIGINAL" counterpart of the Contract; (x) all filings necessary to evidence the conveyance or transfer of the Contract to the Trust Depositor have been made in all appropriate jurisdictions; (xi) the Obligor is not to the Seller's knowledge, subject to bankruptcy or other insolvency proceedings; (xii) the Contract is a U.S. dollar-denominated obligation and the related Obligor's billing address is in the United States; (xiii) the Contract does not require the prior written consent of an Obligor or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the date of such Contract's conveyance to the Trust); (xiv) either (A) the obligations of the related Obligor under such Contract are irrevocable and unconditional and non-cancelable (or, if prepayable by its terms, such Contract meets the criteria described in clause (xxiv) below, or if not irrevocable and unconditional has the benefit of a Vendor Guarantee) or (B) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is canceled in accordance with its terms, either (1) the Vendor which assigned such Lease to the Seller is unconditionally obligated to repurchase such Lease from the Seller for a purchase price not less than the Discounted Contract Balance of such Lease (as of the Determination Date immediately prior to the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such date of repurchase or (2) pursuant to the Transfer and Sale Agreement, the Seller has indemnified the Trust Depositor against such cancellation in an amount equal to the Discounted Contract Balance of such Lease (as of the Determination Date immediately prior to the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such cancellation less any amounts paid by the Vendor pursuant to clause (1); (xv) the Contract has an original maturity of not greater than the term specified in the Pooling and Servicing Agreement; (xvi) no adverse selection procedure was used in selecting the Contract for transfer; (xvii) the Obligor under the Contract is required to maintain casualty insurance with respect to the related Equipment or to self-insure against casualty with respect to the related Equipment in accordance with the Servicer's normal requirements; (xviii) the Contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the UCC; (xix) no Lease is a "CONSUMER LEASE" as defined in Section 2A-103(1)(e) of the UCC; (xx) to the Seller's knowledge, each Lessee has represented to Seller or the Vendor that it has accepted the related Equipment and that it has had a reasonable opportunity to inspect and test such Equipment and the Seller has not been notified of any defects therein; (xxi) the Contract is not subject to any guarantee by the Seller nor has the Seller established any specific credit reserve with respect to the related Obligor;
(xxii) each Lease is a "TRIPLE NET LEASE" under which the Obligor is responsible for the maintenance of the related Equipment in accordance with general industry standards applicable to such item of Equipment; (xxiii) each Vendor Loan is secured by an Eligible Secondary Contract having an aggregate Discounted Contract Balance for such Eligible Secondary Contract equal to the outstanding principal amount of such Vendor Loan (and assuming the interest rate specified in such Vendor Loan is the "DISCOUNT RATE" for purposes of calculating such Discounted Contract Balance); and (xxiv) no provision of such Contract provides for a Prepayment Amount less than the amount calculated in accordance with the definition thereof (unless otherwise indemnified by the Vendor or the Seller in an amount equal to the excess of the "PREPAYMENT AMOUNT" as calculated in accordance with the definition thereof over the amount otherwise payable upon a prepayment under such Contract).

     As used above, "PREPAYMENT AMOUNT" shall mean, with respect to a Contract, the sum of (i) the Discounted Contract Balance of such Contract on the Determination Date immediately prior to the date of prepayment plus any accrued and unpaid interest payments thereon (at the Discount Rate) and (ii) any outstanding Servicer Advances thereon.

     The foregoing representations and warranties, as appropriate, will be reaffirmed by the Seller with respect to any Additional Contract or Substitute Contract transferred by any Seller to the Trust Depositor. A Contract which satisfies all of the above representations and warranties shall be termed an "ELIGIBLE CONTRACT". Contracts with respect to which the


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representations in clauses (iii), (xv) and (xxiv) are not true shall also be
Eligible Contracts if all representations other than such representations are true and if the Trust Depositor shall have received confirmation from each Rating Agency that the discrepancy will not result in a Ratings Effect. In addition, the Seller will represent and warrant to the Trust Depositor that the conveyance pursuant to the Transfer and Sale Agreement constitutes a valid sale and assignment to the Trust Depositor of all right, title and interest of the Seller in the related Contracts, whether then existing or thereafter created, and the proceeds thereof, which is effective as of the date of conveyance of such Contract.

     As used above, "PERMITTED LIENS" shall mean (a) with respect to Contracts in the Contract Pool: (i) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, (ii) liens in favor of the Trust Depositor created pursuant to the Transfer and Sale Agreement and transferred to the Trust pursuant to the Pooling and Servicing Agreement, (iii) liens in favor of the Trust created pursuant to the Pooling and Servicing Agreement, and (iv) liens in favor of the Indenture Trustee created pursuant to the Pooling and Servicing Agreement and the Indenture; and (b) with respect to the related Equipment: (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due, (ii) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, (iii) liens in favor of the Trust Depositor created pursuant to the Transfer and Sale Agreement and transferred to the Trust pursuant to the Pooling and Servicing Agreement, (iv) liens in favor of the Trust created pursuant to the Pooling and Servicing Agreement; (v) liens in favor of the Indenture Trustee created pursuant to the Pooling and Servicing Agreement and the Indenture, (vi) other subordinated liens which are subordinated to the prior payment of the Notes and the Subordinated Notes on terms described in the Pooling and Servicing Agreement, (viii) subordinated interests relating to the Guaranteed Residual Investments and (ix) liens granted by the End-Users or Vendors which are subordinated to the interest of the Trust in such Equipment.

     In addition to the foregoing, the Seller will represent and warrant in the Transfer and Sale Agreement with respect to each Secondary Contract securing a Vendor Loan transferred by the Seller under the Transfer and Sale Agreement as of the related Cutoff Date (unless otherwise indicated), among other things, (i) that each such Secondary Contract satisfies the representations set forth in the second preceding paragraph (other than the representations set forth in clauses
(ii), (viii) (with respect to ownership by the Seller of the Contract) and (xxiii), and except that the term "OBLIGOR" shall be deemed to be "END-USER" in all such representations), (ii) that the Seller holds a duly perfected lien of the first priority on such Secondary Contract (except with respect to the Minimum Value Filing Exception) and (iii) that the transfer of the Seller's security interest in such Secondary Contract and the proceeds thereof to the Trust Depositor is effective to create in favor of the Trust Depositor a lien thereon and that such lien has been duly perfected (except with respect to the Minimum Value Filing Exception) (Secondary Contracts which satisfy all of the foregoing representations shall be termed "ELIGIBLE SECONDARY CONTRACTS").

     The Trust Depositor will represent and warrant in the Pooling and Servicing Agreement, among other things, (i) that the transfer, assignment and pledge of the related Contracts, whether then existing or thereafter created will provide a first perfected security interest therein and that all filings necessary to evidence the same to the Trust have been made in all appropriate jurisdictions (except with respect to the Minimum Value Filing Exception); (ii) that each Contract transferred by it to the Trust is an "ELIGIBLE CONTRACT"; (iii) that each Secondary Contract (or interest therein) transferred by it to the Trust is an "ELIGIBLE SECONDARY CONTRACT"; (iv) that the security interest granted on the related Contracts, whether then existing or thereafter created, and the proceeds thereof by the Trust to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected (except with respect to the Minimum Value Filing Exception); (v) that the Trust Depositor holds a duly perfected lien of the first priority on each Secondary Contract (except with respect to the Minimum Value Filing Exception) and (vi) that the transfer of the Trust Depositor's security interest in each Secondary Contract and the proceeds thereof by the Trust to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected (except with respect to the Minimum Value Filing Exception).

     None of the Indenture Trustee, the Trust, the Owner Trustee or any of them in their individual capacities (in such capacity, the "TRUST COMPANY"), shall make or be deemed to have made any representations or warranties, express or implied, regarding the Trust Assets or the transfers thereof by the Seller, the Trust Depositor or the Trust.

     Under the terms of the Transfer and Sale Agreement and the Pooling and Servicing Agreement, each Contract must be an Eligible Contract as of its date of transfer to the Trust. The Indenture Trustee shall reassign to the Trust Depositor, and the Seller's will be concurrently obligated to purchase from the Trust Depositor, any Contract transferred by the Seller


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

and any interest in Equipment transferred that is subject to such Contract no later than 90 days after the Seller becomes aware, or receives written notice from the Servicer or the Trust Depositor, of the breach of any representation or warranty made by the Seller in the Transfer and Sale Agreement that materially adversely affects the interests of the Trust Depositor or the Trust or their successors or assigns in any Contract or the related Contract File, which breach has not been cured or waived in all material respects (an "INELIGIBLE CONTRACT"). This purchase obligation will constitute the sole remedy against the Seller available to the Trust Depositor, the Indenture Trustee and the Noteholders or Certificateholder for a breach of a representation or warranty under the Transfer and Sale Agreement made by the Seller with respect to such a Contract. This purchase obligation also will constitute the sole remedy against the Trust Depositor available to the Indenture Trustee and the Noteholders or Certificateholder for a breach of a representation or warranty under the Pooling and Servicing Agreement made by the Trust Depositor with respect to such a Contract.

     Pursuant to the Pooling and Servicing Agreement, an Ineligible Contract shall be reassigned to the Trust Depositor and the Trust Depositor shall make a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Ineligible Contract (utilizing, for purposes of calculating the Discounted Contract Balance, the Discount Rate at the time such Ineligible Contract was transferred to the Trust) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Ineligible Contract (the amount of such deposit being referred to herein as a "TRANSFER DEPOSIT AMOUNT") shall be considered payment in full of the Ineligible Contract. Any such Transfer Deposit Amount shall be treated as an Available Amount. In the alternative, the Trust Depositor may instead cause the Seller, or either of them, to convey to the Trust Depositor, for concurrent conveyance to the Trust and concurrent pledge to the Indenture Trustee, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Ineligible Contract, which shall thereupon be deemed released by the Trust (and Indenture Trustee) and reconveyed through the Trust Depositor to the Seller thereof.

CONCENTRATION AMOUNTS

     In addition to the representations and warranties made by the Seller and the Trust Depositor with respect to the Contracts as described above under "--REPRESENTATIONS AND WARRANTIES", the Trust Depositor will represent and warrant as of the Statistic Calculation Date (calculated utilizing the Statistical Discount Rate) as follows:

     (i) the ADCB of all End-User Contracts with Obligors that are governmental entities or municipalities does not exceed 1.24% of the ADCB of the Contract Pool;

     (ii) the ADCB of all End-User Contracts which finance, lease or are related to Software will not exceed 11.94% of the ADCB of the Contract Pool; and

     (iii) the ADCB of all End-User Contracts with Obligors who comprise the five (5) largest Obligors (measured by ADCB as of the date of determination) does not exceed 4.45% of the ADCB of the Contract Pool.

     On the date an Additional Contract or a Substitute Contract is added to the Contract Pool and the Trust Depositor will make the foregoing representations and warranties as if such transfer occurred on the Closing Date; PROVIDED, that, for the purposes thereof (i) the Contract Pool on the Closing Date shall be deemed to include such Additional Contract or Substitute Contract in lieu of the Contract being replaced or substituted and (ii) the Discounted Contract Balance of such Additional Contract or Substitute Contract shall be equal to the Discounted Contract Balance thereof as of the related Cutoff Date.

     The Indenture Trustee shall reassign to the Trust Depositor, and the Seller will be obligated to purchase from the Trust Depositor, any Contract transferred by the Seller (and any related Equipment or Applicable Security) (an "EXCESS CONTRACT"; any such Contract, together with any Ineligible Contract as described and defined above, being sometimes referred to herein, collectively, as a "WARRANTY CONTRACT") selected by the Servicer at such time as there is a breach of any of the foregoing representations or warranties, which breach has not been cured or waived in all material respects, the removal of which shall remedy such breach. Such purchase shall occur no later than 90 days after the Trust Depositor or the Seller becomes aware, or receives written notice from the Servicer or the Trust Depositor, of such breach. This purchase obligation will constitute the sole remedy against the Seller available to the Trust Depositor, the Indenture Trustee and the Noteholders or Certificateholder for a breach of one of the foregoing representations or warranties.

     Pursuant to the Pooling and Servicing Agreement, an Excess Contract shall be reassigned to the Trust Depositor and the Trust Depositor shall make a deposit in the Collection Account in immediately available funds in an amount (an "EXCESS


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

CONCENTRATION AMOUNT") equal to the sum of the Discounted Contract Balance of the Excess Contract (together with accrued interest thereon at the Discount
Rate) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Excess Contract shall be considered payment in full of the Ineligible Contract. Any such amount shall be considered a Transfer Deposit Amount and shall be treated as an Available Amount. In the alternative, the Trust Depositor may instead cause the Seller, to convey to the Trust Depositor, for concurrent conveyance to the Trust and concurrent pledge to the Indenture Trustee, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Excess Contract, which shall thereupon be deemed released by the Trust (and Indenture Trustee) and reconveyed through the Trust Depositor to the Seller thereof.

INDEMNIFICATION

     The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust Depositor, the Trust, the Owner Trustee, and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling and Servicing Agreement except where arising out of Indemnified Party's bad faith, willful misconduct or gross negligence. Pursuant to the Pooling and Servicing Agreement, the Servicer, irrevocably and unconditionally, (i) submits for itself and its property in any legal action arising out of the Pooling and Servicing Agreement and the other Operative Documents, to the nonexclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, and appellate courts therefrom and (ii) waives any objection it may have that any action therein was brought in an inconvenient court. Notwithstanding the foregoing, a court may determine, on its own motion, that an action brought against the Servicer in any such court was brought in an inconvenient forum.

     Except as provided in the preceding paragraph, the Pooling and Servicing Agreement provides that none of the Trust Depositor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Owner Trustee, the Indenture Trustee, the holders of Notes or Subordinated Securities or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. However, none of the Trust Depositor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Notes or Subordinated Securities with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of Noteholders or holders of the Subordinated Securities thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Contracts in accordance with its customary and usual procedures for servicing contracts comparable to the Contracts.

     The Servicer pursuant to the Pooling and Servicing Agreement also may advance Scheduled Payments with respect to any Contract (a "SERVICER ADVANCE") which were due in a Collection Period and were not received and identified to a Contract by the close of business on the Determination Date, to the extent that the Servicer, in its sole discretion, expects to recover the Servicer Advance from subsequent payments on or with respect to the Contract. The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Contract, including collections of any Prepayment Amount, Transfer Deposit Amount or Recoveries with respect to such Contract, and, if the Servicer determines that Servicer Advances will not be recovered from the Contracts to which the Servicer Advances were related, from other Contracts included in the Trust.


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

CERTAIN OTHER MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

     Any person into which, in accordance with the Pooling and Servicing Agreement, Newcourt USA or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Newcourt USA or the Servicer is a party, or any person succeeding to the business of Newcourt USA or the Servicer, will be the successor to Newcourt, as the Servicer, under the Pooling and Servicing Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default, either the Indenture Trustee or the Required Holders, by written notice to the Servicer and the Owner Trustee (and to the Indenture Trustee, if given by the Noteholders) (a "TERMINATION NOTICE"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling and Servicing Agreement. If the Indenture Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Servicer has not cured the Servicer Default which gave rise to the Termination Notice, then the Indenture Trustee shall offer the Trust Depositor the right at its option to accept retransfer of the Trust Assets. The purchase price for such a retransfer shall be equal to the sum of the Aggregate Principal Amount of all Notes and Subordinated Notes on such Distribution Date plus accrued and unpaid interest thereon at the applicable interest rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the date of such retransfer.

     The Indenture Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "SERVICE TRANSFER"), and if no successor Servicer has been appointed by the Indenture Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Indenture Trustee. Prior to any Service Transfer, the Indenture Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of the Trust Depositor under the Pooling and Servicing Agreement as holder of the Subordinated Certificate will not be affected by any Termination Notice or Service Transfer.

     A "SERVICER DEFAULT" refers to any of the following events:

     (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Owner Trustee or the Indenture Trustee to make any payment, transfer or deposit pursuant to the Pooling and Servicing Agreement on or before the date occurring five Business Days after notice from the Indenture Trustee or after discovery by the Servicer; or

     (b) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling and Servicing Agreement which has a material adverse effect on the Noteholders and holders of the Subordinated Notes or Certificateholder, which continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Noteholders and holders of the Subordinated Notes or Certificateholder or the Indenture Trustee on behalf of such Noteholders of Notes or holders of the Subordinated Notes aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby and (ii) the date on which a responsible officer of the Servicer becomes aware thereof and such failure continues to materially adversely affect such Noteholders or holders of the Subordinated Notes or Certificateholder for such period; or

     (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders and holders of the Subordinated Notes or Certificateholder and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written


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

          notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Owner Trustee by the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders and holders of the Subordinated Notes or the Certificateholder or by the Indenture Trustee on behalf of Noteholders of Notes or holders of the Subordinated Notes aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby and (ii) the date on which a responsible of the Servicer becomes aware thereof, and such incorrectness continues to materially adversely affect such Holders for such period; or

     (d)  an Insolvency Event shall occur with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five Business Days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer shall provide the Owner Trustee, the Indenture Trustee and the Trust Depositor prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

     On or before March 31 of each calendar year, the Servicer will deliver to the Indenture Trustee a statement from a nationally recognized accounting firm to the effect that such firm has (i) audited the financial statements of the Servicer and issued its report thereon and that such audit was made in accordance with generally accepted auditing standards, which require that such accounting firm plan and perform the audit to obtain reasonable assurance as to whether the financial statements of the Servicer are free of material misstatement, and (ii) examined management's assertion that the Servicer maintained effective control over the servicing of equipment lease contracts, installment sales contracts, promissory notes, loan and security agreements and/or other similar types of receivables under servicing agreements substantially similar one to another, in accordance with established or stated criteria, and that such examination was performed in accordance with standards established by the American Institute of Certified Public Accountants.

     Copies of all statements, certificates and reports furnished to the Indenture Trustee may be obtained by a request in writing delivered to the Indenture Trustee.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by agreement of the Owner Trustee, the Servicer, the Indenture Trustee and the Trust Depositor without the consent of the Noteholders or holders of the Subordinated Securities (i) to cure any ambiguity or (ii) to add any consistent provisions; PROVIDED, that such action shall not as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or holders of the Subordinated Securities.

     The Pooling and Servicing Agreement may also be amended from time to time by the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee with the consent of the Required Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of Noteholders or the holders of the Subordinated Securities. No such amendment, however, may

     (i)  increase or reduce in any manner the amount of, or delay the timing of
          (a) distributions which are required to be made on any Note, Subordinated Note or Certificate (including by way of amendment of related definitions) or (b) the manner in which the Reserve Fund is applied without the consent of each Noteholder or holder of a Subordinated Security affected thereby;

     (ii) change in any manner (including through amendment of related definitions) the Noteholders or holders of Subordinated Securities which are required to consent to any amendment to the Pooling and Servicing Agreement; or


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

     (iii) make any Note, Subordinated Note or Certificate payable in money other than Dollars without the consent of each Noteholder or holder of a Subordinated Security affected thereby.

     Promptly following the execution of any such amendment, the Indenture Trustee shall furnish written notice of the substance of such amendment to each Noteholder and holder of a Subordinated Security.

THE OWNER TRUSTEE

     The Bank of New York (Delaware) will be the Owner Trustee under the Pooling and Servicing Agreement. Newcourt USA and its affiliates may from time to time enter into banking and trustee relationships with the Owner Trustee and its affiliates. Newcourt USA and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Owner Trustee by the Noteholders as a group. The Owner Trustee's address is White Clay Center, Newark, Delaware 19711.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Owner Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

     The Owner Trustee may resign at any time, in which event a successor Owner Trustee will be appointed as provided in the Pooling and Servicing Agreement. The Servicer may also remove the Owner Trustee if such Owner Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement. In such circumstances, a successor Owner Trustee will be appointed as provided in the Pooling and Servicing Agreement. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee shall not become effective until acceptance of the appointment by the successor Owner Trustee.


                                    THE INDENTURE

GENERAL

     The Notes will be issued pursuant to an Indenture between the Trust and the Indenture Trustee. Pursuant to the Pooling and Servicing Agreement, the Indenture Trustee will obtain the benefits of the Pooling and Servicing Agreement for itself and the Noteholders represented thereby.

PAYMENTS OF PRINCIPAL AND INTEREST

     Pursuant to the Indenture, each payment received by the Indenture Trustee as described above under "DESCRIPTION OF THE NOTES--ALLOCATIONS; PRIOR TO AN EVENT OF DEFAULT" shall be promptly distributed in the following order of priority:

          FIRST, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A-1 Notes shall be distributed to the Class A-1 Noteholders ratably, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-1 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-1 Notes;

          SECOND, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A-2 Notes shall be distributed to the Class A-2 Noteholders ratably, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-2 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-2 Notes;


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

          THIRD, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A-3 Notes shall be distributed to the Class A-3 Noteholders ratably, without priority of any one Class A-3 Note over any other Class A-3 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-3 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-3 Notes;

          FOURTH, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A-4 Notes shall be distributed to the Class A-4 Noteholders ratably, without priority of any one Class A-4 Note over any other Class A-4 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-4 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-4 Notes;

          FIFTH, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class B Notes shall be distributed to the Class B Noteholders ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class B Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class B Notes;

          SIXTH, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class C Notes shall be distributed to the Class C Noteholders ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class C Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class C Notes;

          SEVENTH, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class D Notes shall be distributed to the Class D Noteholders ratably, without priority of any one Class D Note over any other Class D Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class D Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class D Notes;

          EIGHTH, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class E Notes shall be distributed to the Class E Noteholders ratably, without priority of any one Class E Note over any other Class E Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class E Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class E Notes;

          NINTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A-1 Noteholders to pay in full the aggregate amount of the Class A-1 Principal Payment then due pursuant to or in respect of the Class A-1 Notes, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate unpaid principal amount of each Class A-1 Note bears to the aggregate unpaid principal amount of all Class A-1 Notes;

          TENTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A-2 Noteholders to pay in full the aggregate amount of the Class A-2 Principal Payment then due pursuant to or in respect of the Class A-2 Notes, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate unpaid principal amount of each Class A-2 Note bears to the aggregate unpaid principal amount of all Class A-2 Notes;

          ELEVENTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A-3 Noteholders to pay in full the aggregate amount of the Class A-3 Principal Payment then due pursuant to or in respect of the Class A-3 Notes, without priority of any one Class


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          A-3 Note over any other Class A-3 Note, in the proportion that the aggregate unpaid principal amount of each Class A-3 Note bears to the aggregate unpaid principal amount of all Class A-3 Notes;

          TWELFTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A-4 Noteholders to pay in full the aggregate amount of the Class A-4 Principal Payment then due pursuant to or in respect of the Class A-4 Notes, without priority of any one Class A-4 Note over any other Class A-4 Note, in the proportion that the aggregate unpaid principal amount of each Class A-4 Note bears to the aggregate unpaid principal amount of all Class A-4 Notes;

          THIRTEENTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class B Noteholders to pay in full the aggregate amount of the Class B Principal Payment then due pursuant to or in respect of the Class B Notes, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate unpaid principal amount of each Class B Note bears to the aggregate unpaid principal amount of all Class B Notes;

          FOURTEENTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class C Noteholders to pay in full the aggregate amount of the Class C Principal Payment then due pursuant to or in respect of the Class C Notes, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate unpaid principal amount of each Class C Note bears to the aggregate unpaid principal amount of all Class C Notes;

          FIFTEENTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class D Noteholders to pay in full the aggregate amount of the Class D Principal Payment then due pursuant to or in respect of the Class D Notes, without priority of any one Class D Note over any other Class D Note, in the proportion that the aggregate unpaid principal amount of each Class D Note bears to the aggregate unpaid principal amount of all Class D Notes;

          SIXTEENTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class E Noteholders to pay in full the aggregate amount of the Class E Principal Payment then due pursuant to or in respect of the Class E Notes, without priority of any one Class E Note over any other Class E Note, in the proportion that the aggregate unpaid principal amount of each Class E Note bears to the aggregate unpaid principal amount of all Class E Notes; and

          SEVENTEENTH, the aggregate amount of Additional Principal, if any, of such installment or payment remaining thereafter shall be paid, to the Class A Notes sequentially until the Principal Amount of each of the Class A Notes have been reduced to zero, then to the Class B Notes until the Principal Amount of the Class B Notes has been reduced to zero, then to the Class C Notes until the Principal Amount of the Class C Notes has been reduced to zero, then to the Class D Notes until the Principal Amount of the Class D Notes has been reduced to zero, then to the Class E Notes until the Principal Amount of the Class E Notes has been reduced to zero.

     Pursuant to the Indenture, each payment received by the Indenture Trustee as described above under "DESCRIPTION OF THE NOTES--ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT" shall be promptly distributed in the following order of priority:

          FIRST, so much of such payment as shall be required to reimburse the Indenture Trustee for any tax, fee, expense, charge or other loss incurred by the Indenture Trustee (to the extent not previously reimbursed), (including, without limitation, the expense of sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon the Indenture Event of Default giving rise to such expenditures or advances) shall be applied by the Indenture Trustee in reimbursement of such expenses;

          SECOND, so much of such payment remaining as shall be required to reimburse the Noteholders in full for certain indemnity payments, if any, made by such Noteholders and Subordinated Noteholders to the Indenture Trustee (to the extent not previously reimbursed) shall be distributed to the Noteholders and the Subordinated Noteholders, and, if the aggregate amount remaining shall be insufficient to reimburse all such payments in full, it shall be distributed ratably, without priority of any such holder


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          over any other, in the proportion that the aggregate amount of such unreimbursed indemnity payments made by each such holder bears to the aggregate amount of such unreimbursed indemnity payments made by all Noteholders and the Subordinated Noteholders;

          THIRD, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall be distributed to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-1 Note, one Class A-2 Note, one Class A-3 Note and one Class A-4 Note over any other Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A Notes;

          FOURTH, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class B Notes shall be distributed to the Class B Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class B Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class B Notes;

          FIFTH, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class C Notes shall be distributed to the Class C Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class C Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class C Notes;

          SIXTH, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class D Notes shall be distributed to the Class D Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class D Note over any other Class D Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class D Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class D Notes;

          SEVENTH, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class E Notes shall be distributed to the Class E Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class E Note over any other Class E Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class E Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class E Notes;

          EIGHTH, the balance, if any, of such payment remaining thereafter shall be distributed to the Class A-1 Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A-1 Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate unpaid principal amount of each Class A-1 Note bears to the aggregate unpaid principal amount of all Class A-1 Notes;

          NINTH, the balance, if any, of such payment remaining thereafter shall be distributed to the Class A-2 Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A-2 Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it


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

          shall be distributed ratably, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate unpaid principal amount of each Class A-2 Note bears to the aggregate unpaid principal amount of all Class A-2 Notes;

          TENTH, the balance, if any, of such payment remaining thereafter shall be distributed to the Class A-3 Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A-3 Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-3 Note over any other Class A-3 Note, in the proportion that the aggregate unpaid principal amount of each Class A-3 Note bears to the aggregate unpaid principal amount of all Class A-3 Notes;

          ELEVENTH, the balance, if any, of such payment remaining thereafter shall be distributed to the Class A-4 Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A-4 Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-4 Note over any other Class A-4 Note, in the proportion that the aggregate unpaid principal amount of each Class A-4 Note bears to the aggregate unpaid principal amount of all Class A-4 Notes;

          TWELFTH, the balance, if any, of such payment remaining thereafter shall be distributed to the Class B Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class B Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate unpaid principal amount of each Class B Note bears to the aggregate unpaid principal amount of all Class B Notes;

          THIRTEENTH, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the Class C Noteholders to pay in full the aggregate amount of principal of the Class C Notes, then due pursuant to or in respect of the Class C Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate unpaid principal amount of each Class C Note bears to the aggregate unpaid principal amount of all Class C Notes;

          FOURTEENTH, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the Class D Noteholders to pay in full the aggregate amount of principal of the Class D Notes, then due pursuant to or in respect of the Class D Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class D Note over any other Class D Note, in the proportion that the aggregate unpaid principal amount of each Class D Note bears to the aggregate unpaid principal amount of all Class D Notes; and

          FIFTEENTH, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the Class E Noteholders to pay in full the aggregate amount of principal of the Class E Notes, then due pursuant to or in respect of the Class E Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class E Note over any other Class E Note, in the proportion that the aggregate unpaid principal amount of each Class E Note bears to the aggregate unpaid principal amount of all Class E Notes.


EVENTS OF DEFAULT; REMEDIES

     If an Event of Default referred to in subparagraph (e) (see "DESCRIPTION OF THE NOTES--EVENTS OF DEFAULT") has occurred, then and in every such case the unpaid principal of the Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Noteholders under the Indenture, shall immediately and without further act become due and payable.

     If any other Event of Default shall have occurred, then and in every such case, the Notes shall be accelerated with accrued but unpaid interest thereon; PROVIDED, HOWEVER, such Event of Default may be waived if the Required Holders may provide the Trustee and the Trust Depositor written notice of such waiver.

THE INDENTURE TRUSTEE


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     The Indenture Trustee with respect to the Notes and the Subordinated Notes is Harris Trust and Savings Bank. Newcourt USA and its affiliates may from time to time enter into banking and trustee relationships with the Indenture Trustee and its affiliates. Newcourt USA and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Indenture Trustee by the Noteholders as a group.

     The Indenture Trustee's responsibilities will consist principally of the distribution of monies received pursuant to the Pooling and Servicing Agreement, the authentication and registration of transfer of Notes under the Indenture, and the delivery of certain information received from the Trust Depositor.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Indenture Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

The Indenture Trustee may resign at any time, in which event a successor Indenture Trustee which meets the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA"), will be appointed by the Servicer. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture. In such circumstances, a successor Indenture Trustee which meets the requirements of
Section 310(a) of the TIA will be appointed by the Servicer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee.

GOVERNING LAW

     The Indenture will be governed by the laws of the State of New York.

AMENDMENTS TO THE INDENTURE

     At any time and from time to time, the Trust and the Indenture Trustee, with the written consent of the Required Holders represented thereby, may execute a supplement to the Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Indenture (including any appendix or schedule hereto; PROVIDED, HOWEVER, that, without the consent of each Noteholder and Subordinated Noteholder affected thereby under the Indenture, no such amendment, supplement, waiver or consent shall

               (i) change the date of payment of any installment of principal of or interest on any Note or Subordinated Note, or reduce the principal amount thereof, the interest rate thereon or reduce the amount payable with respect to such Note or Subordinated Note upon redemption thereof, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Assets to payment of principal of or interest on the Notes and Subordinated Notes, or change any place of payment where, or the coin or currency in which, any Note or Subordinated Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding the applicable of funds available thereof to the payment of any such amount due on the Notes or Subordinated Notes;

               (ii) reduce the Principal Amount of the Notes and Subordinated Notes or reduce the percentages used in the definition of Required Holders the consent of which is required in connection with the execution of a supplemental indenture (or an amendment to the Indenture) or to waive compliance with certain provisions of the Indenture or certain defaults under the Indenture;

               (iii) reduce the percentages used in the definition of Required Holders in connection with the sale or liquidation of Trust Assets;

               (iv) modify, amend or supplement the provisions of the Indenture relating to consent of the Noteholders and Subordinated Noteholders to amendments, waivers and supplements to the Indenture or the other Transaction Documents; or


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

               (v) permit the creation of any lien ranking prior to or on a parity with the lien created by the Indenture with respect to the Trust Assets.


                        CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     TRANSFER OF CONTRACTS. As of the Cutoff Date, Newcourt USA, as Seller, will sell the Contracts to the Trust Depositor, which Contracts will be immediately conveyed to the Trust pursuant to the Pooling and Servicing Agreement. Under commercial law, the transfer of the Contracts to the Trust is either a sale of the Contracts to the Trust or a grant of a security interest in such property to the Trust. The Trust Depositor has taken and will take all actions that are required under applicable law to perfect the Trust's interest in the Contracts in the event the transfer by the Trust Depositor to the Trust is deemed to be a loan for commercial law purposes, and it is the intent of the Trust Depositor that the Trust will at all times have a first priority perfected security interest in the Contracts and in the proceeds thereof, with certain exceptions. The Trust Depositor will represent and warrant to the Trust that, in the event the sale of such Contracts by the Trust Depositor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Contracts, in existence at the time of the formation of the Trust with respect to Contracts conveyed on the Closing Date or at the date of conveyance of any Additional Contracts or Substitute Contracts, in favor of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "THE TRANSFER AND SALE AGREEMENT AND THE POOLING AND SERVICING AGREEMENT--REPRESENTATIONS AND WARRANTIES".

     Financing statements covering the Contracts will be filed under the UCC by the Trust Depositor, the Trust and the Indenture Trustee to perfect their respective interests in the Contracts and continuation statements will be filed as required to continue the perfection of such interests. In addition, the Seller will indicate in the appropriate computer files relating to the Contracts, that such Contracts have been transferred by the Seller to the Trust Depositor, by the Trust Depositor to the Trust and by the Trust to the Indenture Trustee, and the Seller will notate in the appropriate computer records that such Contracts have been transferred to the Trust and assigned to the Indenture Trustee, and deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts then being transferred to the Trust and all Secondary Contracts in which a security interest is then being transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the related Cutoff Date. To facilitate servicing and reduce administrative costs, however, the Contract Files (as defined herein) will be retained in the possession of the Servicer and not deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders. Because the Contract Files will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of the Contract Files without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts (as assignee of the Seller's, Trust Depositor's and the Trust's interest) could be defeated. In such event, distributions to Noteholders could be adversely affected. The notation in the computer records, however, mitigates this risk.

     Similarly, with respect to Secondary Contracts securing Vendor Loans, in some instances the Vendor will retain the original contract files associated with the related End-User Contracts which are Secondary Contracts securing such Vendor Loan. Although UCC financing statements are filed reflecting the pledge of such Contracts to the Seller as security for the Vendor Loans, because these contract files will remain in the Vendor's possession, if a subsequent purchaser were able to take physical possession of such contract files without knowledge of the pledge to the Seller, the Indenture Trustee's priority security interest (as assignee of the Seller's, Trust Depositor's and the Trust's interest) in the such Secondary Contracts, as security for the related Vendor Loan, could be defeated. In such event, distributions to Noteholders could be adversely affected. Each Vendor represents, warrants and covenants in the applicable agreement evidencing a Vendor Loan, however, that it has not and will not sell or otherwise convey, unless subordinated to the Trust, or otherwise pledge, assign or convey to any other party (other than the Seller) any interest in the Secondary Contracts securing such Vendor Loan, and agrees that it will maintain possession of the related contract files as custodian for the benefit of the Seller as secured party with respect to such Secondary Contracts.

     There are also certain limited circumstances under applicable federal or state law in which prior transferees of Contracts or Secondary Contracts could have an interest in such contracts with priority over the Indenture Trustee's interest. A tax or other government lien on property of the Seller or the Trust Depositor arising prior to the time a Contract or interest in a Secondary Contract is conveyed to the Trust may also have priority over the interest of the Trust and the Indenture Trustee in such contract. Under the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor, and, under the Pooling and Servicing Agreement, the Trust Depositor will warrant to the Indenture Trustee, that the Contracts have been transferred free and clear of the lien of any third party other than Permitted Liens (other than the Subordinated Residual Interest, if any, assigned to any Residual Assignee) and that the interests in Secondary Contracts transferred thereunder


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

have been transferred free and clear of the lien of any third party other than Permitted Liens. Each Seller, the Trust Depositor, the Owner Trustee and the Trust will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract or Secondary Contract included in the Trust, other than transfers to the Trust and by the Trust to the Indenture Trustee. In addition, as described above under "THE TRUST DEPOSITOR", the Trust Depositor has been organized as a "BANKRUPTCY-REMOTE" entity which is not engaged in any business or activities unrelated to the transactions described herein.

     Because Software is generally eligible for protection under the Federal copyright laws, a security interest in Software generally cannot be perfected without a filing at the U.S. Copyright Office. Some legal authority indicates that this filing requirement also extends to a sale or grant of a security interest in Software licenses and the proceeds thereof, while some other legal authority suggests that where there is an outright assignment of certain payments (such as royalties) associated with copyrightable materials, the rights to receive such payments constitute property separate from the copyrightable material and that no filing in the Copyright Office is required in connection with such assignment. The Seller believes that the receivables arising from Contracts that are Software licenses or purport to be secured by Software licenses constitute property separate from those Software licenses and that no filing at the U.S. Copyright office is required in order to perfect any transfers of those receivables that have occurred prior to, or will occur on, the Closing Date, and no filings have been, or will be, made at the U.S. Copyright office in connection with those transfers. While the Seller believes, and will represent, that the Trust will have a perfected ownership or security interest in those Receivables (and appropriate UCC filings will be made relating to those Receivables), no assurance can be given that a court would concur with that conclusion in light of the split in legal authorities referred to above. The Seller will not make any representation or warranty as to its interest in any Software underlying any Contract or any Software license securing or purporting to secure any Contract.

     TRANSFERS OF INTERESTS IN FINANCED EQUIPMENT. In connection with the conveyance of the Contracts to the Trust, security interests in the related financed Equipment securing such Contracts (or, in connection with Leases, the Seller's ownership interest in or title to such Equipment) will be assigned by the Seller to the Trust Depositor. Security interests in such Equipment will be assigned by the Trust Depositor to the Trust and by the Trust or the Indenture Trustee. It has been the general policy of the Seller to file or cause to be filed UCC financing statements with respect to the Equipment relating to the Contracts. Due to the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Seller in the Equipment will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Trust's interest in the Contracts or perfection of the Indenture Trustee's interest in such Contracts (including the related Seller's security interest in the related Equipment), it does expose the Trust (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate the Trust's enforcement, as assignee, of the Seller's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to a Defaulted Contract. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee.

     In addition, some of the Equipment related to the Contracts may constitute "FIXTURES" under the real estate or UCC provisions of the jurisdiction in which such Equipment is located. In order to perfect a security interest in such Equipment, the holder of the security interest must file either a "FIXTURE FILING" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Equipment is located. These filings must be made in the real estate records office of the county in which such Equipment is located. So long as the Obligor does not permanently attach the Equipment to the real estate, a security interest in the Equipment will be governed by the UCC, and the filing of a UCC-1 financing statement will be effective to maintain the priority of the Seller's security interest in such Equipment. Except for a small portion of such Equipment, the Trust Depositor does not believe that any of the Equipment will be permanently affixed to the related real estate. If, however, any Equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the Equipment which is prior to the security interest originally obtained by the Seller and transferred to the Trust Depositor. Based on the representation of the Seller, the Trust Depositor, however, believes that with respect to Equipment which constitutes a "FIXTURE", it has obtained a perfected first priority security interest (except with respect to the Minimum Value Filing Exception), through assignment of such security interest by the Seller, by virtue of the Seller's proper filing of UCC-2 financing statements naming the Seller as secured party in the real estate records office of the county in which the Equipment is located or by obtaining waivers from landlords or mortgagees. As of the Statistic Calculation Date, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured by fixtures, is approximately 1.38% of the ADCB (calculated utilizing the Statistical Discount Rate) of the Contract Pool.



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     The Trust Depositor will be obligated to reacquire any Contract transferred to the Trust (subject to the Seller's reacquisition thereof) in the event it is determined that a first priority perfected security interest, or ownership interest in the case of Leases, in the name of the Seller in the Equipment related to such Contract did not exist as of the date such Contract was conveyed to the Trust (except with respect to the Minimum Value Filing Exception), if
(i) such breach shall materially adversely affect such Contract and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Trust Depositor elects, the first) month following the discovery by or notice to the Trust Depositor of such breach, and the Seller will be obligated to reacquire such Contract from the Trust Depositor contemporaneously with the Trust Depositor's reacquisition from the Trust. If there is any Equipment as to which the Seller failed to perfect its security interest, such Seller's security interest, and the security interests of the Trust Depositor and the related
Trust (and the Indenture Trustee as assignee), would be subordinated to, among others, subsequent purchasers of the Equipment and holders of perfected security interests with respect thereto. To the extent the security interest of the Seller in the related Equipment is perfected, subject to the exceptions set forth in the following sentence, the Trust will have a prior claim over subsequent purchasers from the Obligor of such Equipment and holders of subsequently perfected security interests granted by Obligors. However, as against Mechanics' Liens or liens for taxes and other non-consensual liens unpaid by an Obligor under a Contract, or in the event of fraud or negligence of the Seller or Servicer, the Trust could lose the priority of its interest or its interest in such Equipment following the conveyance of such Contract to the Trust. Neither the Trust Depositor, the Servicer nor the Seller will have any obligation to reacquire a Contract if any of the occurrences described in the foregoing sentence (other than fraud or negligence of the Seller) result in the Trust's losing the priority of its security interest or its security interest in such Equipment after the date such Contract is conveyed to the Trust.

     TRANSFERS OF INTERESTS IN FINANCED VEHICLES. The Contracts will include conditional sales agreements for Vehicles subject to state certificate of title statutes. Security interests in vehicles registered in most states may be perfected by a notation of the secured party's lien on the certificate of title for such vehicle, depending on state law. With respect to conditional sales agreements for vehicles, such liens would be noted in the name of Newcourt USA. Newcourt USA has been designated as the first and sole lien holder on the certificate of title. In the event the Vendor fails, due to clerical errors or for any other reason, to effect such notation of Newcourt USA's interest in a vehicle, Newcourt USA would not have a perfected first priority security interest in such vehicle. As a result, the only recourse of Newcourt USA vis-a-vis third parties would be against the Obligor or the related Vendor on an unsecured basis. However, Newcourt USA believes that it has obtained a perfected first priority security interest by notation with respect to almost all of the vehicles. In addition, the Contracts may also include Leases of vehicles where Newcourt USA is identified on the certificate of title as the owner of the vehicle.

     The transfer by the Seller to the Trust Depositor, by the Trust Depositor to the Trust and by the Trust to the Indenture Trustee of the Seller's security interest in the Vehicles securing certain Contracts, and the transfer of such interests by the Trust Depositor to the Trust and by the Trust to the Indenture Trustee, is subject to state vehicle registration laws. Due to the significant administrative burden and expense associated with reregistering transfers of security interests with respect to the Vehicles, the certificates of title with respect to the Vehicles securing Contracts will not identify the Trust or the Indenture Trustee as secured party of such Equipment. There exists a risk in not so identifying the Trust or the Indenture Trustee as the new secured party that, through fraud or negligence, a third party could acquire an interest in the Vehicles superior to that of the Trust or the Indenture Trustee. In addition, statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the Vehicles. As of the Statistic Calculation Date, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured by the Vehicles, is approximately 26.82% of the ADCB (calculated utilizing the Statistical Discount Rate) of the Contract Pool. Also, the Seller will execute a power of attorney to the Indenture Trustee authorizing the Indenture Trustee to designate the Indenture Trustee as the first and sole lien holder on the certificate of title with respect to the Vehicles after an Event of Default.

     With respect to motor Vehicles, in the event that the owner of a Vehicle moves to a state other than the state in which such Vehicle is registered, under the laws of most states the perfected security interest in the Vehicle would continue for four months after such relocation and thereafter until the owner titles the Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a Vehicle. Accordingly, Newcourt USA as Servicer must surrender possession if it holds the certificates of title to such Vehicle or, in the case of Vehicles originally registered in a state which provides for notation of lien but does not require possession of the certificate of title by the holder of the security interest in the related motor vehicle, Newcourt USA as Servicer would receive notice of surrender if the security interest in the Vehicle is noted on the certificate of title. Accordingly, the Servicer would have the opportunity to re-perfect its security interest in the Vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle financing agreements, Newcourt USA takes steps to effect such reperfection upon receipt of notice of re-registration of information from the Obligor



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as to relocation.  Similarly, when an Obligor sells a Vehicle, Newcourt USA must surrender possession of the certificates of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Vehicles.

     Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. In the Transfer and Sale Agreement, the Seller will represent, and the Trust Depositor will represent in the Pooling and Servicing Agreement, that they have no knowledge of any such liens with respect to any Vehicle. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Indenture Trustee in the event such a lien arises.

     The Servicer on behalf of the Trust may take action to enforce the Trust's security interest by repossession and resale of the Vehicles securing the related Contracts. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "SELF-HELP" repossession that is "PEACEFUL" (I.E., without breach of the peace) and, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Vehicle (assuming the Trust had a first perfected security interest in such Vehicle), the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan on a commercially reasonable basis. However, some states impose prohibitions or limitations on deficiency judgments. In general, a defaulting Obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

     Certain other federal and state statutory provisions, including bankruptcy law, insolvency laws, and other laws affecting the rights of creditors and debtors generally as well as general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     CERTAIN MATTERS RELATING TO BANKRUPTCY.   The Seller will either (i)
originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Trust Depositor. If the acquisition of an End-User Contract by a Seller is treated as a sale of such Contract from the applicable Vendor to such Seller, such Contract generally would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of End-User Contracts to the Seller as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Seller's (and its assignee's) interest in the Contracts. No law firm will, in connection with any offering of the Notes, express any opinion as to the issues discussed above.

     In the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor that the conveyance of the Contracts by a Seller to the Trust Depositor is a valid sale and transfer of such Contracts to the Trust Depositor. In addition, each Seller and the Trust Depositor will treat the transactions described herein as a sale of the Contracts to the Trust Depositor and the Seller will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts sold by it and the Trust Depositor's security interest in the Secondary Contracts securing Vendor Loans sold by it. Notwithstanding the foregoing, if the Seller became a debtor in a bankruptcy case and an unpaid creditor of the Seller or a representative of creditors of the Seller, such as a trustee in bankruptcy, or the Seller acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust Depositor was ineffective to remove such Contracts from the Seller's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Seller), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such



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creditor, representative or Seller, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust Depositor is recharacterized as a pledge, a tax or government lien on the property of the Seller arising before the Contracts came into existence may have priority over the Trust Depositor's interest in the Contracts. If the transactions contemplated herein are treated as a sale of Contracts to the Trust Depositor, generally the Contracts would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

     In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit held that, under the UCC, accounts sold by a debtor remain property of the debtor's estate under Section 541 of the Bankruptcy Code. In the event of a bankruptcy of a Seller, or, in the case of Contracts originated by a Vendor and purchased by a Seller, a bankruptcy of a Vendor, and a determination by a court that the sale of the Contracts to the Trust Depositor or to the Seller, respectively, should be recharacterized as a pledge of such Contracts to secure a borrowing, not as a "TRUE SALE," including as a result of the application by a court of the Octagon court's reasoning to the Seller's sale of Contracts to the Trust Depositor or to a Vendor's sale of Contracts to the Seller, delays in distributions on Notes, and possible reductions in the amount of distributions, could occur.

     The Trust Depositor will warrant in the Pooling and Servicing Agreement that the security interest therein granted by the Trust in favor of the Indenture Trustee is a valid and duly perfected security interest and will take all actions that are required under applicable law to perfect the Trust's and the Indenture Trustee's respective interests in the Contracts and the Secondary Contracts securing Vendor Loans sold by it (except with respect to the Minimum Value Filing Exception). Nevertheless, if the Trust Depositor were to become a debtor in a bankruptcy case and an unpaid creditor of the Trust Depositor or a representative of creditors of the Trust Depositor, such as a trustee in bankruptcy, or the Trust Depositor acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust was ineffective to remove such Contract's from the Trust Depositor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Trust Depositor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Trust Depositor, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust is recharacterized as a pledge, a tax or government lien on the property of the Trust Depositor arising before the Contracts came into existence may have priority over the Noteholder's interest in the Contracts. If the transactions are treated as a sale of Contracts, generally, the Contracts would not be part of the Trust Depositor's estate and would not be available to the Trust Depositor's creditors.

     A bankruptcy trustee or debtor in possession under the United States Bankruptcy Code (Title 11 U.S.C. Section 101 et seq.) (the "BANKRUPTCY CODE") has the right to elect to assume or reject any executory contract or unexpired lease which is considered to be a "TRUE LEASE" (and not a financing) under applicable law. Any rejection of such a contract or lease would constitute a breach of such contract or lease, as applicable, as of the day preceding the commencement of the applicable bankruptcy case, entitling the nonbreaching party to a pre-petition claim for damages.

     Certain End-User Contracts will be "TRUE LEASES" and thus subject to rejection by the lessor under the Bankruptcy Code. Any such End-User Contract originated by a Seller or acquired by a Seller in a transaction whereby the Seller is the "LESSOR" thereunder, will be subject to rejection by such Seller, as debtor in possession, or by such Seller's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contracts and security interests in the related Equipment are insufficient to cover the losses. In addition, any End-User Contract which is a "TRUE LEASE" originated by a Vendor and transferred to a Seller in a transaction whereby such Vendor continues to be the "LESSOR" thereunder (such as a transfer by a Vendor to the Seller of a security interest in such End-User Contract or a transfer by a Vendor to the Seller of an interest in the right to payments only under any such End-User Contract), will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contracts, and security interests in the Equipment related thereto, are insufficient to cover the losses.

     Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose company pursuant to a certificate of incorporation containing certain restrictions on the nature of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. However, no assurance can be given that insolvency proceedings involving either the Trust



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Depositor or the Trust will not occur.  In the event the Trust Depositor becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Trust Assets, and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving Newcourt USA would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Pooling and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Pooling and Servicing Agreement.

     The right of the Indenture Trustee, as secured party under the Pooling and Servicing Agreement for the benefit of the Noteholders, to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "ADEQUATE PROTECTION". The meaning of the term "ADEQUATE PROTECTION" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "ADEQUATE PROTECTION" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

     The Seller will either (i) originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Trust Depositor. If the acquisition of an End-User Contract by the Seller is treated as a sale of such Contract from the applicable Vendor to the Seller, except in certain limited circumstances, such Contract would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case and, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were, in any case, to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. If the transfer of End-User Contracts to the Seller as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Seller's (and hence the Trust Depositor's, the Trust's and the Indenture Trustee's) interest in the Contracts. No law firm will, in connection with the offering of the Notes, express any opinion as to the issues discussed in this paragraph.

     If an Insolvency Event with respect to the Trust Depositor were to occur, then an Event of Default would occur with respect to the Notes and, pursuant to the terms of the Pooling and Servicing Agreement, and assuming the Trust Assets were not then subject to being involved in a bankruptcy case, the Indenture Trustee would sell the Contracts, thereby causing early termination of the Trust and would use the proceeds of such sale to pay the outstanding principal of and accrued interest on the Notes to the extent and in the order of priority described under "DESCRIPTION OF THE NOTES--ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT". The Noteholders would suffer a loss if the sum of (i) the proceeds of the sale allocable to the Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Noteholders is insufficient to pay the Noteholders in full.

     State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of any Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on



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a Contract or Secondary Contract include the failure to file financing statements to perfect the Seller's, the Trust Depositor's, the Trust's or Indenture Trustee's security interest, as applicable, in the Equipment or other Applicable Security, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses if the remaining unaffected Contracts are insufficient to cover such losses.

     If a court, in a lawsuit by an unpaid creditor of a Seller or by a representative of creditors of such Seller, such as a trustee in bankruptcy, or by the Seller acting as a debtor-in-possession, were to find that, at the time of or as a result of any transfer by such Seller of Contracts to the Trust Depositor, (i) (A) the Seller entered into such transaction with the intent of hindering, delaying or defrauding creditors or (B) the Seller received less than a reasonably equivalent value or fair consideration as a result of such transfer and (ii) the Seller (A) was insolvent or would be rendered insolvent by such transfer, (B) was engaged in a business or transaction for which its assets constituted unreasonably small capital after such transfer or (C) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay as the obligations under such indebtedness matured (as the foregoing terms are defined in or interpreted under the relevant fraudulent conveyance statutes), such court could invalidate such transfer to the Trust Depositor or to the Trust, or substantively consolidate the Trust Depositor, the Trust and the Seller, or subordinate the rights of the Noteholders to the rights of unsecured creditors of the Seller, or take other actions that would be adverse to the Noteholders.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, an entity would be considered insolvent if the fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities) or the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and matured. The Seller believes that it is entering into these transactions (including the transfers of Contracts pursuant to the Transfer and Sale Agreement) for proper purposes and in good faith and that the purchase price for the Contracts identified in the Transfer and Sale Agreement will represent reasonably equivalent value or fair consideration for the transfers of such Contracts by the Seller to the Trust Depositor.

     The Trust Depositor will receive, on the Closing Date, a certificate from the Seller to the effect that (i) the Seller did not intend, in entering into the Transfer and Sale Agreement and consummating the transactions contemplated thereby, to hinder, delay or defraud either then present or future creditors or any other person to which such Seller was or would thereafter become, as of or after the consummation of such transactions, indebted and (ii) the purchase price for the Contracts sold under the Transfer and Sale Agreement represented reasonably equivalent value or fair consideration as a result of the transfers of such Contracts to the Trust Depositor. There can be no assurance, however, that a court would reach the same conclusion.

     No law firm will, in connection with any offering of the Notes, express any opinion as to federal or state laws relating to fraudulent transfers.

     Certain states have adopted a version of Article 2A of the UCC ("ARTICLE 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "UNCONSCIONABLE" lease or "UNCONSCIONABLE" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "CONSUMER LEASES" and leases where the lessee is a "MERCHANT LESSEE". However, in the Transfer and Sale Agreement, the Seller will represent that (i) no Contract is a "CONSUMER LEASE" and (ii) each Obligor has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified Newcourt of any defects therein. Article 2A, moreover, recognizes typical commercial lease "HELL OR HIGH WATER" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context wide degree of latitude to vary provisions of the law.

     VENDOR LOANS AND VENDOR RECOURSE CONTRACTS. The Vendor Loans are, by their terms, payable solely from the proceeds of the Secondary Contracts securing such Vendor Loans, and do not generally represent obligations of the Vendor (except that Secondary Contracts may be covered by such Vendor's UNL Pool or other forms of Vendor recourse). Consequently, Noteholders must rely solely upon the Secondary Contracts and any other Applicable Security, if any, for the payment of principal of, and interest on, the related Vendor Loans. As noted above, any Secondary Contract which is a "TRUE LEASE" originated by a Vendor will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee if not a "TRUE SALE". Upon any such rejection, Scheduled Payments under such rejected Secondary Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contract, and security interests in the related Equipment, are insufficient to cover the losses. Further, as noted under above, a tax or government



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lien on the property of the pledging Vendor arising before a Secondary Contract came into existence may have priority over the Seller's (and hence its assignee's) interest in such Secondary Contract.

     Certain Vendor Assignments and certain Program Agreements provide that the Seller has recourse to the related Vendor for all or a portion of the losses the Seller may incur as a result of a default under the End-User Contracts sold under such Vendor Assignment or Program Agreement. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor as debtor in possession might attempt to characterize sales to the Seller pursuant to such Vendor Assignments or Program Agreements as loans to the Vendor from the Seller secured by the Contracts sold thereunder. If such an attempt is successful, such Vendor Assignment or Program Agreement would be subject to the risks described herein for Vendor Loans. In such case the Contracts sold under such Vendor Assignment or Program Agreement would constitute Secondary Contracts under the recharacterized Vendor Assignment or Program Agreement.


                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general and brief discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The discussion that follows, and the opinion described below of Winston & Strawn, special tax counsel to the Trust Depositor ("TAX COUNSEL"), are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service ("IRS") rulings on comparable transactions or instruments to those described herein. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Noteholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Noteholders in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations, and persons who hold the Notes as part of a straddle, hedging, or conversion transaction). The discussion is generally directed to prospective purchasers who purchase Notes at the time of original issue at their original issue price, who are citizens or residents of the United States, and who hold the Notes as "CAPITAL ASSETS" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

CLASSIFICATION OF THE NOTES AND THE ISSUER

     The Trust and the Noteholders (by acceptance of a beneficial interest in a Note) will agree to treat the Notes as indebtedness for all United States tax purposes. In connection with the issuance of the Notes, Tax Counsel will deliver its opinion that, for federal income tax purposes, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling, or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, (i) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (ii) the Notes will be treated as indebtedness. In rendering these opinions, Tax Counsel has assumed that the terms of the Trust Agreement, the Indenture, the Transfer and Sale Agreement and the Pooling and Servicing Agreement will be complied with by the relevant parties thereto, and that the Noteholders will comply with their obligation to treat the Notes as indebtedness for all United States tax purposes. An opinion of counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

     Although it is the opinion of Tax Counsel that the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Trust or the Notes will prevail. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in the Trust and the Trust might be classified as a publicly traded partnership taxable as a corporation. If the Trust were classified as a publicly traded partnership taxable as a corporation, the Trust would be subject to United States federal income tax on its net income. An imposition of such corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the Notes. Alternatively, if the Trust were classified as a partnership (other than a publicly traded partnership taxable as a corporation), the Trust itself would not be subject to United States federal income tax. Instead, holders of Notes that were determined to be equity interests in such partnership would be required to take into account their allocable share of the Trust's income and deductions. Such treatment may have adverse federal income tax consequences for certain Noteholders. For example, income to certain tax-exempt entities (including pension funds) may constitute "UNRELATED BUSINESS TAXABLE INCOME," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses, and income from the Trust's assets would be taxable to Noteholders without regard to whether cash distributions are actually made by the Trust or the Noteholders' method of tax accounting.

     The discussion that follows assumes that the Notes will be treated as indebtedness for federal income tax purposes.

TAXATION OF INTEREST INCOME TO NOTEHOLDERS

     Based upon Tax Counsel's interpretation of the definition of "QUALIFIED STATED INTEREST" and because it is expected that the stated principal amount of each class of Notes will not exceed the issue price of such Notes by an amount equal to or greater than the statutory, DE MINIMIS amount (I.E., 0.25% of each class of the Notes' stated principal amount multiplied by the weighted average maturity of each class of Notes), the stated interest on each class of Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Noteholder's general method of tax accounting.

DISPOSITION OF NOTES

     Generally, capital gain or loss will be recognized by a Noteholder on a sale or other taxable disposition of its Notes in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the Noteholder's adjusted tax basis in such Notes. A Noteholder's adjusted tax basis in a Note will generally equal his or her cost increased by any OID and market discount included in income with respect to the Note and decreased by any bond premium previously amortized and any payments previously received by such Noteholder with respect to the Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. For non-corporate taxpayers, capital gain recognized on the disposition of a Note held for more than one year is taxed at a maximum rate of 20%. Capital gain on the disposition of a Note held for not more than one year is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Noteholder (other than Noteholders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the Noteholder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Noteholder, and remit the withheld amounts to the IRS as a credit against the Noteholder's federal income tax liability.

CERTAIN TAX CONSEQUENCES TO FOREIGN INVESTORS

     Based upon Tax Counsel's opinion that the Notes will be treated as indebtedness for federal income tax purposes, the following information describes the general U.S. federal income tax treatment of investors that are not U.S. persons (each a "FOREIGN PERSON"). The term "FOREIGN PERSON" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or fiduciary the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "PORTFOLIO INTEREST" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 PERCENT SHAREHOLDER" of the Trust or the Trust Depositor or a "CONTROLLED FOREIGN CORPORATION" with respect to which the Trust or the Trust Depositor is a "RELATED PERSON" within the meaning of the Code, and
           (ii) provides an appropriate statement (Form W-8) to the Indenture Trustee or paying agent (generally the clearing agency, financial intermediary, or broker) that is signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the Foreign Person must provide the paying agent with Form 1001. This form is also effective for three years.

     (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, PROVIDED that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year. If an individual Foreign Person is present in the U.S. for 183 days or more during the taxable year, the gain on the disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

     (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement (Form 4224) is furnished to the paying agent) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. Form 4224 is effective for only one calendar year. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "EFFECTIVELY CONNECTED EARNINGS AND PROFITS" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.


CERTAIN STATE AND LOCAL TAX CONSEQUENCES

     Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of holding the Notes. ACCORDINGLY, PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF PURCHASING ANY NOTES.

                                 ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA PLANS") and prohibits certain transactions between ERISA Plans and persons who are "PARTIES IN INTEREST" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans or individual retirement accounts ("CODE PLANS," and together with ERISA Plans, "PLANS") and persons who are "DISQUALIFIED PERSONS" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in the Notes, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.

PROHIBITED TRANSACTIONS

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "PLAN ASSETS" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(1) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Trust Depositor, any of the Underwriters, the Servicer, the Indenture Trustee or the Owner Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the Notes by, on behalf of or with "PLAN ASSETS" of such Plan may be considered to give rise to a "PROHIBITED TRANSACTION" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     The Notes may not be purchased with the assets of a Plan if the Trust Depositor, any of the Underwriters, the Seller, the Servicer, the Indenture Trustee, or the Owner Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan or (c) is an employer of employees covered under the Plan unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes - for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "IN-HOUSE ASSET MANAGER;" PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "QUALIFIED PROFESSIONAL ASSET MANAGER." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

     Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the Notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of doing so.


                                 PLAN OF DISTRIBUTION

GENERAL

     Subject to the terms and conditions set forth in an underwriting agreement dated October 30, 1998 for the sale of the Notes, the Trust Depositor has agreed to sell to First Union Capital Markets, a division of Wheat First Securities, Inc., and the other underwriters listed on the cover of this Prospectus (the "Underwriters") and the Underwriters have separately agreed to purchase from the Trust Depositor, the principal amount of the Notes set forth opposite each of their names below:


                                                                                      Aggregate Principal Amount
                                                                                            to be Purchased
                                                                                   --------------------------------
                                                                           Class A-1 Receivable-Backed Notes, Series 1998-1
                                                                           ------------------------------------------------
 First Union Capital Markets                                                                $178,248,914
 NationsBanc Montgomery Securities LLC                                                      $ 71,299,566
 Merrill Lynch, Pierce, Fenner & Smith Incorporated                                         $ 53,474,674
 Salomon Smith Barney Inc.                                                                  $ 53,474,674


                                                                                      Aggregate Principal Amount
                                                                                            to be Purchased
                                                                           Class A-2 Receivable-Backed Notes, Series 1998-1
                                                                           ------------------------------------------------
 First Union Capital Markets                                                                $ 45,552,501
 NationsBanc Montgomery Securities LLC                                                      $ 26,030,000
 Chase Securities Inc.                                                                      $ 19,522,500
 Merrill Lynch, Pierce, Fenner & Smith Incorporated                                         $ 19,522,500
 Salomon Smith Barney Inc.                                                                  $ 19,522,500

                                                                                      Aggregate Principal Amount
                                                                                            to be Purchased
                                                                                   --------------------------------
                                                                           Class A-3 Receivable-Backed Notes, Series 1998-1
                                                                           ------------------------------------------------
 First Union Capital Markets                                                                $156,462,935
 NationsBanc Montgomery Securities LLC                                                      $ 89,407,392
 Chase Securities Inc.                                                                      $ 67,055,544
 Merrill Lynch, Pierce, Fenner & Smith Incorporated                                         $ 67,055,544
 Salomon Smith Barney Inc.                                                                  $ 67,055,544

                                                                                      Aggregate Principal Amount
                                                                                            to be Purchased
                                                                                   --------------------------------
                                                                           Class A-4 Receivable-Backed Notes, Series 1998-1
                                                                           ------------------------------------------------
 First Union Capital Markets                                                                $ 35,649,783
 NationsBanc Montgomery Securities LLC                                                      $ 20,371,305
 Chase Securities Inc.                                                                      $ 15,278,478
 Merrill Lynch, Pierce, Fenner & Smith Incorporated                                         $ 15,278,478
 Salomon Smith Barney Inc.                                                                  $ 15,278,478

                                                                                      Aggregate Principal Amount
                                                                                            to be Purchased
                                                                                   --------------------------------
                                                                            Class B Receivable-Backed Notes, Series 1998-1
                                                                            ----------------------------------------------
 First Union Capital Markets                                                                $ 42,440,218


                                                                                      Aggregate Principal Amount
                                                                                            to be Purchased
                                                                                   --------------------------------
                                                                            Class C Receivable-Backed Notes, Series 1998-1
                                                                            ----------------------------------------------
 First Union Capital Markets                                                                $ 22,634,783



     In the underwriting agreement, the Class A Underwriters and the Class B and Class C Underwriter respectively have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of such Notes are purchased.

     The Class A Underwriters have advised the Issuer that the Class A Underwriters propose initially to offer the Class A Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of 0.075% of the initial principal amount of the Class A-1 Notes, 0.091% of the initial principal amount of the Class A-2 Notes, 0.111% of the initial principal amount of the Class A-3
Notes and 0.141% of the initial principal amount of the Class A-4 Notes. The Class A Underwriters may allow and such dealers may reallow a concession not in excess of 0.0375% of the initial principal amount of the Class A-1 Notes, 0.0455% of the initial principal amount of the Class A-2 Notes, 0.0555% of the initial principal amount of the Class A-3 Notes and 0.0705% of the initial
principal amount of the Class A-4 Notes.   After the initial public offering,
the public offering price and such concessions may be changed.



     The Class B and Class C Underwriter has advised the Issuer that the Class B and Class C Underwriter proposes initially to offer the Class B and the Class C Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of 0.1800% and 0.2400% of the initial principal amount of the Class B Notes and Class C Notes, respectively. The Class B and Class C Underwriter may allow and such dealers may reallow a concession not in excess of 0.0900% of the initial principal amount of the Class B Notes and 0.1200% of the initial principal amount of the Class C Notes.


     The Underwriting Agreement provides that Newcourt, Newcourt USA and the Trust Depositor, jointly and severally, will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the respective Underwriters may be required to make in respect thereof.

     First Union Capital Markets is the Administrator of VFCC, a special purpose company the business of which is limited, generally, to the purchase of, or the making of loans against receivables or interests in financial assets. The Seller has previously sold certain lease and finance contracts to the Trust Depositor which has resold them (or interests therein) to VFCC. It is expected that these contracts will be repurchased from VFCC by the Trust Depositor and from the Trust Depositor by the Seller simultaneously with (and with the proceeds of) the issuance of the Notes and the Subordinated Securities contemplated hereby and that certain of such contracts will be included in the Contract Portfolio. See "USE OF PROCEEDS." In addition, an affiliate of First Union Capital Markets provides liquidity and enhancement to VFCC in connection with its funding obligations of such contracts. VFCC is not affiliated with First Union Corporation, First Union Capital Markets or any of their respective affiliates.

     In the ordinary course of its business, the Underwriters and their affiliates have engaged and may engage in commercial banking and investment banking transactions with Newcourt USA and its affiliates, including the Trust Depositor.

                                 RATING OF THE NOTES

     It is a condition to the issuance of the Notes that the Class A-1 Notes be rated at least "A-1+", "P-1" and "D-1+" , that the Class A-2 Notes be rated at least "AAA", "AAA" and "AAA" , that the Class A-3 Notes be rated at least "AAA", "AAA" and "AAA", that the Class A-4 Notes be rated at least "AAA", "AAA" and "AAA", that the Class B Notes be rated at least "A", "A2" and "A+", and that the Class C Notes be rated at least "BBB", "BAA3" and "BBB", by Standard & Poor's, Moody's Investors Service and Duff & Phelps Credit Rating Co., respectively.

     Such rating will reflect only the views of the Rating Agency and will be based primarily on the subordination of the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and the Subordinated Securities (in the case of the Class A-1 Notes), the subordination of the Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and the Subordinated Securities (in the case of the Class A-2 Notes), the subordination of the Class A-4 Notes, Class B Notes, Class C Notes and the Subordinated Securities (in the case of the Class A-3 Notes), the subordination of the Class B Notes, Class C Notes and the Subordinated Securities (in the case of the Class A-4 Notes), the subordination of the Class C Notes and the Subordinated Securities (in the case of the Class B Notes) and the subordination of the Subordinated Securities (in the case of the Class C Notes), as well as the value and creditworthiness of the Contracts and Equipment. The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of Prepayments that may be experienced on the Contracts and, therefore, does not address the effect of the rate of Prepayments on the return of principal to the Noteholders.


                                    LEGAL MATTERS

     Certain legal matters relating to the Notes, including certain federal income tax matters, as well as other matters, will be passed upon for the Trust, the Trust Depositor, the Seller/Servicer and the Administrator by Winston & Strawn, Chicago, Illinois. Certain legal matters for the Underwriters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York.


                                       EXPERTS

     The Balance Sheet of the Trust at October 1, 1998 appearing in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein.

                      NEWCOURT EQUIPMENT TRUST SECURITIES 1998-1
                         BALANCE SHEET AS OF OCTOBER 1, 1998


Assets -- Cash                             $0
Beneficial Equity                          $0
Liabilities                                $0


                              NOTES TO THE BALANCE SHEET


Newcourt Equipment Trust Securities 1998-1 (the "Trust") is a limited purpose business trust established under the laws of the State of Delaware and was formed on August 13, 1998 by Newcourt Receivables Corporation II (the "Trust Depositor") and The Bank of New York (Delaware) (the "Owner Trustee") pursuant to the Trust Agreement dated as of August 13, 1998 (as amended and restated, the "Trust Agreement") between the Trust Depositor and the Owner Trustee. The activities of the Trust are limited by the terms of the Trust Agreement to acquiring, owning and managing lease and loan contracts and related assets, issuing and making payments on notes and subordinate securities and other activities related thereto. Prior to and including October 1, 1998, the Trust did not conduct any activities.


The Trust Depositor will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust). The Trust Depositor has also agreed to indemnify the Trustees and certain other persons.

                            REPORT OF INDEPENDENT AUDITORS


To the Trustee of
Newcourt Equipment Trust Securities 1998-1

We have audited the accompanying balance sheet of Newcourt Equipment Trust Securities 1998-1 (the "Trust"), as of October 1, 1998. This balance sheet is the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust at October 1, 1998 in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP



New York, New York
October 15, 1998

                                    INDEX OF TERMS

                                                                         Page(s)
                                                                         -------
ADCB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17, 65
Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13, 64
Additional Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . .10, 48
Additional Contract Cutoff Date. . . . . . . . . . . . . . . . . . . . . . . . 5
Additional Principal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Adjusted Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Administration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
Administrator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .76
Aggregate Discounted Contract Balance. . . . . . . . . . . . . . . . . . .17, 65
Aggregate Principal Amount . . . . . . . . . . . . . . . . . . . . . . . . . .65
Article 2A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28, 99
Available Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .70
Bankruptcy Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26, 97
Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Calculation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Cede . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Cedel Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 7, 80
Class A Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 6, 66
Class A Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Class A Target Principal Amount. . . . . . . . . . . . . . . . . . . . . . . .67
Class A-1 Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class A-1 Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
Class A-1 Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class A-1 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3, 6
Class A-1 Notes Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . .17
Class A-1 Principal Payment Amount . . . . . . . . . . . . . . . . . . . . . .66
Class A-2 Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class A-2 Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
Class A-2 Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class A-2 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 6
Class A-2 Notes Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . .17
Class A-2 Principal Payment Amount . . . . . . . . . . . . . . . . . . . . . .66
Class A-3 Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class A-3 Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . .13, 14
Class A-3 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 6
Class A-3 Notes Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . .17
Class A-3 Principal Payment Amount . . . . . . . . . . . . . . . . . . . . . .66
Class A-4 Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class A-4 Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class A-4 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Class A-4 Notes Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . .17
Class A-4 Principal Payment Amount . . . . . . . . . . . . . . . . . . . . . .66
Class B Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class B Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
Class B Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . .13, 90
Class B Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 6
Class B Notes Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . .17
Class B Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Class B Principal Payment Amount . . . . . . . . . . . . . . . . . . . . . . .66
Class B Target Principal Amount. . . . . . . . . . . . . . . . . . . . . . . .67
Class C Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class C Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
Class C Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class C Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 6
Class C Notes Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . .17


                                         112
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Class C Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Class C Principal Payment Amount . . . . . . . . . . . . . . . . . . . . . . .66
Class D Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class D Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Class D Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 79
Class D Notes Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . .17
Class D Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Class D Principal Payment Amount . . . . . . . . . . . . . . . . . . . . . . .67
Class E Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Class E Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Class E Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 79
Class E Notes Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . .17
Class E Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Class E Principal Payment Amount . . . . . . . . . . . . . . . . . . . . . . .67
Cleanup Call Condition . . . . . . . . . . . . . . . . . . . . . . . . . .17, 76
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Code Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . .12, 73
Collection Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Conditional Payment Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .48
Contract Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Contracts Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Cooperative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
CPR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
CSA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Cutoff Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Defaulted Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
Definitive Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
Depositaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
Depository . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
Discount Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18, 82
Discounted Contract Balance. . . . . . . . . . . . . . . . . . . . . . . .17, 68
Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .76
Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3, 6
DTC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Early Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Early Termination Contract . . . . . . . . . . . . . . . . . . . . . . . . . .10
Eligible Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . .82, 83
Eligible Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
Eligible Secondary Contract. . . . . . . . . . . . . . . . . . . . . . . . . .83
Eligible Secondary Contracts . . . . . . . . . . . . . . . . . . . . . . . . .83
End-User . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 83
End-User Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 44
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
ERISA Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
Euroclear. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Euroclear Operator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
Euroclear Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Excess Concentration Amount. . . . . . . . . . . . . . . . . . . . . . . . . .84
Excess Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84

                                         113
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Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Excluded Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Excluded Residual Investment . . . . . . . . . . . . . . . . . . . . . . . . .47
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
Financed Items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 45
Financing Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
Guaranteed Residual Investment . . . . . . . . . . . . . . . . . . . . . . . .47
Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 6
Indenture Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 5
Indirect Participants. . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
Ineligible Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
Initial Class A-1 Note Principal Balance . . . . . . . . . . . . . . . . . . . 6
Initial Class A-2 Note Principal Balance . . . . . . . . . . . . . . . . . . . 6
Initial Class A-3 Note Principal Balance . . . . . . . . . . . . . . . . . . . 6
Initial Class A-4 Note Principal Balance . . . . . . . . . . . . . . . . . . . 6
Initial Class B Note Principal Balance . . . . . . . . . . . . . . . . . . . . 6
Initial Class C Note Principal Balance . . . . . . . . . . . . . . . . . . . . 6
Initial Class D Note Principal Balance . . . . . . . . . . . . . . . . . . . . 7
Initial Class E Note Principal Balance . . . . . . . . . . . . . . . . . . . . 7
Initial Cutoff Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 5
Insolvency Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Insolvency Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
Investment company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
IPA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3, 5
Late Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Lessor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Minimum Value Filing Exception . . . . . . . . . . . . . . . . . . . . . . . .24
MLA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
MLA Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Monthly Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .76
Newcourt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3, 5
Newcourt Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Newcourt USA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 5
Note Owners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 6
NRC II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Obligor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12, 83
Operative Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
Optional Prepayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
Owner Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3, 5
Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
Permitted Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
Prepaid Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
Prepayment Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
Principal Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
Program Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Program Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28

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PTCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
Qualified Institution. . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
Rating Agencies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Recoveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Required Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Reserve Fund Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
Reserve Fund Initial Deposit . . . . . . . . . . . . . . . . . . . . . . . . .13
Residual Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
S&P. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Sale and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 2
Scheduled Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .18, 68
Secondary Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Secured Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 44
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 5
Service Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 5
Servicer Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19, 85
Servicer Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 12, 44
Servicing Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19, 75
Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . .75
Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Software . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 12, 44
Statistic Calculation Date . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Statistical Discount Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Subject Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
Subordinated Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Subordinated Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 79
Subordinated Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .2, 7
Substitute Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . .10, 48
Substitute Contract Cutoff Date. . . . . . . . . . . . . . . . . . . . . . . . 5
Tax Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Termination Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
Terms and Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
TIA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .92
Title Registry Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Total Principal Payment Amount . . . . . . . . . . . . . . . . . . . . . . . .68
Transfer and Sale Agreement. . . . . . . . . . . . . . . . . . . . . . 2, 30, 80
Transfer Deposit Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . .83
Transferred Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
Transferred Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Transferred Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
True Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3, 5
Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Trust Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 7
Trust Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
Trust Depositor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3, 5
Trust Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .80
Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
UCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
Underwriter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103


                                         115

Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
UNL Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Vendor Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Vendor Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Vendor Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 45
Vendors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12, 45
VFCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Warranty Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11, 84

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    NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR
TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO
SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES TO ANY PERSON IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                           --------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................    4
SUMMARY OF TERMS..........................................................    5
RISK FACTORS..............................................................   22
USE OF PROCEEDS...........................................................   30
THE TRUST.................................................................   30
THE CONTRACT POOL.........................................................   31
THE CONTRACTS.............................................................   42
PREPAYMENT AND YIELD CONSIDERATIONS.......................................   49
NEWCOURT CREDIT GROUP INC., NEWCOURT FINANCIAL USA INC and AT&T CAPITAL
  CORPORATION.............................................................   59
THE TRUST DEPOSITOR.......................................................   63
DESCRIPTION OF THE NOTES..................................................   65
THE SUBORDINATED NOTES....................................................   82
THE CERTIFICATE...........................................................   82
CERTAIN OTHER MATTERS REGARDING THE SERVICER..............................   88
CERTAIN LEGAL ASPECTS OF THE CONTRACTS....................................   96
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................  103
ERISA CONSIDERATIONS......................................................  105
PLAN OF DISTRIBUTION......................................................  106
RATING OF THE NOTES.......................................................  108
LEGAL MATTERS.............................................................  109



    UNTIL JANUARY 31, 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT OR SUBSCRIPTIONS.


                               NEWCOURT EQUIPMENT
                            TRUST SECURITIES 1998-1

                              NEWCOURT RECEIVABLES
                                 CORPORATION II
                             ---------------------

                                   PROSPECTUS

                             ---------------------


                       UNDERWRITERS OF THE CLASS A NOTES


                          FIRST UNION CAPITAL MARKETS


                     NATIONSBANC MONTGOMERY SECURITIES LLC



                             CHASE SECURITIES INC.



                              MERRILL LYNCH & CO.



                              SALOMON SMITH BARNEY



               UNDERWRITER OF THE CLASS B NOTES AND CLASS C NOTES



                          FIRST UNION CAPITAL MARKETS



                                OCTOBER 30, 1998


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